   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998


                                                      REGISTRATION NO. 333-67191

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                       PREFERRED EMPLOYERS HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                DELAWARE                                    6411                                   65-0698779
       (State or jurisdiction of                (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            10800 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33161
                                 (305) 893-4040

                                                  (Name, address and telephone number
                                                         of agent for service)
     (Address and telephone number       COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS
    of principal executive offices)          SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:
          WILLIAM R. DRESBACK                           DONALD J. BEZAHLER, ESQ.
  PREFERRED EMPLOYERS HOLDINGS, INC.                    JONATHAN J. RUSSO, ESQ.
       10800 BISCAYNE BOULEVARD                          BAER MARKS & UPHAM LLP
         MIAMI, FLORIDA 33161                               805 THIRD AVENUE
            (305) 893-4040                              NEW YORK, NEW YORK 10022
                                                             (212) 702-5700

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                  REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE
Common Stock, $.01 par value......................     517, 085 (1)         $7.50 (2)       $3,878,137.50 (2)       $1,079 (3)
Common Stock, $.01 par value......................   1,524,356 (4)(5)       $8.94 (6)       $13,627,742.64 (6)      $4,021 (7)



(1) This Registration Statement (No. 333-67191) includes the registration of 517,085 shares of the Company's common stock. The Registrant previously registered 1,524,356 shares of the Company's common stock pursuant to a Registration Statement on Form SB-2 (No. 333-60087), which was declared effective on August 7, 1998. Pursuant to Rule 429(b) of the Securities Act, the prospectus filed herewith includes the 517,085 shares being registered pursuant to this Registration Statement (No. 333-67191) and the 1,524,356 shares registered previously under Registration Statement (No. 333-60087) (the "Previous Registration Statement"), that are being carried forward.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale price of the Company's common stock on November 9, 1998.



(3) The amount of the registration fee of $1,079 pertains to the 517,085 shares of the Company's common stock being registered pursuant to this Registration Statement (No. 333-67191). The registration fee was paid by the Registrant in connection with the initial filing of this Registration Statement on November 12, 1998. The amount does not include the registration fee of $4,021 paid by the Registrant in connection with the registration of 1,524,356 shares of the Company's common stock pursuant to the Previous Registration Statement which is being carried forward pursuant to Rule 429(b).



(4) Includes the registration of all of the shares of the Company's common stock issuable upon (a) the conversion of, or otherwise in respect to, the Company's 7% convertible subordinated promissory notes due 2003 (collectively, the "Notes") issued in a private placement in May 1998 and
    (b) the exercise of warrants (collectively, the "Warrants") to purchase an aggregate of 348,800 shares of common stock. Estimated solely for purposes of calculating the registration fee and assumes that all of the outstanding principal with respect to the Notes ($10,580,000 as of December 17, 1998) was converted into shares of common stock on December 17, 1998, based on a conversion price of $9.00 per share.



(5) Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of the Company's common stock registered pursuant to the Previous Registration Statement include an indeterminate number of additional shares of common stock which may be issued upon the occurrence of certain events in accordance with the applicable terms and provisions relating to the Notes and the Warrants, including stock splits, stock dividends and similar transactions and anti-dilution adjustments.



(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale price of the common stock on the Nasdaq SmallCap Market on July 24, 1998.



(7) The amount of the registration fee of $4,021 was paid by the Registrant on July 29, 1998 in connection with the initial filing of the Previous Registration Statement.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                2,041,441 SHARES


                       PREFERRED EMPLOYERS HOLDINGS, INC.

                                  COMMON STOCK

                               ------------------


    Securityholders of Preferred identified herein may offer and sell up to 2,041,441 shares of Preferred's common stock under this prospectus. 517,085 shares of common stock are issued and outstanding, and 1,524,356 of these shares of common stock are issuable upon (i) the conversion of our 7% convertible subordinated promissory notes due May 2003 and (ii) the exercise of warrants to purchase 348,800 shares of Preferred's common stock. The securityholders may offer and sell these shares at any time, in one or more transactions, and at any price. Preferred will not receive any of the proceeds from the sale of these shares but we would receive approximately $2.9 million in gross cash proceeds if all of the warrants relating to 348,800 shares offered under this prospectus were exercised in full.



    The Nasdaq SmallCap Market lists Preferred's common stock under the symbol "PEGI." On December 15, 1998, the last sale price of Preferred's common stock was $8.75 per share.


    INVESTING IN PREFERRED'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


               The date of this prospectus is December   , 1998.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Prospectus Summary.........................................................................................           1
Risk Factors...............................................................................................           5
Use of Proceeds............................................................................................          12
Market for Common Equity and Related Stockholder Matters...................................................          13
Management's Discussion and Analysis of Financial Condition and
Results of Operations......................................................................................          14
Business...................................................................................................          22
Management.................................................................................................          32
Security Ownership of Certain Beneficial Owners and Management.............................................          37
Certain Relationships and Related Transactions.............................................................          38
Selling Securityholders....................................................................................          39
Description of Securities..................................................................................          44
Plan of Distribution.......................................................................................          45
Legal Matters..............................................................................................          45
Experts....................................................................................................          46
Available Information......................................................................................          46
Index to Financial Statements..............................................................................         F-1


                            ------------------------

Our principal executive offices are located at 10800 Biscayne Boulevard, Miami, Florida 33161, and our telephone number is (305) 893-4040.

                            ------------------------

    This prospectus includes forward-looking statements, including statements regarding, among other things:

    - our anticipated growth strategies, and

    - our intention to introduce new products.

    We have based these forward-looking statements largely on our expectations. Forward-looking statements are subject to a number of risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in "Risk Factors" including, among other things: (1) circumstances which could affect the writing of workers' compensation, liability and property insurance, (2) economic, business and competitive conditions in the insurance industry and the economy in general and innovations of new insurance products, (3) the enactment of new regulations and laws, and the amendment of existing regulations and laws which could affect our business, (4) changes in our business strategy or development plans, and (5) our ability to obtain sufficient financing.

    We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of the risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not occur.

                            ------------------------

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON STOCK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS (AND THE FINANCIAL STATEMENTS CONTAINED IN THE PROSPECTUS). UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION CONCERNING US HAS BEEN RESTATED TO ACCOUNT FOR THE AUGUST 1998 "POOLING OF INTERESTS" MERGER OF NATIONAL EXPLORERS AND TRAVELERS HEALTHCARE, INC. ("NET HEALTHCARE") WITH US.

                                  THE COMPANY

    We engage in the following activities:

    - we sell, on behalf of others, business insurance, including workers' compensation, property, liability, casualty, and other types of coverage, and we provide risk management services, including cost containment, safety management and claims management services, designed for segments of the franchise industry (particularly fast food restaurants, family-style restaurants and convenience stores),

    - we provide reinsurance for certain workers' compensation and employer's liability insurance policies we sell, and

    - we provide temporary registered nurses and other professional medical personnel primarily to client hospitals.

    INSURANCE. The insurance products sold by us are designed to provide clients with substantial cost savings and reduce the time otherwise spent in managing insurance needs and related costs. We offer clients competitive rates and provide risk management services, including cost containment, safety management and claims management programs. We believe that our innovative approach to cost containment helps clients achieve lower claims costs.

    REINSURANCE. In 1997, we began operating as a reinsurer for certain workers' compensation and employer's liability insurance policies sold by us. Although we assume risks associated with being a reinsurer, our reinsurance agreement (i) limits our liability for losses and certain expenses to the first $300,000 per occurrence and (ii) limits our total liability for all coverage to a maximum of 70% of the total premiums written for each underwriting year.

    EMPLOYEE STAFFING. In March and August of 1998, we acquired businesses which provide temporary registered nurses and other professional medical personnel mainly to client hospitals. Our travel nurses serve clients for periods ranging from 8 to 52 weeks and function essentially as permanent hospital staff, rather than short-term, supplemental staff. We believe that the ability of travel nurses to function as permanent staff improves the continuity and consistency of patient care and reduces our clients' overall administration, orientation and supervisory requirements relating to permanent staff, as well as reducing turnover of their temporary staff.

    STRATEGY. We believe that substantial opportunities for growth include leveraging our capabilities and expertise in workers' compensation and risk management. In particular, we believe that by combining our existing expertise in insurance matters with strategic acquisitions of employee staffing businesses we can reduce the operating expenses typically associated with these operations and increase the products we offer to our existing clients and staffing employees.

    Our current strategy for growth includes:

    - continuing to capitalize on our business of selling business insurance and providing risk management services to franchise and related companies;

    - making selective acquisitions of employee staffing operations;

    - growing our existing insurance business by offering workers' compensation and other business insurance products, along with risk management services, to select industries; and

    - focusing our employee staffing operations on specific industry segments without regard to geographic boundaries.

                                  THE OFFERING


    Securityholders may offer and sell up to 2,041,441 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of these shares. However, we would receive approximately $2.9 million in gross cash proceeds if all of the warrants relating to 348,800 shares offered under this prospectus were exercised in full with cash. See "Use of Proceeds" and "Selling Securityholders."


                                  RISK FACTORS

    Investing in our common stock involves certain risks. You should consider the information under the caption "Risk Factors" beginning on page 5 of this prospectus in deciding whether to purchase the common stock offered under this prospectus.

                             SUMMARY FINANCIAL DATA


    The following summary financial data as of and for the years ended December 31, 1997 and 1996, and as of and for the nine months ended September 30, 1998 and 1997 is based upon our consolidated financial statements included elsewhere in this prospectus. This summary data gives retroactive effect to the consummation in August 1998 of the merger between NET Healthcare and us. Our consolidated financial statements for applicable periods prior to the merger have been restated to include the operations of NET Healthcare. We have prepared our consolidated financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and our consolidated financial statements.

                                                                        YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------------------------
                                                                    1997                         1996
                                                        ----------------------------  ---------------------------

                                                         PREVIOUSLY                    PREVIOUSLY
                                                          REPORTED       RESTATED       REPORTED       RESTATED
                                                        -------------  -------------  -------------  ------------
OPERATING DATA:
Total revenues........................................  $  15,999,112  $  27,593,412  $   3,341,130  $  5,955,097
Net income (loss)--basic..............................  $   1,209,418  $     609,958  $     104,266  ($   520,447)
Net income (loss)--diluted............................  $   1,209,418  $     609,958  $     104,266  ($   520,447)
Net basic earnings (loss) per share...................  $        0.27  $        0.12  $        0.03  ($      0.15)
Net diluted earnings (loss) per share.................  $        0.27  $        0.12  $        0.03  ($      0.15)

PRO FORMA DATA (1):
Pro forma net income (loss)--basic....................  $   1,209,418  $   1,069,274  $      65,375  ($   326,320)
Pro forma net income (loss)--diluted..................  $   1,209,418  $   1,069,274  $      65,375  ($   326,320)
Pro forma net basic earnings (loss) per share.........  $        0.27  $        0.21  $        0.02  ($      0.09)
Pro forma net diluted earnings (loss) per share.......  $        0.27  $        0.21  $        0.02  ($      0.09)

                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                      -------------------------------------------
                                                                          1998                   1997
                                                                      -------------  ----------------------------

                                                                                      PREVIOUSLY
                                                                                       REPORTED       RESTATED
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)
OPERATING DATA:
Total revenues......................................................  $  39,207,780  $  11,347,877  $  19,202,773
Net income--basic...................................................  $   1,547,318  $     874,580  $     271,367
Net income--diluted.................................................  $   1,622,696  $     874,580  $     271,367
Net basic earnings per share........................................  $        0.30  $        0.20  $        0.05
Net diluted earnings per share......................................  $        0.28  $        0.20  $        0.05

PRO FORMA DATA (1):
Pro forma net income--basic.........................................  $   1,222,857  $    --        $     658,770
Pro forma net income--diluted.......................................  $   1,298,235  $    --        $     658,770
Pro forma net basic earnings per share..............................  $        0.23  $    --        $        0.13
Pro forma net diluted earnings per share............................  $        0.22  $    --        $        0.13


------------------------


(1) The pro forma data included above assumes us and Net Healthcare filed income tax returns as C corporations for the periods presented. See Notes to our consolidated financial statements.

                                                                 AT SEPTEMBER 30,
                                                                       1998              AT DECEMBER 31, 1997
                                                               --------------------  ----------------------------
                                                                                      PREVIOUSLY
                                                                   (UNAUDITED)         REPORTED       RESTATED
                                                                                     -------------  -------------
BALANCE SHEET DATA:
Total assets.................................................     $   54,165,421     $  29,700,203  $  32,243,821
Total liabilities............................................     $   41,843,865     $  17,711,791  $  21,469,582
Net shareholders' equity.....................................     $   12,321,556     $  11,988,412  $  10,774,239

                                  RISK FACTORS

    THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. BEFORE PURCHASING THE COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

REINSURANCE LIABILITY

    We reinsure certain workers' compensation and employers' liability insurance policies sold by us and, as a result, assume risks associated with being a reinsurer, such as paying for claims. Our reinsurance operation has a contractual arrangement which generally limits our liability to the first $300,000 per occurrence (for losses and certain expenses) and limits our aggregate liability for all coverage to a maximum of 70% of the total premiums written for each underwriting year. However, liabilities incurred by our reinsurance operations could have a material adverse effect on us.

DEPENDENCE ON REINSURANCE BUSINESS; TERMINATION OF REINSURANCE AGREEMENT


    We derived approximately 34% of our revenues for the nine months ended September 30, 1998 and approximately 49% of our revenues for the year ended December 31, 1997 from our reinsurance business. Our reinsurance operations are subject to a reinsurance agreement with a group of insurance companies. Either party may terminate the reinsurance agreement by giving written notice 180 days before the beginning of any calendar quarter. Other events may also allow termination such as (i) if acts required by the reinsurance agreement are prohibited or rendered impossible or (ii) if either party becomes insolvent, suffers impairment of capital, files a petition for bankruptcy or is acquired or controlled by any other insurance company or organization. If the reinsurance agreement is terminated, then we will, in all likelihood, be materially and adversely affected.


UNDERWRITING AND LOSS CONTROL

    Our financial condition and results of operations depend in large part on our ability to correctly assess the risks associated with reinsuring the policies we sell. Failure to correctly assess risks could negatively impact our loss experience, increase the need for claims management and have a material adverse effect on us. To limit the risks associated with the reinsurance business, we use underwriting procedures that we believe are effective in assessing the risks associated with reinsurance coverage. We also seek to manage our risks through loss control efforts such as working directly with the insured to design safety programs and make recommendations that will decrease the frequency of claims. Inadequate underwriting and loss control procedures or analyses may cause increased incidents of claims that could materially and adversely affect us.

REGULATIONS

    INSURANCE. We must comply with regulations in various states in which we sell insurance. The regulations vary from state to state and may include, among others, licensing requirements, bonding requirements, and requirements governing the agreements with the insurance carriers for which we act as a general agent. In addition, significant penalties may be imposed for violations of applicable regulations and the states could change their regulations.

    State law, state legislatures and the political processes all impact upon workers' compensation coverage. Several states have mandated that employers receive coverage only from funds operated by the state and have enacted regulations that place onerous assessments on commercial insurers to subsidize state assigned risk programs. These state regulations generally prohibit commercial insurers from offering workers' compensation programs in such states and cause insureds to participate in state assigned risk programs or self-insure. As a result, we do not offer insurance in those states. In addition, other states could enact similar regulations that may prohibit us from selling insurance in that state. Accordingly, we could be materially and adversely affected by state regulations concerning workers' compensation coverage.

    REINSURANCE. Our reinsurance business is conducted through a registered Bermuda insurance company and is subject to the regulations and supervision of Bermuda. The applicable Bermudian statutes and regulations generally protect insureds and ceding insurance companies rather than stockholders. These statutes and regulations require our reinsurance subsidiary to maintain minimum levels of capital and surplus, prescribe solvency standards and impose restrictions on our investments. The statutes and regulations in effect restrict the ability of our reinsurance subsidiary to write new business or distribute funds to us. If Bermuda amended its capital reserve requirements to require additional reserves, then we may be required to provide significant amounts of capital to our reinsurance subsidiary, which could have a material adverse effect on us.

    Our reinsurance subsidiary is not registered or licensed as an insurance company in any jurisdiction in the United States. It conducts business through its offices in Bermuda. We believe that our reinsurance business is not generally subject to the insurance laws of any jurisdiction in the United States, except with respect to the status of our reinsurance subsidiary as a foreign insurer. We could incur fines and penalties or have restrictions imposed upon our business operations if the United States or a state challenged our insurance activities or our ability to conduct those activities from Bermuda.

    Ceding insurers in the United States remit premiums to our reinsurance subsidiary for its reinsurance. Each states' insurance laws impose specific requirements on insurers which seek to place reinsurance with a foreign insurer. The regulations, which vary from state to state, could include requiring a foreign insurer to (i) submit to jurisdiction in the United States, (ii) obtain approval from the state insurance regulators, or (iii) meet certain capital requirements. If we fail to comply with any applicable requirements, then premiums paid to us may be significantly reduced which could have a material adverse effect on us.

    The United States and many states have recently increased their scrutiny of the insurance and reinsurance regulatory framework, and many states have created employee class codes that distinguish fast food restaurants from other types of restaurants. We believe that workers' compensation insurance rates with respect to such class codes have not been similarly distinguished. In the future, it is possible that workers' compensation insurance rates could be distinguished based on class codes. This could have a material adverse effect on us.

    EMPLOYEE STAFFING. We conduct employee staffing business in 42 states, and are subject to regulation by various state agencies pertaining to a wide variety of employment-related laws. Many of these regulations were enacted prior to the emergence of the staffing industry and do not specifically address non-traditional employers.

    Many states do not explicitly regulate staffing providers, however, a number of states have passed laws that have licensing, registration or compliance requirements for staffing providers, and other states consider enacting similar regulations from time to time.

    Laws regulating the staffing industry vary from state to state, but generally provide for monitoring the fiscal responsibility of staffing providers. While we are currently qualified to conduct our staffing business in most states, there can be no assurance that we will be able to satisfy any new licensing requirements or other applicable regulations of any particular state. In addition, there can be no assurance that we will be able to renew our licenses in the states in which we currently operate upon the expiration of our licenses.

    Numerous Federal and state laws and regulations involving employment matters, benefit plans and taxes affect our operations. Many of these laws (such as the Employee Retirement Income Security Act and Federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as staffing providers, and do not have a uniform definition of "employer." Many of the states in which we operate have not addressed the staffing relationship for purposes of complying with applicable state laws governing the employer/employee relationship. In addition, from time to time, states have considered, and may in the future consider, imposing certain taxes on gross revenues or service fees of staffing companies. If these Federal or state laws are adopted or applied in a manner unfavorable to us, such adoption or application could have a material adverse effect on our results of operations and financial condition.

    It is not possible to predict the future impact of changing laws or regulations on our operations. Such changes could, however, have a material adverse effect on us.

DEPENDENCE ON INDEPENDENT INSURANCE BROKER/AGENTS; AVAILABILITY OF PRODUCTS AND
  SERVICES

    Our operations depend upon the successful marketing of products sold by us and our services through independent insurance broker/agents. We have tried to structure our programs to make them financially attractive for independent broker/agents, but we have no control over the independent broker/agents. As a result, they could choose not to offer our products or services, and instead offer products and services of our competitors. We would be materially adversely affected if these broker/agents fail to successfully sell our products and services.

    We custom design our workers' compensation insurance programs with nationally recognized carriers rated A or better by A.M. Best and we work with these carriers to establish competitive rates. In the future, we may be unable to offer our programs at competitive rates and our business could be materially adversely affected.

DEPENDENCE ON INVESTMENT INCOME

    We invest the premiums we receive from our reinsurance operations. The income derived from our investments is significant. The reinsurance business has inherent risks and we try to avoid increasing those risks by safeguarding our capital and avoiding speculative investments. Under our investment policy, we invest the premiums primarily in cash and fixed-income securities, although we have the right to invest a limited percentage in stock of public companies. As interest rates and stock prices fluctuate, our investments will fluctuate. Losses, both realized and unrealized, on these investments could have a material adverse effect on us. We maintain most of our cash in short-term, fixed income securities. The value of these securities may fluctuate depending on changes in prevailing interest rates. We generally do not hedge our cash investments against interest rate risk. As a result, changes in interest rates could result in a decrease in our investment income and have a material adverse effect on us.

RELIANCE UPON KEY PERSONNEL

    Our operations depend largely on the continued employment of Mr. Mel Harris, our Chairman of the Board, President and Chief Executive Officer. If Mr. Harris or other members of management or key personnel resign or otherwise leave us, our business and financial condition could be materially adversely affected.

POTENTIAL IMPACT OF HOLDING COMPANY STRUCTURE ON DIVIDENDS

    We conduct our operations through wholly-owned subsidiaries. We may need to rely on cash dividends and other payments from our subsidiaries to, among other things, pay creditors, maintain capital and meet other operating requirements. Regulations could prohibit, restrict or make unfavorable any needed payments from our subsidiaries. If we are unable to receive cash dividends or other funds from our subsidiaries, our operations may be materially and adversely affected.

COMPETITION

    The business insurance industry is highly competitive. We compete against other general agents, numerous large insurance companies, managed health care companies, state sponsored insurance pools, risk management consultants and unaffiliated broker/agents. Many of our competitors have significantly larger operations and greater financial, marketing, human and other resources. Competitive factors include product lines, premium rates, personalized service and effective cost containment measures. Some of our competitors may have an advantage over us because we do not offer the breadth of insurance products offered by them. As a result, we may not have the ability to maintain our competitive position due to (i) changes in the marketplace, (ii) competitors offering new products, (iii) loss of resources or
(iv) change in regulations.

INDUSTRY CYCLICALITY; POTENTIAL FLUCTUATIONS IN FINANCIAL RESULTS

    Historically, the financial results of companies in the insurance and employee staffing industries have fluctuated significantly. This could continue in the future. Our results of operations may fluctuate due to the following factors, among others:

    - competitive price pressures;

    - unpredictable developments in loss trends;

    - changes in loss reserves;

    - market acceptance of new products;

    - fluctuations in interest rates and other changes in investment markets which affect market prices of investments and income from such investments;

    - competitive conditions in the respective industries;

    - changes in operating expenses; and

    - changes in levels of general business activity and economic conditions.

    During the past year, we have experienced increased competitive pricing pressures in our workers' compensation insurance operations. If a large number of insureds declined to renew their policies, then our business and results of operations could be materially and adversely affected.

RISKS ASSOCIATED WITH GROWTH STRATEGY

    Our growth strategy includes growing internally and making selective acquisitions. If we cannot effectively or successfully implement our growth strategy, then our business, financial condition and results of operations could be materially and adversely affected. Risks associated with our growth strategy include, among others:

    - difficulty in combining the operations and personnel of an acquired company or business;

    - potential disruption of our ongoing business;

    - inability to successfully integrate acquired systems, programs and businesses into our operations;

    - failure to maintain uniform standards, controls and procedures; and

    - possible impairment of relationships with employees and insureds.

POSSIBLE LOSS OF QUALIFIED STATUS FOR CERTAIN TAX PURPOSES

    The Internal Revenue Service (the "IRS") has been generally examining the relationship among temporary staffing providers, their clients and staffing employees. Although we are not specifically under scrutiny, if the IRS determines that temporary staffing providers (such as us) are not "employers" of certain staffing employees for purposes of the Internal Revenue Code, then our
(i) 401(k) retirement plan's qualified tax status could be adversely affected, and (ii) "cafeteria plan" (which includes a flexible spending account allowing for the payment of certain health and dependent care coverages with pre-tax payroll dollars) and other health and fringe benefit plans may lose their favorable tax status.

    If we lose the qualified tax status of our 401(k) retirement plan, then the following could occur:

    - vested account balances of staffing employees could become taxable immediately to them;

    - distributions may not qualify for special tax treatment;

    - we may lose the tax deduction for our contributions to the 401(k) plan;

    - the plan trust could become a taxable trust; and

    - penalties could be assessed.

    In addition, if the cafeteria plan and the other health and fringe benefit plans are not considered to meet the requirements of the Internal Revenue Code, then the following could occur:

    - staffing employees may recognize income with respect to these benefits;
      and

    - clients may become liable for failure to (i) withhold income taxes and payroll taxes, (ii) pay social security taxes and (iii) report taxable income.


    The loss of our tax qualified status could increase the risks of client dissatisfaction and potential litigation, and our financial condition, results of operations and liquidity could be materially adversely affected.


    Finally, if we are required to report and pay employment taxes for the separate accounts of our clients rather than for our own account as a single employer, we could incur increased administrative burdens.

LIABILITY FOR STAFFING EMPLOYEE PAYROLL AND PAYROLL TAXES

    In providing our staffing services to clients, we have the obligation to pay the salaries, wages and related benefit costs and payroll taxes of our staffing employees. We pay the (i) salaries and wages for work performed by staffing employees and (ii) payroll withholding taxes, Federal and state unemployment taxes, and taxes due under the Federal Insurance Contributions Act (FICA). We are obligated to make these payments whether or not our clients make timely payment, or if our clients default in their payment, to us of staffing revenue owed to us. In the event of substantial client default, there can be no assurance that our ultimate liability for staffing employee payroll and related tax costs will not have a material adverse effect on our results of operations or financial condition.

AVAILABILITY OF QUALIFIED STAFFING PERSONNEL

    We compete with other staffing companies, as well as our clients and other employers, for qualified personnel. In addition, during any given year a number of our staffing employees may terminate employment with us in order to accept employment with our clients. In the future, we may encounter difficulty in recruiting sufficient staffing employees of the caliber that we are committed to provide to our customers.

    During periods of higher employment, we may incur increased expenses associated with recruiting qualified staffing employees. We believe there is a shortage of, and significant competition for, medical services professionals who possess the technical skills and expertise necessary to deliver our services and that such professionals are likely to remain a limited resource for the foreseeable future. An inability to attract and retain a sufficient number of additional qualified staffing employees to support our planned growth, or the loss of a significant number of qualified staffing employees, could adversely affect our operating results and business strategy.

STAFFING EMPLOYMENT RISKS

    Our staffing employees are typically employed in our clients' workplace. As a result, we have potential liability for any claims arising out of the services performed by our staffing employees, such as misuse of client information or theft of client property. In addition, we have potential liability for claims by our staffing employees of discrimination and harassment in the clients' workplace and other similar claims. Finally, we have potential liability for claims resulting from the violation of other employment-related laws and regulations, as well as violations of immigration laws.

    Because we estimate that we will employ more than 650 staffing employees during 1998, as well as more than 90 corporate employees, our exposure to employment-related claims may be significantly greater than comparably-sized employers in other industries. The failure of our employees to follow our policies and guidelines may result in negative publicity, injunctive relief or the payment by us of monetary damages or fines, which could have a material adverse effect on our operating results and financial condition.

WORKERS' COMPENSATION INSURANCE AND BENEFIT PLANS; UNEMPLOYMENT TAXES AND
  WORKERS' COMPENSATION RATES


    We maintain workers' compensation insurance and health benefit plans that cover our staffing employees. Certain of the health benefits we provide are self-insured by us. In addition, vendors with whom we have established relationships provide us with our health and workers' compensation contracts, which we believe are on favorable terms. While we believe that we can secure replacement contracts on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.


    Our claims experience determines, in part, health benefit premiums and costs, state unemployment taxes and workers' compensation rates, which comprise a significant portion of our direct costs. However, if we experience a large increase in claims activity, our unemployment taxes, health benefit premiums and costs, or workers' compensation insurance rates may increase. Our ability to incorporate these increases into the rates we charge clients may be limited by our contractual arrangements with clients, and therefore, a delay in incorporating the increases in our rates could result. The increases could have a material adverse effect on our financial condition or results of operations.

POTENTIAL MALPRACTICE LIABILITY AND INSURANCE


    We provide specialty medical services which entail an inherent risk of professional malpractice and other similar claims. We maintain insurance coverage that we believe is adequate both as to risk and amount. However, there can be no assurance that our actual future claims will not exceed the coverage amounts. If we experience a large claim on our professional malpractice insurance, the rates for such insurance may increase. Our ability to incorporate these increases into the rates we charge clients may be limited by contractual arrangements with clients, and therefore, a delay in incorporating the increases in our rates could result. The increases could have a material adverse effect on our financial condition or results of operations.


VOLATILITY OF COMMON STOCK

    The market price of our common stock recently has fluctuated significantly and may be affected by our operating results, securities analysts changing their estimates of our financial results, changes in our business, changes in the industries in which we conduct business, and general market and economic conditions. In addition, the stock markets have recently experienced extreme price and volume fluctuations. These fluctuations have affected stock prices of many companies without regard to their specific operating performance. The price of our common stock may fluctuate significantly in the future.

YEAR 2000 ISSUES


    Significant uncertainty exists regarding the impact of Year 2000 issues. These issues arise when computer systems do not properly recognize date sensitive information beyond December 31, 1999, thereby generating erroneous data or failing altogether. We have developed a plan with respect to evaluating and upgrading our core information technology systems so that they are Year 2000 compliant. In addition, we are in the process of developing a plan with respect to evaluating and upgrading our non-core information technology systems and other systems using embedded technology. We have not developed a "worst case" scenario with respect to Year 2000 issues. Although there can be no assurance until we complete our evaluations and upgrades, we believe that our computer equipment and software will function properly in all material respects with respect to dates in the Year 2000. However, third parties (including suppliers, vendors and creditors) that have relationships with us may experience significant Year 2000 issues. If we or third parties with which we have relationships were to cease or not successfully complete Year 2000 remediation efforts, we could encounter disruptions to our business. We believe that such disruptions would not have a material adverse effect on our business, financial position and results of operations. However, we could be materially and adversely impacted by widespread economic or financial market disruption, or by Year 2000 computer system failures of third parties, that may generally occur as a result of the Year 2000 problem. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


CONTROL BY PRINCIPAL STOCKHOLDER


    As of December 17, 1998, Mr. Mel Harris, our Chairman of the Board, President and Chief Executive Officer, may be deemed to beneficially own approximately 35.3% of our common stock, including 300,000 shares over which Mr. Harris has shared investment and voting power subject to a Share Escrow Agreement between us and Mr. Howard Odzer. Accordingly, Mr. Harris has the ability to effectively control our management and policies, including matters requiring stockholders' approval. Mr. Harris' interests may conflict with the interests of other stockholders. See "Security Ownership of Certain Beneficial Owners and Management."


POSSIBLE ISSUANCES OF OUR STOCK; ANTI-TAKEOVER PROVISIONS

    Our Board of Directors can authorize the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share, without stockholder approval. Any preferred stock issued may have rights superior to the rights of common stockholders such as (i) voting rights (including the right to vote as a series on particular matters), (ii) preferences as to dividends and liquidation, (iii) conversion and redemption rights, and (iv) sinking fund provisions. No preferred stock is currently outstanding and we do not have any current plans to issue preferred stock. However, the issuance of preferred stock could affect the rights of common stockholders and the value of the common stock if preferred stockholders have priority with respect to dividends, liquidation rights and redemption rights.

    Specific rights granted to preferred stockholders also could restrict our ability to merge with, or sell our assets to, a third party. The Board of Director's ability to issue preferred stock also could have the effect of delaying, deferring or preventing a change in our control. Certain provisions of Delaware law may also discourage third party attempts to acquire control of us.

EFFECT OF CONVERSION OF THE CONVERTIBLE SECURITIES


    In May 1998, we consummated a $10,580,000 private placement of 7% convertible subordinated notes due May 2003. The principal amount of the notes may be converted by the holders into common stock at any time prior to 2003 at a conversion price equal to $9.00 per share. Assuming that all of the noteholders converted all of the principal amount of the notes into common stock as of December 18, 1998, we would be obligated to issue a total of 1,175,556 shares of common stock. The conversion of the notes and the exercise of options, warrants, and similar rights to purchase shares of common stock could have a negative impact on the price of the common stock, which could be substantial.

                                USE OF PROCEEDS


    The selling securityholders will receive all of the proceeds from the sale of the common stock offered hereby. We will not receive any proceeds from the sale of the common stock offered hereby. However, we would receive approximately $2.9 million in gross cash proceeds if all of the warrants relating to 348,800 shares offered under this prospectus were exercised in full with cash. See "Selling Securityholders" and "Plan of Distribution."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION


    Our common stock is currently listed on the Nasdaq SmallCap Market under the trading symbol "PEGI." We first listed our common stock on the Nasdaq SmallCap Market in February 1997. During the period from February 1997 to August 1997, our common stock was also listed on the Boston Stock Exchange. The following table sets forth the high and low closing sale prices of our common stock as reported on the Nasdaq SmallCap Market and the Boston Stock Exchange for each calendar quarter commencing in February 1997 through December 15, 1998 (through August 1997 in the case of the Boston Stock Exchange).



                                                                                                       NASDAQ SMALLCAP
                                                                                                            MARKET
                                                                                                     CLOSING SALE PRICES
                                                                                                     --------------------
  YEAR                                              PERIOD                                             HIGH        LOW
---------  ----------------------------------------------------------------------------------------  ---------  ---------
1997       First Quarter (Commencing February 6, 1997).............................................  $    9.38  $    7.50
           Second Quarter..........................................................................       7.75       6.00
           Third Quarter...........................................................................      12.25       7.00
           Fourth Quarter..........................................................................      10.75       7.00
1998       First Quarter...........................................................................       8.50       7.00
           Second Quarter..........................................................................       9.75       7.62
           Third Quarter...........................................................................       9.25       6.25
           Fourth Quarter (through December 15, 1998)..............................................     10.375       5.00


                                                                                                          BOSTON STOCK
                                                                                                            EXCHANGE
                                                                                                      CLOSING SALE PRICES
                                                                                                      --------------------
  YEAR                                              PERIOD                                              HIGH        LOW
---------  -----------------------------------------------------------------------------------------  ---------  ---------
1997       First Quarter (Commencing February 6, 1997)..............................................  $    8.38  $    7.13
           Second Quarter...........................................................................       7.14       6.00
           Third Quarter (Ending August 9, 1997)....................................................       7.75       6.50


    As of December 15, 1998, the closing sale price of our common stock on the Nasdaq SmallCap Market was $8.75 per share. As of December 16, 1998, there were approximately 20 holders of record for our common stock. A high percentage of our common stock held of record is registered in the names of brokerage firms and depositaries.


DIVIDEND POLICY

    We have never declared nor paid any dividends on our common stock and do not anticipate paying dividends in respect of our common stock in the foreseeable future. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings (if any), financial condition, cash flows, capital requirements and other relevant considerations, including applicable contractual restrictions and governmental regulations with respect to the payment of dividends. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
    The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes related thereto contained elsewhere in this prospectus. On August 10, 1998, we issued 517,085 shares of common stock in exchange for all the outstanding common stock of National Explorers and Travelers Healthcare, Inc. ("NET Healthcare"). This business combination was accounted for as a pooling-of-interests combination and, accordingly, our consolidated financial statements for applicable periods prior to the combination have been restated to include the accounts and results of operations of NET Healthcare.

GENERAL
    We are engaged in the property and casualty insurance business and act as a general agent on behalf of the American International Group of Companies ("AIG"), General Accident Insurance Company and the Kemper Insurance Companies and as a reinsurer for certain workers' compensation insurance policies written by us on behalf of affiliates of AIG. Pursuant to general agency agreements, we are authorized to solicit and bind insurance contracts on behalf of the insurers, collect and account for premiums on business we write, and request cancellation or nonrenewal of any policy placed by us. We receive, as compensation pursuant to the terms of these general agency agreements, gross commissions on our business at rates which range from approximately 5% to 20%. We have written workers' compensation insurance since our inception in 1988 and in late 1995 began writing other forms of property and casualty insurance (such other forms of insurance being hereinafter referred to as "Package") for family style and fast food restaurants as a general agent for General Accident. In June 1996, General Accident advised us that they would no longer accept Package insurance risks for fast food restaurants, but would continue to do so for family style restaurants. As a result, we became a general agent for Kemper during March 1997, through which we write package as well as other forms of property and casualty insurance and workers' compensation insurance.

    In December 1996, we formed a reinsurance subsidiary under the laws of Bermuda ("Preferred Reinsurance") and entered into a reinsurance agreement with AIG's affiliates pursuant to which Preferred Reinsurance acts as the reinsurer with respect to certain workers' compensation and employer's liability insurance policies in force with policy inception dates as of January 1, 1996 and subsequent which are written by us on behalf of AIG's affiliates. Preferred Reinsurance is required to provide AIG's affiliates, as security for the payment of losses, a combination of cash, United States government securities and/or an irrevocable letter of credit in an aggregate amount equal to 51.5% of the net written premiums ceded to Preferred Reinsurance pursuant to the insurance agreement less the amount of losses paid. Preferred Reinsurance receives, as compensation pursuant to the terms of the reinsurance agreement, the related net written premiums less certain program expenses and commissions and the losses paid associated with the business. Although Preferred Reinsurance assumes the risks associated with being a reinsurer, the reinsurance agreement limits the liability of Preferred Reinsurance for losses and certain defined expenses to the first $300,000 per occurrence. In addition, the reinsurance agreement limits the aggregate liability of Preferred Reinsurance for all coverage to an amount not to exceed 70% of the gross written premiums for each individual underwriting year. Because the reinsurance agreement is effective for all business written on or after January 1, 1996, the policies written prior to the execution of the contract and formation of Preferred Reinsurance were accounted for as retroactive reinsurance. Refer to Note 1(c) to our consolidated financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998 contained elsewhere in this prospectus for a more detailed explanation of the related accounting treatment. The reinsurance agreement with Preferred Reinsurance is terminable by either party upon the occurrence of certain events. See "Risk Factors--Dependence on Reinsurance Business; Termination of Reinsurance Agreement."

    We collect workers' compensation premiums from the insureds and remit the ceding commission (net of our commission) and reinsurance charge to AIG's affiliates and remit the net premium to Preferred Reinsurance. Commission income on workers' compensation business is recognized as income when premiums are collected. Package insurance premiums are principally collected by the insurance carrier. The Package insurance carrier remits commissions on Package premiums it collects to us monthly. Commission income on Package business is recognized as income when premiums are due. Reinsurance premiums received by Preferred Insurance are earned on a pro-rata basis over the term of the related coverage.



    In March 1998, our wholly-owned subsidiary, Preferred Healthcare Staffing, Inc. ("Preferred Staffing"), consummated the purchase of substantially all of the assets of HSSI Travel Nurse Operations, Inc. ("HSSI"), a wholly-owned subsidiary of Hospital Staffing Services, Inc., for $5.0 million in cash. Preferred Staffing provides registered nurses and other professional medical personnel to client hospitals in the United States and the Caribbean on a contractual basis for periods ranging from 8 to 52 weeks.


    In August 1998, we acquired through a pooling of interests, all of the outstanding capital stock of NET Healthcare for 517,085 shares of our common stock. The exchange ratio was based upon a multiple of NET Healthcare's after tax net income on an annualized basis, based upon the first four months of 1998, less outstanding debt. NET Healthcare provides registered nurses and other professional medical personnel, often referred to as "travel nurses," primarily to client hospitals in the United States and the Caribbean on a contractual basis, for periods generally ranging from 8 to 52 weeks.


    Preferred Staffinsg negotiates billing rates with the client hospitals to provide for the recovery of its cost of payroll, housing, utilities, travel and insurance for its professional medical personnel, plus a profit margin and bills its client hospitals its negotiated rate. Preferred Staffing records revenue at the time staffing services are provided.


    For the nine months ended September 30, 1998, our total revenues were $39,207,780 as compared to $19,202,773 for the nine months ended September 30, 1997. For the year ended December 31, 1997, our total revenues were $27,593,412 as compared to total revenues of $5,955,097 for the year ended December 31, 1996, representing a net increase of $21,638,315. For the nine months ended September 30, 1998, approximately 3.9%, 34.2% and 61.9% of our total revenues were derived from our general agent, reinsurance captive and staffing businesses, respectively. For the year ended December 31, 1997, approximately 8.6%, 49.4% and 42.0% of our total revenues were derived from our general agent, reinsurance captive and staffing businesses, respectively.


RESULTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


    TOTAL REVENUES. Total revenues for the nine months ended September 30, 1998 were $39,208,000 compared to $19,203,000 for the 1997 comparable period, representing a net increase of $20,005,000 or

104.2%. The following table provides a comparison of revenues for the nine months ended September 30, 1998 and 1997 by category:



                                                                                                       PERCENTAGE
                                                                1998           1997       NET CHANGE     CHANGE
                                                            -------------  ------------  ------------  -----------
Net commission income:
  Workers' compensation...................................  $   1,035,000     1,121,000       (86,000)      (7.7%)
  Package.................................................        360,000       378,000       (18,000)      (4.8%)
  Other, net..............................................        128,000       281,000      (153,000)     (54.5%)
                                                            -------------  ------------  ------------  -----------
    Total net commission income...........................      1,523,000     1,780,000      (257,000)     (14.4%)
Premiums earned...........................................     11,681,000     8,038,000     3,643,000       45.3%
Net investment income.....................................      1,336,000     1,104,000       232,000       21.0%
Staffing income...........................................     24,283,000     7,855,000    16,428,000       *
Other income..............................................        385,000       426,000       (41,000)      (9.6%)
                                                            -------------  ------------  ------------  -----------
    Total revenues........................................  $  39,208,000    19,203,000    20,005,000      104.2%
                                                            -------------  ------------  ------------  -----------
                                                            -------------  ------------  ------------  -----------
Workers' compensation:
  Premiums collected......................................  $  11,343,000    11,515,000
                                                            -------------  ------------
                                                            -------------  ------------
  Ratio of net commission income/ Premiums collected......           9.1%          9.7%
                                                            -------------  ------------
                                                            -------------  ------------


------------------------


* The percentage change is insignificant or not meaningful for comparative purposes.



    Workers' compensation commission income decreased $86,000, or 7.7%, as a result of an increase in commission expense related to the mix of business produced by brokers. Package commission income decreased $18,000, or 4.8%, as a result of a reduction in the business written for Kemper for fast food restaurants. Other net commission income decreased $153,000, or 54.5%, as a result of the reduction in volume of audit and small business plan premiums collected. Premiums earned increased $3,643,000, or 45.3%, as a result of new business and renewals of prior year business. Net investment income increased $232,000, or 21.0%, as a result of the investment of premiums received by Preferred Reinsurance and the proceeds received from the sale of our convertible subordinated notes. Staffing income increased $16,428,000 as a result of the acquisition of the assets of HSSI and the increase in Preferred Staffing's business. Other income decreased $41,000, or 9.6%, as a result of the effects of the retroactive insurance accounting treatment of Preferred Reinsurance as discussed more fully in Note 1(c) to our consolidated financial statements.



    TOTAL OPERATING EXPENSES. Total operating expenses for the nine months ended September 30, 1998 were $36,109,000, compared to $18,261,000 for the 1997 comparable period, representing an increase of $17,848,000, or 97.7%. The following table provides a comparison of total operating expenses for the nine months ended September 30, 1998 and 1997 by category:



                                                                                                       PERCENTAGE
                                                                1998           1997       NET CHANGE     CHANGE
                                                            -------------  ------------  ------------  -----------
Losses and loss adjustment expenses incurred..............  $   6,202,000     4,357,000     1,845,000       42.4%
Amortization of deferred acquisition costs................      3,819,000     2,917,000       902,000       30.9%
Staffing costs............................................     18,989,000     6,382,000    12,607,000       *
Other operating expenses..................................      7,099,000     4,605,000     2,494,000       54.2%
                                                            -------------  ------------  ------------  -----------
  Total operating expenses................................  $  36,109,000    18,261,000    17,848,000       97.7%
                                                            -------------  ------------  ------------  -----------
                                                            -------------  ------------  ------------  -----------


------------------------


* The percentage change is insignificant or not meaningful for comparative purposes.

    Losses and loss adjustment expenses increased $1,845,000, or 42.4%, which is consistent with the increase in premiums earned in 1998 as discussed above. For the nine months ended September 30, 1998, our ratio of losses incurred to premiums earned was approximately 53%. Amortization of deferred acquisition costs increased $902,000, or 30.9%, which is also consistent with the increase in premiums earned in 1998 as discussed above. For the nine months ended September 30, 1998, our ratio of amortization of deferred acquisition costs to premiums earned was approximately 33%. Staffing costs increased $12,607,000, consistent with the staffing income as discussed above. Other operating expenses increased $2,494,000, or 54.2%. The following table provides a comparison of other operating expenses for the nine months ended September 30, 1998 and 1997 by category:



                                                                                                       PERCENTAGE
                                                                    1998         1997     NET CHANGE     CHANGE
                                                                ------------  ----------  -----------  -----------
Personnel expenses............................................  $  4,314,000   2,582,000   1,732,000        67.1%
Occupancy expenses............................................       525,000     336,000     189,000        56.3%
Professional fees.............................................       501,000     242,000     259,000        *
Other operating expenses......................................     1,759,000   1,445,000     314,000        21.7%
                                                                ------------  ----------  -----------  -----------
  Total operating expenses....................................  $  7,099,000   4,605,000   2,494,000        54.2%
                                                                ------------  ----------  -----------  -----------
                                                                ------------  ----------  -----------  -----------


------------------------


* The percentage change is insignificant or not meaningful for comparative purposes.



    Personnel expenses increased $1,732,000, or 67.1%, as a result of the hiring of four marketing employees, one marketing executive, and a controller with aggregate annual compensation of $537,000, together with the increased staff related to the acquisition of the assets of HSSI and the growth in the business of Preferred Staffing. Occupancy expenses increased $189,000, or 56.3%, principally as a result of the acquisition of HSSI. Professional fees increased $259,000, principally as a result of increased legal and accounting fees associated with various corporate and acquisition matters. Other operating expenses increased $314,000, or 21.7%, primarily related to the following: (i) increased insurance expense of $118,000, (ii) increased corporate fees and services of $142,000, and (iii) increased investment and service fees of $105,000. Insurance expense increased as a result of the purchase of additional coverage (i.e., directors and officers liability insurance) and increased premiums due to increased limits. Corporate fees and services and investment and service fees increased as a result of the expansion of the business and the acquisition of the assets of HSSI.



    TOTAL NON-OPERATING EXPENSES. Total non-operating expenses for the nine months ended September 30, 1998 were $1,229,000 compared to $458,000 for the 1997 comparable period. Interest expense increased $326,000 as a result of our private placement of 7% convertible subordinated notes and borrowings under our revolving line of credit. Amortization of intangible assets and other non-operating expenses increased $445,000, consistent with the acquisitions as discussed above.



FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


    TOTAL REVENUES. Total revenues for the year ended December 31, 1997 were $27,593,000 compared to $5,955,000 for the year ended December 31, 1996, representing a net increase of $21,638,000. The following table provides a comparison of revenues for the years ended December 31, 1997 and 1996 by category:

                                                                                                      PERCENTAGE
                                                               1997           1996       NET CHANGE     CHANGE
                                                           -------------  ------------  ------------  -----------
Net commission income:
  Workers' compensation..................................  $   1,401,000     1,680,000      (279,000)      (16.6)%
  Package................................................        483,000       577,000       (94,000)      (16.3)%
  Other, net.............................................        475,000       206,000       269,000       130.6%
                                                           -------------  ------------  ------------  -----------
      Total net commission income........................      2,359,000     2,463,000      (104,000)       (4.2)%
Premiums earned..........................................     11,675,000       525,000    11,150,000           *
Net investment income....................................      1,395,000       217,000     1,178,000           *
Staffing income..........................................     11,594,000     2,614,000     8,980,000           *
Other income.............................................        570,000       136,000       434,000           *
                                                           -------------  ------------  ------------  -----------
      Total revenues.....................................  $  27,593,000     5,955,000    21,638,000           *
                                                           -------------  ------------  ------------  -----------
                                                           -------------  ------------  ------------  -----------
Workers' compensation:
  Premiums collected.....................................  $  14,929,000    16,746,000
                                                           -------------  ------------
                                                           -------------  ------------
  Ratio of net commission income/ premiums collected.....           9.39%        10.03%
                                                           -------------  ------------
                                                           -------------  ------------

------------------------

* The percentage change is insignificant or not meaningful for comparative purposes.

    Workers' compensation commission income decreased $279,000, or 16.6%, for the year ended December 31, 1997 as compared to the prior year as a result of a decrease in premiums collected of $1,817,000, which was attributable to the decrease in the workers' compensation book of business. The decrease in workers' compensation commission income was also due to an increase in commission expense related to the mix of business produced by our brokers. Package commission income decreased $94,000, or 16.3%, for the year ended December 31, 1997 as compared to the prior year as a result of the lack of product availability as described above. Other net commission income increased $269,000 for the year ended December 31, 1997, as compared to the prior year mostly as a result of the introduction of our small business plan which accounted for $269,000 of the increase. Premiums earned increased $11,150,000 for the year ended December 31, 1997, as compared to the prior year as a result of our entry into the reinsurance business in 1997 and reflects a full year of operations. Net investment income increased $1,178,000 for the year ended December 31, 1997, as compared to the prior year as a result of the investable funds raised by us through our 1997 initial public offering and premiums received by Preferred Reinsurance. Staffing income increased $8,980,000 for the year ended December 31, 1997 as a result of the expansion of our employee staffing business. Other income increased $434,000 for the year ended December 31, 1997 as a result of the effects of the retroactive insurance accounting treatment of Preferred Reinsurance as discussed more fully in Note l(c) to our consolidated financial statements for the years ended December 31, 1997 and 1996 contained elsewhere in this prospectus.

    TOTAL OPERATING EXPENSES. Total expenses for the year ended December 31, 1997 were $26,110,000 compared to $6,511,000 for the year ended December 31, 1996, representing an increase of $19,599,000.

The following table provides a comparison of our total expenses for the years ended December 31, 1997 and 1996 by category:

                                                                                                       PERCENTAGE
                                                                 1997          1996      NET CHANGE      CHANGE
                                                             -------------  ----------  ------------  -------------
Losses and loss adjustment expenses incurred...............  $   6,257,000     270,000     5,987,000            *
Amortization of deferred acquisition costs.................      4,162,000     178,000     3,984,000            *
Staffing costs.............................................      9,611,000   2,218,000     7,393,000            *
Other operating expenses...................................      6,080,000   3,845,000     2,235,000         58.1%
                                                             -------------  ----------  ------------          ---
      Total operating expenses.............................  $  26,110,000   6,511,000    19,599,000            *
                                                             -------------  ----------  ------------          ---
                                                             -------------  ----------  ------------          ---

------------------------

* The percentage change is insignificant or not meaningful for comparative purposes.

    Losses and loss adjustment expenses increased $5,987,000 for the year ended December 31, 1997 as compared to the previous year. The increase is consistent with the increase in premiums earned in 1997 as discussed above. For the year ended December 31, 1997, our ratio of losses incurred to premiums earned was approximately 54%. Amortization of deferred acquisition costs increased $3,984,000 for the year ended December 31, 1997 as compared to the previous year. This increase is consistent with the increase in premiums earned in 1997 as discussed above. For the year ended December 31, 1997, our ratio of amortization of deferred acquisition costs to premiums earned was approximately 36%. Staffing costs increased $7,393,000 for the year ended December 31, 1997 consistent with the increase in staffing income as discussed above. Other operating expenses increased $2,235,000, or 58.1%, for the year ended December 31, 1997 as compared to the previous year. The following table provides a comparison of our other operating expenses for the years ended December 31, 1997 and 1996 by category:

                                                                                                        PERCENTAGE
                                                                    1997         1996     NET CHANGE      CHANGE
                                                                ------------  ----------  -----------  -------------
Personnel expenses............................................  $  3,546,000   2,489,000   1,057,000          42.5%
Occupancy expenses............................................       457,000     255,000     202,000          79.2%
Professional fees.............................................       372,000     150,000     222,000             *
Other operating expenses......................................     1,705,000     951,000     754,000          79.3%
                                                                ------------  ----------  -----------          ---
      Total other operating expenses..........................  $  6,080,000   3,845,000   2,235,000          58.1%
                                                                ------------  ----------  -----------          ---
                                                                ------------  ----------  -----------          ---

------------------------

* The percentage change is insignificant or not meaningful for comparative purposes.

    Personnel expenses increased $1,057,000, or 42.5%, for the year ended December 31, 1997 as compared to the previous year as a result of (i) the hiring of three executives in 1997 with aggregate annual compensation of $543,000 together with a 2% aggregate annual salary increase in 1997 for all other employees and (ii) the retroactive effects of the salary increases together with the building of the support staff in our staffing business from 34 to 53 employees. Occupancy expenses increased $202,000 for the year ended December 31, 1997, principally as a result of our relocation to larger quarters to accommodate our expansion. Professional fees increased $222,000 for the year ended December 31, 1997, principally as a result of increased legal fees associated with various corporate, reinsurance and acquisition matters. Other operating expenses increased $754,000 for the year ended December 31, 1997 as compared to the previous year, primarily related to the following: (i) increased insurance expense of $202,000, (ii) increased relocation expense of $115,000,
(iii) increased sales promotion expense of $115,000, (iv) increased travel expenses of $55,000, (v) increased supplies expense of $45,000 and (vi) increased bad debt expenses of $83,000. Insurance expense increased as a result of the purchase of additional coverage (i.e., directors and officers liability insurance) and increased premiums due to increased limits. Relocation expense increased due to the three executives hired as discussed above. Sales promotion, travel expenses and supplies expense increased as a result of the expansion of the business and bad debt expenses increased consistent with the increase of accounts receivable.

    TOTAL NET NON-OPERATING EXPENSES. Total net non-operating expenses (principally interest expense) for the year ended December 31, 1997 were $664,000 compared to ($36,000) for the 1996 comparable period. Interest expense increased $510,000 for the year ended December 31, 1997 as a result of the funding of NET Healthcare's operations as more fully described in note 1(d) to our consolidated financial statements for the years ended December 31, 1997 and 1996 contained elsewhere in this prospectus.


LIQUIDITY AND CAPITAL RESOURCES

    GENERAL. Historically, our principal source of cash has been the collection of workers' compensation insurance premiums from our insureds. In February 1997, we consummated an initial public offering of 1,725,000 shares of common stock (including the underwriters' over-allotment option) and received gross cash proceeds of approximately $12,506,000. In May 1998, we consummated a $10,580,000 private placement of 7% convertible subordinated notes due May 2003.



    At September 30, 1998, our net cash and investments were $31,591,000 (net of premiums payable of $2,416,000), and our net cash provided by operating activities decreased to $2,909,000 for the nine months ended September 30, 1998 from $8,837,000 for the comparable period in 1997, a decrease of $5,928,000. This decrease resulted primarily from increases in accounts receivable, deferred acquisition costs and unearned premiums of $9,358,000, $1,774,000 and $4,466,000, respectively. The increase in accounts receivable is primarily associated with the acquisition of the assets of HSSI and the increase in billings by Preferred Staffing during the first nine months of 1998 of $2,327,000, an increase of $6,795,000 related to reinsurance premiums receivable, and increase of $236,000 related to commissions receivable. The increase in unearned premiums is consistent with the increase in reinsurance premiums receivable as discussed above.



    Cash flows used in investing activities increased to $11,742,000 for the nine months ended September 30, 1998 from $224,000 for the nine months ended September 30, 1997, an increase of $11,518,000. This increase resulted primarily from the purchase of short-term investments of $6,588,000 and the acquisition of the assets of HSSI for $5 million cash as discussed in Note 1(b) to our unaudited consolidated financial statements for the nine months ended September 30, 1998.



    Cash flows from financing activities for the nine months ended September 30, 1998 reflects the net proceeds received from our private placement of 7% convertible subordinated notes of $9,622,000, borrowings under our revolving line of credit of $2 million and repayment of lines of credit of $2,440,000 related to NET Healthcare, compared to the net proceeds received from our initial public offering of $10,384,000 and borrowings under a revolving line of credit of $1,182,000 related to NET Healthcare for the comparable period in 1997.



    FINANCINGS. In May 1998, our wholly-owned subsidiary, Preferred Staffing, obtained a $3 million unsecured revolving line of credit from a bank (the "Credit Facility"). Outstanding borrowings under the Credit Facility bear interest at the bank's base rate of interest. Interest under the Credit Facility is due and payable monthly commencing June 2, 1998 and all unpaid principal and interest is due on May 2, 1999. Outstanding borrowings under the Credit Facility are secured by our guarantee. As of September 30, 1998, approximately $2 million was outstanding under borrowings from the Credit Facility, which borrowings bore interest at the rate of 8 1/4% per annum.


    In May 1998, we also consummated a $10,580,000 private placement of 7% convertible subordinated notes due May 2003. The principal amount of the notes is convertible into shares of our common stock, at a conversion price of $9.00 per share, at any time prior to the earlier of May 12, 2003 or ten business days after the receipt of a termination notice (as defined in the notes). The notes generally prohibit or restrict, among other things, our ability to incur liens and indebtedness, make certain fundamental corporate changes and specified investments and conduct certain transactions with affiliates.

    We believe that our existing cash balances and cash flows from activities will be adequate to meet our current operations, including expected capital expenditures, for at least the next twelve months. In connection with our current business strategy, we may seek additional funds through equity and/or debt financings. There can be no assurance that any such additional debt or equity financings will be available to us, or if available, will be on favorable terms to us.

YEAR 2000

    The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. It may also include additional business and competitive differentiation. In addition to the well-known calculation problems with the use of 2-digit date formats as the year changes from 1999 to 2000, the Year 2000 is a special case leap year which may cause similar problems in many systems unless remediated.

    We have developed a plan with respect to evaluating and upgrading our core information technology systems so that they are Year 2000 compliant. Two vendors primarily supply software to us for use in our operations. One vendor supplies the software used by our insurance operations and one vendor supplies the software used by our staffing operations. The vendors have each advised us that the latest upgrades of the software are Year 2000 compliant. By the end of 1998, we intend to implement these software upgrades, and test the upgraded software for Year 2000 compliancy during the first quarter of 1999. The historical and currently projected costs relating to these upgrades and Year 2000 compliance are not material.

    We are in the process of developing a plan with respect to evaluating and upgrading our non-core information technology systems and other systems using embedded technology so that they will be Year 2000 compliant. We expect to complete that plan by the end of 1998 and implement the plan during the first quarter of 1999.

    We also intend to make inquiries of other third parties supplying us with products and services to receive assurances that they are Year 2000 compliant. We believe that we will complete that review by the end of the second quarter of 1999.

    We have not developed a "worst case" scenario with respect to Year 2000 issues. Although we have not done a cost analysis, we believe that no material adverse effect on our business will occur if our non-core technology systems are not Year 2000 compliant. We anticipate that the costs related to such non-compliance, if any, will not be material.

    Although we do not have a Year 2000 contingency plan, we are developing such a plan, which we expect to complete by the end of 1998.

    If we or third parties with which we have relationships were to cease or not successfully complete Year 2000 remediation efforts, we could encounter disruptions to our business. We believe that such disruptions would not have a material adverse effect on our business, financial position and results of operations. However, we could be materially and adversely impacted by widespread economic or financial market disruption, or by Year 2000 computer system failures of third parties, that may generally occur as a result of the Year 2000 problem.

    Certain statements relating to the Year 2000 issue are forward-looking statements and have been made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                                    BUSINESS

INTRODUCTION

    GENERAL. We are a multi-service oriented provider currently engaged in the following activities:

    - we sell, on behalf of others, business insurance, including workers' compensation, property, liability, casualty, and other types of coverage, and we provide risk management services, including cost containment, safety management, and claims management services, designed for segments of the franchise industry (particularly fast food restaurants, family-style restaurants and convenience stores),

    - we provide reinsurance for certain workers' compensation and employer's liability insurance policies we sell, and

    - we provide temporary registered nurses and other professional medical personnel primarily to client hospitals.

    INSURANCE. The insurance products sold by us are designed to provide clients with substantial cost savings and reduce the time otherwise spent in managing insurance needs and related costs. We offer clients competitive rates and provide risk management services, including cost containment, safety management, and claims management programs. We believe that our innovative approach to cost containment helps clients achieve lower claims costs.

    REINSURANCE. In 1997, we began operating as a reinsurer for certain workers' compensation and employer's liability insurance policies sold by us. Although we assume risks associated with being a reinsurer, our reinsurance agreement (i) limits our liability for losses and certain expenses to the first $300,000 per occurrence and (ii) limits our total liability for all coverage to a maximum of 70% of the total premiums written for each underwriting year.

    EMPLOYEE STAFFING. In March and August of 1998, we acquired businesses which provide temporary registered nurses and other professional medical personnel mainly to client hospitals. Our travel nurses serve clients for periods ranging from 8 to 52 weeks and function essentially as permanent hospital staff, rather than short-term, supplemental staff. We believe that the ability of travel nurses to function as permanent staff improves the continuity and consistency of patient care and reduces our clients' overall administration, orientation and supervisory requirements relating to permanent staff, as well as reducing turnover of their temporary staff.

INDUSTRY OVERVIEW

    WORKERS' COMPENSATION. All fifty States and the District of Columbia have promulgated statutes, rules and regulations that require employers to provide wage replacement and medical benefits to work accident victims regardless of fault. As a result of these mandates, virtually all employers must either (i) purchase workers' compensation insurance from a private insurance carrier, (ii) obtain coverage from a state managed fund, or (iii) be self-insured if permitted by the state in which the business is conducted.

    We believe that franchises often are the safest segment of a particular industry. Most franchises are standardized operations based upon successful models with demonstrated profitability. These businesses typically have standard operating procedures and standard plant and equipment with standardized safety programs. The design and construction of most franchises take into account safety engineering of the workplace. For example, in a fast food restaurant, chairs and tables are set a certain distance apart to allow for adequate walking space, and the cooking equipment used must conform to certain safety standards. The franchisor and the franchisee have a shared interest to maintain safe, clean and uniform environments for their customers and employees. Consequently, we believe that, in general, workers' compensation cost of claims for franchise businesses are significantly lower than non-franchise operations.

    Franchises are often subject to the same workers' compensation rating system that the insurance industry uses for any comparable business. As a result, fast food franchise restaurants may pay the same rates as bars and taverns which may be open all night, as fine dining restaurants where staff often carry heavy trays, or as "mom and pop" restaurants without safety engineered facilities or a formal safety program. Although these businesses may be charged the same workers' compensation rates, their claims experience is typically significantly higher. Consequently, most franchise companies generally suffer premium "redundancy" or an "overcharge" in their insurance premiums in many industries. In effect, we believe franchise businesses subsidize the higher workers' compensation claims costs of non-franchise operations.

    REINSURANCE. Our subsidiary, Preferred Reinsurance, acts as a reinsurer with respect to certain workers' compensation and employer's liability insurance policies sold by Preferred. Reinsurance is an arrangement in which an insurance company, the reinsurer, agrees to indemnify another insurance company, the ceding company, against all or a portion of the insurance risks underwritten by the ceding company under one or more insurance policies. The two basic types of reinsurance arrangements are treaty and facultative reinsurance. In treaty reinsurance, the ceding company is obligated to cede, and the reinsurer is obligated to assume, a specified portion of a type or category of risk insured by the ceding company. In facultative reinsurance, the ceding company cedes and the reinsurer generally assumes all or part of the risk under a single insurance policy.

    Both treaty and facultative reinsurance can be written on either a pro-rata (also known as quota share or proportional) basis or an excess of loss basis. For reinsurance written on a pro-rata basis, the reinsurer, in return for a predetermined portion or share of the insurance premium charged by the ceding company, indemnifies the ceding company against a predetermined portion of the losses and the allocated portion of loss adjustment expenses ("ALAE") of the ceding company under the covered insurance policy or policies. For reinsurance written on an excess of loss basis, the reinsurer generally indemnifies the ceding company against all or a specified portion of losses and ALAE on underlying insurance policies in excess of a specified dollar amount, known as the ceding company's retention or attachment point, subject to a negotiated limit.

    EMPLOYEE STAFFING OPERATIONS. Employee staffing generally is a contractual arrangement through which a business obtains human resources from a firm specializing in these functions. The staffing firm typically provides health, unemployment, and workers' compensation insurance, plus safety training, while the work site employer retains full operational control over the employee's activities. In March and August of 1998, we acquired businesses which provide temporary registered nurses and other professional medical personnel mainly to client hospitals. Our travel nurses serve clients for periods ranging from 8 to 52 weeks and function essentially as permanent hospital staff, rather than short-term, supplemental staff.

BUSINESS STRATEGY

    We believe that substantial opportunities for growth include leveraging our capabilities and expertise in workers' compensation and risk management. In particular, we believe that by combining our existing expertise in insurance matters with strategic acquisitions of employee staffing businesses we can reduce the operating expenses typically associated with these operations and increase the products we offer to our existing clients and staffing employees.

    Our current strategy for growth includes:

    - continuing to capitalize on our business of selling business insurance and providing risk management services to franchise and related companies;

    - making selective acquisitions of employee staffing operations;

    - growing our existing insurance business by offering workers' compensation and business insurance products, along with risk management services, to select industries; and

    - focusing our employee staffing operations on specific industry segments without regard to geographic boundaries.

    We also seek to continue to strengthen our position as one of the leading providers of our products and services to fast food and family style franchise restaurants, convenience stores and other carefully selected franchise businesses. We believe this goal can be accomplished by devising and implementing programs on a state-by-state basis to:

    - accumulate the latest approved rate information and information on legislative changes affecting the industry;

    - obtain approved carrier rate filings;

    - ascertain current factors affecting pricing in the voluntary market and interact with insurance carriers to encourage competitive pricing (while respecting the carriers need for profitability and to remain viable in the marketplace);

    - present insured clients with effective methods of monitoring, reducing and containing claims costs;

    - monitor claims handling procedures of claims administrators and interact with them to produce cost effective results;

    - market programs designed to reward preferred risks with incentives to purchase and renew insurance coverage; and

    - become a "one-stop" provider of commercial insurance to selected franchise industries.

PRODUCTS AND SERVICES

    We provide workers' compensation and business insurance products and risk management services for the American franchise industry. Our insurance programs are designed specifically to reduce the impact of redundancy on franchise businesses while also emphasizing loss control and cost containment. By taking advantage of this business segment's good safety records and by providing risk management services, including loss control, safety management and claims management, we afford our clients the opportunity to effectively lower their cost of claims. We have also developed proprietary information and claims analyses systems and custom-designed loss reports which explain the claims procedure and motivate client management to promote safety and control claims expense.

    Our insurance programs are custom designed to be offered only through nationally recognized carriers with the highest industry ratings. We work with these carriers to establish competitive rates, while being mindful of a carrier's need to maintain profitability and remain viable in the marketplace. Additionally, we offer services designed to enable our clients to realize substantial savings in their workers' compensation costs while reducing the time required to manage this element of their business. Specifically, we provide clients such savings by offering competitive rates, dividends and cost containment programs which assist our clients in managing their workers' compensation and other business insurance costs.

    Using early intervention techniques, we seek to limit the number of disputes with injured employees. Through a third-party administrator, we provide our clients with access to national 800 telephone numbers to ensure that their claims can be reported quickly, 24 hours-a-day, seven days-a-week. The third-party administrator has a trained medical staff available to initiate a four party contact among the claimant, the employer, the adjuster and the treating physician. This process helps ensure prompt and competent medical care for the employee and management of the claim. We believe in the prompt settlement of meritorious claims, but we will aggressively defend against non-meritorious claims. We attempt to resolve cases prior to litigation and, if litigation ensues, aggressively seek to settle reasonable claims.

    In addition to these cost containing activities, our client services staff maintains constant communication with clients. Our loss control department conducts safety seminars and provides periodic newsletters to clients on how to control the frequency and severity of claims. We believe we have succeeded in persuading clients that safety is not just an issue of good management but can have a significant impact on the financial success of their businesses.

    We have created a new, innovative, comprehensive and aggressive approach to safety/loss control, blending old and new prevention techniques to develop safety programs specific to each industry we serve. While the primary thrust of our programs is safety for employees and customers, emphasis is also placed on motivating client management to implement safety programs as a means of improving profitability. We conduct workshops to demonstrate the benefits of using our loss control safety programs at no additional cost to our clients. Proprietary, custom-designed loss management information is communicated by mail and telephone to our clients at no additional cost.

    We believe our safety programs help reduce workers' compensation claims costs. The basic elements of our safety programs, as recommended to our clients, include:

    - a written safety policy with safety rules;

    - regularly scheduled safety meetings;

    - new employee hiring practices and training of all new and transferred employees;

    - supervisor responsibility and accountability;

    - a regular self-inspection program administered by identified supervisors;

    - an incentive program that rewards safety awareness;

    - a team safety committee program;

    - a timely accident reporting and investigation program;

    - a monitored record keeping system for all accidents;

    - a policy to implement corrective action for unsafe conditions and acts;
      and

    - a monthly review by top management of the program and its implementation.

    Many states have allowed a reduction in workers' compensation insurance premiums when an employer implements an approved safety program. Our safety programs meet the requirements of most states that have approved safety programs. Such workers' compensation safety program discounts are authorized on a state by state basis and, therefore, guidelines are state specific. We deal only with those state programs applicable to the voluntary market, not the assigned risk market. Certain states make safety program discounts available to all insureds, while others make them available only to those insureds with high experience modification factors or based on the size of the premium. Some states require state certification of the safety program on a risk by risk basis. The employer, not the provider of the safety program, qualifies for the program. We evaluate requirements in the states where such discounts are available and provide employers with manuals, record keeping tools and recommendations which assist the employer in obtaining certification.

CUSTOMERS

    We market our products primarily to the franchise industry both direct and through broker/agents. Our customers typically are owners of multiple unit franchises who understand the importance of cost containment and safety features. While we focus our efforts on large, national franchisees operating multiple outlets, we also serve smaller, regional franchise operators.

    Consumers of insurance products have traditionally focused on price rather than cost containment. They have come to expect little or no customer service. We believe we capitalize on these insurance industry deficiencies by tailoring our products for each niche market, providing quality customer service and, most importantly, providing loss control and cost containment services.

    We conduct regional safety seminars showing how to contain costs and reduce losses. Although not a sales effort, it is one of the ways we generate new business while continuing to educate our existing clients.

    Each franchisee is provided with its own personal client service representative who is knowledgeable and available throughout the work day. An 800 "hot line" is also available to reach the manager of client services should any issue need immediate resolution. We believe that over a continuing period of time these client support services will distinguish us from our competition.

SALES AND MARKETING

    Our sales and marketing programs are varied. We engage in multiple targeted direct mail programs each year. These direct mail programs, designed to introduce our products and services to franchise owners and insurance agents, are complimented by an extensive telemarketing effort. We utilize multiple databases of franchises and insurance agents in our direct mail and telemarketing efforts. Our marketing programs identify prospective clients, clients' agents and new agents to represent us. One of our representatives then quotes prices to identified prospective clients and/or their agents.

    Our marketing programs are designed to generate new prospects for both high revenue broker/agents (those whose client bases produce workers' compensation annual premiums in excess of $2 million) as well as smaller broker/agents who operate in small towns. Generally, agents must have the ability to produce $300,000 in annualized workers' compensation premiums to receive a contract to represent us.

    Our programs relieve the broker/agent of administrative and claims tasks as we and/or the insurance carrier bills and collects premiums directly from the insured, remits the commission earned to the broker/ agent, deals directly with the insured in connection with any problems experienced by the insured and serves as a clearinghouse, together with the third-party administrator, with respect to reporting, processing, reviewing and evaluating claims. As a result of the foregoing, the broker/agent can earn more revenue by focusing its efforts on selling products. Other benefits provided to the broker/agent include the following:

    - increasing the geographic area in which the broker/agent can generate business;

    - reducing the likelihood of the broker/agent losing larger multiple store and multiple state franchisees because the broker/agent will have many more states in which it is able to write business;

    - providing the broker/agent with the option of offering other property and casualty products to our clients; and

    - providing the broker/agent's clients with the benefit of our loss control and cost containment programs to reduce our clients' losses.

POLICY RENEWALS

    Client policy renewals are critical to our operations. We seek to maintain favorable renewal rates by (i) providing our clients with quality service, (ii) ensuring that all insurance policy, endorsement and audit documents are distributed to each client on a timely basis, and (iii) ensuring that all documents distributed to clients are complete and accurate. We seek to communicate with each client at least four times each year in order to maintain close relationships and to learn of any real or perceived problems and concerns on a timely basis. We believe that our quality service is a major factor in our client retention rate, which is currently approximately 62%.

    Our underwriting department reviews prospect applications to identify risks that appear undesirable from a historical viewpoint and to recognize those prospects dedicated to significant improvement in their loss history which thereby makes them a valuable addition to our customer base and to a carrier's portfolio. Our underwriting department also evaluates each client for renewal purposes. This evaluation determines whether the particular client is eligible to receive a decrease or other form of modification to our renewal premium. If the client has responded to loss control recommendations and its loss history reflects improvement, a reduction in its renewal premium rate may be implemented. The department also identifies clients whose experience has deteriorated and who have not responded to loss control guidance and recommendations. If the deterioration is significant enough and the client has not demonstrated a sincere commitment to improvement in loss experience, our underwriting department may make a recommendation not to renew the policy.

PREFERRED REINSURANCE


    In December 1996, we formed Preferred Reinsurance under the laws of Bermuda. Preferred Reinsurance acts as the reinsurer with respect to certain workers' compensation and employer's liability insurance policies written by us. Although Preferred Reinsurance assumes the risks associated with being a reinsurer, its liabilities are limited for losses and certain defined expenses to the first $300,000 per occurrence and its aggregate liability is limited for all coverage to an amount not to exceed 70% of the gross written premiums for each individual underwriting year. The reinsurance arrangements are governed by the terms of a reinsurance agreement between Preferred Reinsurance and insurance companies affiliated with AIG. The reinsurance agreement with Preferred Reinsurance is terminable by either party upon the occurrence of certain events. For the year ended December 31, 1997 and the nine months ended September 30, 1998, approximately 49.0% and 34%, respectively, of our total revenues were derived from our reinsurance business. See "Risk Factors--Dependence on Reinsurance Business; Termination of Reinsurance Agreement."


    The purchase of excess and aggregate reinsurance by AIG's affiliates and the stated aggregate limit of liability in the reinsurance agreement caps the liability of Preferred Reinsurance for losses and loss adjustment expenses and permits it to quantify its aggregate maximum loss exposure. By contrast, maximum liability under pro-rata or quota share reinsurance contracts can be more difficult to quantify precisely. Quantification of loss exposure is fundamental to the ability of Preferred Reinsurance to manage its losses.

    Pursuant to the terms of the reinsurance agreement, AIG's affiliates are obligated to cede to Preferred Reinsurance 100% of the net written premium less certain expenses and commissions associated with the policies covered thereby. The affiliates retain a commission allowance of 28.83% based on the net written premiums, and Preferred Reinsurance retains the premiums ceded by AIG's affiliates to Preferred Reinsurance together with the risks and potential for profitability associated therewith. Accordingly, we believe that the operations of Preferred Reinsurance provide us with the opportunity to retain the underwriting profitability that was previously retained by AIG's affiliates, while creating a relatively limited risk exposure under the reinsurance agreement.

    Preferred Reinsurance is required to provide AIG's affiliates, as security for the payment of losses, a combination of cash, United States government securities and/or an irrevocable letter of credit in an aggregate amount equal to 51.5% of the net written premiums ceded to Preferred Reinsurance pursuant to the reinsurance agreement less the amount of losses paid. See "Risk Factors."

    INVESTMENT POLICIES. Our results of operations depend, in part, on the income derived from the investment of premiums by Preferred Reinsurance. Increases in interest rates or fluctuations in the market price of public companies may result in losses, both realized and unrealized, on our investments. See "Risk Factors--Dependence on Investment Income."

DATA MANAGEMENT

    Our management information systems consist of, among other things, a central database to keep us abreast of market trends, current premium rates, rate filings, renewal dates and information on our competition. Our management information systems constitute an integral part of our business operations. We utilize such systems to process insurance applications, control the issuance of policies and endorsements, audit medical fees, pay broker/agent commissions, manage claims, provide reports to our clients, provide accounting statements and financial reports, and analyze claims data, all of which give us the ability to write more effective and competitive policies and result in a higher rate of policy renewals.

COMPETITION

    The business insurance industry is highly competitive. We compete with other general agents, numerous large insurance companies, managed health care companies, state sponsored insurance pools, risk management consultants and affiliated broker/agents, many of which have significantly larger operations and greater financial, marketing, human and other resources than us. Such competitors may have material advantages over us as a result of forms of insurance and services they offer in addition to workers' compensation products and services. Competitive factors include product lines, premium rates, personalized service and effective cost containment measures. See "Risk Factors--Competition."

REGULATIONS

    GENERAL. As a general agent, we are subject to regulations in the various states in which we sell insurance. These regulations vary from state to state, and may include such matters as licensing requirements, bonding requirements, requirements regarding our agreements with the insurance carriers for which we act as a general agent, and certain other requirements. Penalties may be imposed for violations of such regulations. Changes in such regulations, if any, may have a material adverse effect on our business.

    Under the workers' compensation system, employer insurance or self-funded coverage is governed by individual laws in each of the fifty states and by certain federal laws. Changes in individual state regulation of workers' compensation or managed health care may create a greater or lesser demand for some or all of our services, or require us to develop new or modified services in order to meet the needs of the marketplace and compete effectively in that marketplace.

    REINSURANCE BUSINESS. Preferred Reinsurance is registered as a Class 3 insurer in Bermuda and, accordingly, is subject to the provisions of the Bermuda Insurance Act 1978, as amended, and the regulations promulgated thereunder. The Bermuda Insurance Act provides that no person shall carry on insurance business in or from within Bermuda unless registered as an insurer under the Bermuda Insurance Act by the Minister of Finance. The Minister of Finance has broad discretion to act in the public's interest. The Minister of Finance is required by the Bermuda Insurance Act to ascertain whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. In connection with registration, the Minister of Finance may impose conditions relating to the writing of certain types of insurance business.


    The Bermuda Insurance Act imposes on Bermuda insurance companies, such as our subsidiary Preferred Reinsurance, solvency and liquidity standards and auditing and reporting requirements and grants to the Minister of Finance powers to supervise, investigate and intervene in the affairs of insurance companies. Significant aspects of the Bermuda insurance regulatory framework are set forth below.


    - Preferred Reinsurance is required to maintain a principal office in Bermuda and appoint and maintain a principal representative in Bermuda. The Bermuda Insurance Act places a duty on the principal representative to report to the Minister of Finance the occurrence of certain events, including, but not limited to, the failure by the insurer for which he or she acts to comply with a condition imposed by the Minister of Finance relating to a solvency margin or a liquidity or other ratio with respect to any other such condition not so relating. Without a reason acceptable to the Minister of Finance, Preferred Reinsurance may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' advance notice in writing to the Minister of Finance is given of the intention to do so.

    - Preferred Reinsurance is required to appoint an independent auditor to conduct an annual audit of the statutory-based financial statements.

    - Preferred Reinsurance is required to maintain share capital (the aggregate par value of issued shares) of at least $120,000.

    - Preferred Reinsurance must maintain statutory capital and surplus exceeding the greater of the following three criteria: (a) $1,000,000; (b) 20% of the net premiums where the net premiums in the current financial year do not exceed $6,000,000, or, where the net premiums exceed $6,000,000, $1,200,000 plus 15% of the net premiums which exceed $6,000,000 (The net premium is the gross premium after deduction for any premium ceded for reinsurance); and (c) 15% of reserves for losses and loss expenses.

    - Preferred Reinsurance is required to maintain liquid assets at a level equal to or greater than 75% of its net relevant (insurance) liabilities. For this purpose, liquid assets include cash and time deposits, quoted (publicly traded) investments, unquoted bonds and debentures, mortgage loans backed by first liens on real estate, accrued investment income, accounts and premiums receivable, reinsurance balances receivable and funds held by ceding companies.

    - Preferred Reinsurance is required to obtain the approval of the Minister of Finance before reducing by 15% or more its total statutory capital (comprised of share capital, contributed surplus and any other fixed capital) as set out in the previous years financial statements.

    - Preferred Reinsurance may declare and pay dividends or make distributions out of contributed surplus or other assets legally available for distribution provided that after the payment of any such dividend or distribution Preferred Reinsurance will continue to maintain the required statutory capital and surplus and liquid assets as summarized above.

    - Preferred Reinsurance is required to have a copy of its statutory financial statements available at its principal office for production to the Registrar of Companies and to file the statutory financial statements and a statutory financial return within four months after the end of the financial year (or such longer period, not exceeding seven months, as the Registrar of Companies, on application, may allow).

    - Preferred Reinsurance is required to include in its annual statutory financial statements the opinion of a loss reserve specialist in respect of its loss and loss adjustment expense reserves.

    - The Minister of Finance may appoint an inspector with extensive powers to investigate the affairs of an insurer or reinsurer if the Minister of Finance believes that an investigation is required in the interest of the insurer's or reinsurer's policyholders or persons who may become policyholders. To verify or supplement information otherwise provided to him, the Minister of Finance may direct an insurer or reinsurer to produce documents or information relating to matters connected with the insurer's or reinsurer's business.

    Under current Bermuda law, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our stockholders other than stockholders ordinarily resident in Bermuda for exchange purposes. Preferred Reinsurance is not subject to stamp or other similar duty on the issue, transfer or redemption of its shares of common stock.

    We have obtained an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act of 1966 that if any legislation is enacted in Bermuda imposing tax on profits or income, or on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 28, 2016, be applicable to us or to our operations, or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations or any real property or leasehold interests in Bermuda owned by us. As an exempted company, we are liable to pay a registration fee in Bermuda based upon our authorized capital and the premium on our issued shares of common stock at a rate not exceeding $25,000 per annum.

    PREMIUM RATE RESTRICTIONS. State regulations governing the workers' compensation system impose restrictions and limitations that effect the business operations of Preferred Reinsurance. State laws regulate what workers' compensation benefits must be paid to injured workers. Additionally, most states must approve the workers' compensation premium rates that may be charged. As a consequence, the ability of Preferred Reinsurance to pay insured workers' compensation claims out of the premium revenue generated from Preferred Reinsurance's assumption of such insurance is dependent on the level of benefits and premium rates approved by the various states. In this regard, it is significant that the state regulatory agency that regulates workers' compensation benefits is often not the same agency that regulates workers' compensation insurance premium rates.

    POSSIBLE FUTURE REGULATIONS. Several state legislatures and the federal government have considered and are considering a number of cost containment and health care reform proposals. We believe we may benefit from some proposals that favor the growth of managed care. However, no assurance can be given that the state or federal government will not adopt future health care reforms that could have a material adverse effect on us.

EMPLOYEE STAFFING OPERATIONS


    In March 1998, we purchased substantially all of the assets of HSSI for an aggregate purchase price of $5.0 million in cash. In August 1998, we acquired through a "pooling of interests" all of the outstanding capital stock of Net Healthcare for an aggregate of 517,085 shares of our common stock. In connection with the acquisition of Net Healthcare, (i) 293,015 shares are being held in escrow until December 31, 1998, and (ii) 51,708 of such shares are being held in escrow to satisfy any indemnification claims made by us. If we do not make any claims against the indemnification escrow, the 51,708 shares should be released in August 1999. All of the 517,085 shares issued to the sellers of NET Healthcare may be offered and sold pursuant to this prospectus subject to indemnification claims.


    Our employee staffing operations provide registered nurses and other professional medical personnel, often referred to as "Travelers," primarily to client hospitals on a contractual basis for periods generally ranging from 8 to 52 weeks, with the average being approximately 17 weeks (standard assignments are usually for durations of thirteen or twenty-six weeks). Clients utilize Travelers to provide cost effective interim staff to meet predictable fluctuations in staffing requirements. In addition, unlike daily or other very short-term supplemental staff, Travelers serve the client for a long enough period to function as permanent hospital staff. The ability of the Travelers to function as permanent staff improves the continuity and consistency of patient care and reduces the overall administration, orientation and supervisory requirements of the clients' permanent staff. Travelers are typically employed on a full-time basis for the period of each assignment. Each Traveler is generally provided with housing (or a housing subsidy) while on assignment, travel allowance, and other employee benefits, including malpractice, health and dental insurance at favorable cost to the Traveler.


    CUSTOMERS. As of September 30, 1998, active clients of Preferred Staffing consisted of approximately 151 hospitals and other clients located in approximately 34 states and the U.S. Virgin Islands. Travelers serve both for-profit and not-for-profit entities which range from small rural hospitals to major teaching and research institutions. A typical client is a hospital with approximately 250 beds which is located in or near a major metropolitan area.

    MARKETING. Preferred Staffing currently markets Travelers principally through in-house sales personnel. Historically, marketing activities have been conducted primarily by telephone contact, direct mail, attendance at national and regional conventions, seminars, and direct contact with providers of healthcare services. Preferred Staffing has developed an extensive computer database of available, qualified personnel, which enhances its ability to match personnel with a client's specific needs.

    RECRUITMENT. Preferred Staffing currently recruits personnel through its in-house recruiting department. Recruiting methods historically have included national and local advertising, attendance at national and regional conventions, personal and professional referrals and the sponsoring of local seminars in selected cities throughout the United States and Canada.

    Preferred Staffing's current database contains information on pre-screened personnel classified by skill, experience, and choice and availability for assignments. The database is updated on a regular basis. When called upon to fill an assignment, its recruiters can access this database to match a client's staffing needs with available personnel. Nurses and other medical personnel listed in the database generally do not work exclusively for any one employer.

    SEASONALITY. Historically, the employee staffing business has been seasonal, with the demand for Travelers being the highest in the first and fourth quarters of the fiscal year (September through March), due largely to increased demand particularly during the peak tourist and winter home period in Florida.


    BACKLOG OF ORDERS. As of September 30, 1998, Preferred Staffing had approximately 1,800 unfilled requests for travel nurses.


EMPLOYEES


    As of September 30, 1998, we had approximately 147 full-time employees, of whom 9 were executive officers, 13 were managers, 32 were sales personnel and 93 were accounting, clerical, loss control or underwriting staff and approximately 620 travelers. Our travelers do not necessarily work full-time shifts. None of our employees are subject to a collective bargaining agreement. We believe that our relationships with our employees are good.


DESCRIPTION OF PROPERTY

    We lease approximately 16,500 square feet of office space in Miami, Florida for use as our corporate headquarters. Our initial lease term expires in 2002, but we have two five-year renewal options. Preferred Staffing leases premises located in Fort Lauderdale, Florida consisting of approximately 20,000 square feet, which lease will expire in 2005. We anticipate that our existing leases will be renegotiated as they expire or that alternative properties can be leased on acceptable terms. We believe that our present facilities are in good condition and are suitable for our needs for the foreseeable future.

LEGAL PROCEEDINGS


    We are involved in various legal proceedings arising in the ordinary course of business. As of December 17, 1998, we are not a party to any legal proceeding which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    The following table sets forth certain information, as of December 17, 1998, concerning our directors, executive officers and key employees:


NAME                                                       AGE                   POSITIONS WITH OUR COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------
Mel Harris...........................................          58   Chief Executive Officer, President and Chairman of
                                                                    the Board of Directors
William R. Dresback..................................          51   Senior Vice President, Chief Financial Officer and
                                                                    Secretary
Nancy Ryan...........................................          42   Vice President and Assistant Secretary
Stuart J. Gordon.....................................          68   Director
Jack D. Burstein.....................................          53   Director
Maxwell M. Rabb......................................          88   Director
D. Mark Olson........................................          50   President and Chief Executive Officer of Preferred
                                                                    Employers Group
Peter E. Kilissanly..................................          51   President and Chief Executive Officer of Preferred
                                                                    Staffing

    The business experience of each of the persons listed above for at least the last five years is as follows:

    MEL HARRIS has been a director of our company since its inception in 1988 and has been our Chairman of the Board of Directors and Chief Executive Officer since April 1993. In May 1998, Mr. Harris was appointed as President. Mr. Harris served as Vice Chairman of Jardine Insurance Brokers New York, Inc. from February 1992 until January 1994. From 1988 until February 1992, Mr. Harris served as Vice Chairman of Alexander & Alexander of New York, Inc. (a wholly-owned subsidiary of A&A Services, Inc.), a global insurance brokerage organization. Mr. Harris currently serves as President of International Insurance Group, Inc., an insurance brokerage company located in Miami, Florida and New York, New York. Mr. Harris is also a director and shareholder of Strategica Capital Corp., a merchant banking firm ("Strategica Capital"). Mr. Jack D. Burstein, a director of our company, is the President of Strategica Capital. Mr. Harris has agreed to devote such time as is necessary, and in any event no less than 80% of his business time, to the affairs of our company.

    WILLIAM R. DRESBACK has been our Chief Financial Officer and Secretary since May 1993 and a Senior Vice President since February 1997. From 1986 to 1992, Mr. Dresback served as Chief Financial Officer of Cobb Partners Financial, Inc. (previously a wholly-owned subsidiary of The Walt Disney Company), a national financial services company primarily involved in the mortgage banking, construction and real estate development businesses. From 1981 to 1986, Mr. Dresback served as Senior Vice President and Chief Financial Officer of International Financial Services, Inc. (a subsidiary of The Torchmark Corporation), an international financial services company primarily involved in the financial planning, life insurance and securities brokerage businesses. From 1969 to 1981, Mr. Dresback was employed by KPMG Peat Marwick LLP where he was responsible for managing the firm's South Florida Insurance Practice.

    NANCY RYAN has been a Vice President and the Assistant Secretary of our company since July 1992. Ms. Ryan has over 12 years of experience in the commercial insurance industry. Ms. Ryan served as a Vice President of Jardine Insurance Brokers New York, Inc. from February 1992 until January 1994. From 1988 until February 1992, she served as a Vice President of Alexander & Alexander of New York, Inc. (a wholly-owned subsidiary of A&A Services, Inc.), a global insurance brokerage organization. Since 1984, Ms. Ryan has also served as a Vice President of International Insurance Group, Inc. Ms. Ryan devotes approximately 75% of her business time to the affairs of our company.

    STUART J. GORDON has been a director of our company since 1995. Mr. Gordon has been of counsel to the law firm of Duane, Morris and Heckscher since March 1997. From 1989 until March 1997, Mr. Gordon was a partner at the law firm of Metzger, Hollis, Gordon & Alprin. Previously, Mr. Gordon served as the Special Assistant to the Comptroller of the Currency, Deputy Chairman and Treasurer of the United States Senate campaign of Daniel Patrick Moynihan, the First Administrative Assistant and Chief of Staff to Senator Moynihan (in Washington, D.C.) and Deputy Finance Chairman of the presidential campaign of Senator John Glenn. Mr. Gordon was appointed by the Governor of the State of Maryland to the Foster Care Review Board and served as a member of the Board of Governors of Daytop Village. Mr. Gordon serves as a member of the Board of Advisors of the Independent College Fund of New York.

    JACK D. BURSTEIN has been a director of our company since January 1997. Mr. Burstein has been the Chairman and President of each of Strategica Group, Inc., a merchant bank ("Strategica Group"), and Strategica Capital, an affiliate of Strategica Group and a merchant bank, since 1992. Mr. Harris is a director and shareholder of Strategica Capital. From 1984 to present, Mr. Burstein has served as Chief Executive Officer and President of American Capital Corp., a savings and loan holding corporation, and as Chief Executive Officer of TransCapital Financial Corporation, a savings and loan holding corporation. Prior to such time, Mr. Burstein was a senior partner and employee in the accounting firms of Schecter Beame Burstein Price & Co. and Seidman & Seidman, respectively.

    MAXWELL M. RABB has been a director of our company since January 1997. Mr. Rabb has been of counsel to the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel since 1991 and was a partner in the law firm of Stroock, Stroock & Lavan from 1958 to 1981 and from 1989 to 1991. Mr. Rabb served as the United States Ambassador to Italy from 1981 to 1989. In addition, Mr. Rabb serves as a director of the Sterling National Bank, MIC Industries, Inc., Liberty Cable Company, Inc., Black Hole Technologies, Inc., Data Software and Systems, Inc., and CompuTower.

    D. MARK OLSON has been President and Chief Executive Officer of Preferred Employers Group, Inc., a wholly-owned subsidiary of our company since June 1998 and Chief Operating Officer from July 1997 to June 1998. Prior to his employment with Preferred Employees Group, from 1996 to 1997, Mr. Olson served as President, Chief Executive Officer and a director of PCA Solutions, Inc., a workers' compensation third party administration company. From 1987 to 1993, Mr. Olson served as Chairman, President and Chief Executive Officer of Invest Financial Corporation, a Kemper Financial Services subsidiary, and later as national director of sales for Kemper Financial. From 1993 to 1996, he served as a consultant to several of the nation's largest insurance and asset management companies.

    PETER E. KILISSANLY has been President and Chief Executive Officer of Preferred Healthcare Staffing, Inc., a wholly-owned subsidiary of our company since March 1998. Prior to his employment with Preferred Staffing, from 1987 to 1997, Mr. Kilissanly served as President and Chief Operating Officer of Physicians Corporation of America. In 1986, he served as Senior Vice President of Corporate Marketing and Communications of Equicor Health Plans. From 1984 to 1986, Mr. Kilissanly served as Senior Vice President of Corporate Marketing and Communications of HCA Health Plans.

    All of our directors serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of our officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment with us. See "Management--Employment Agreement." There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid to, or earned by, our Chief Executive Officer and each of our other most highly compensated executive officers for the three years ended December 31, 1997 whose total annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                                  LONG-TERM
                                                                                                                 COMPENSATION
                                                                              ANNUAL COMPENSATION              ----------------
                                                                   ------------------------------------------     SECURITIES
                                                                                               OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR     SALARY ($)    BONUS ($)   COMPENSATION ($)  OPTIONS/SARS(#)
------------------------------------------------------  ---------  -----------  -----------  ----------------  ----------------
Mel Harris(1).........................................       1997     116,729       --                   --)         275,000
  Chairman of the Board, Chief Executive Officer and         1996     250,000       --                   --           --
  President                                                  1995      --           --            270,000(2           --
William R. Dresback...................................       1997     150,000       --              --                50,000
  Senior Vice President, Chief Financial Officer and         1996     125,000       --              --                --
  Secretary                                                  1995     100,000       --              --                --
Howard Odzer(3).......................................       1997     190,000       --                   --)          --
  Former President of Preferred Employers Group              1996     100,000       --                   --           --
                                                             1995     100,000       --            270,000(2           --

------------------------

(1) Mr. Harris serves as our Chairman of the Board and Chief Executive Officer pursuant to an employment agreement. See "Management--Employment Agreement."

(2) Reflects cash dividends paid to such person pursuant to that certain Amended and Restated Shareholders Agreement dated as of May 15, 1995, by and among our company, Mr. Harris and Mr. Odzer.

(3) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of Preferred Employers Group and a director of our company.

                             OPTION GRANTS IN 1997

    The following table sets forth certain information concerning the grant of stock options in 1997 to each of the Named Executive Officers.

                                           NUMBER OF
                                          SECURITIES        PERCENTAGE TO TOTAL
                                          UNDERLYING        OPTIONS GRANTED TO     EXERCISE PRICE
NAME                                    OPTIONS GRANTED      EMPLOYEES IN 1997        ($/SHARE)        EXPIRATION DATE
------------------------------------  -------------------  ---------------------  -----------------  -------------------
Mel Harris(1).......................         275,000                  34.7%                7.75      August 20, 2002
William R. Dresback(2)..............          25,000                   3.2                 7.25      February 5, 2002
William R. Dresback(3)..............          25,000                   3.2                 7.25      February 5, 2001
Howard Odzer(4).....................          --                    --                   --                  --

------------------------

(1) 55,000 options were exercisable as of August 20, 1998. 220,000 options are exercisable in four equal installments of 55,000, commencing on August 20, 1999, subject to the terms of the option agreement issued pursuant to our 1996 Stock Option Plan.

(2) Pursuant to the terms of a stock option agreement issued pursuant to our 1996 Stock Option Plan, 15,000 options are immediately exercisable, and 10,000 options are exercisable in two equal installments on February 5, 1999 and on the next anniversary thereof.

(3) Pursuant to the terms of a stock option agreement issued pursuant to the Share Escrow Agreement, 18,750 options are immediately exercisable, and 6,250 options are exercisable on February 5, 1999.

(4) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of Preferred Employers Group and a director of our company.

       AGGREGATE OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

    The following table sets forth certain information concerning the Named Executive Officers with respect to the number of shares covered by exercisable and unexercisable stock options at December 31, 1997 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 1997. No options were exercised by the Named Executive Officers in 1997.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                                                                       OPTIONS AT FISCAL      IN-THE MONEY OPTIONS
                                                                            YEAR-END          AT FISCAL YEAR-END(1)
                                                                          EXERCISABLE/            EXERCISABLE/
NAME                                                                     UNEXERCISABLE            UNEXERCISABLE
------------------------------------------------------------------  ------------------------  ---------------------
Mel Harris........................................................            --/275,000                --/--
William R. Dresback...............................................         33,750/16,250                --/--
Howard Odzer(2)...................................................           --/--                    --/--

------------------------

(1) The value of unexercised "in-the-money" options is equal to the difference between the closing bid price of the common stock on the Nasdaq SmallCap Market as of December 31, 1997 ($7.00) and the option exercise price per share, multiplied by the number of shares subject to options.

(2) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of Preferred Employers Group and a director of our company.

DIRECTOR COMPENSATION

    Our directors do not receive compensation for their services as directors, but are reimbursed for all reasonable out-of-pocket expenses incurred in connection with each Board of Directors meeting attended. In addition, all of our directors are eligible for grants of stock options pursuant to the 1996 Stock Option Plan and the Share Escrow Agreement dated February 5, 1997 by and among Preferred, Mr. Odzer and the escrow agent named therein (the "Share Escrow Agreement"). During 1997, we granted options to three of our outside directors under the 1996 Stock Option Plan and the Share Escrow Agreement, representing options to purchase an aggregate of 75,000 shares of common stock. In February 1997, pursuant to the 1996 Stock Option Plan, each of Messrs. Gordon, Burstein and Rabb received options to purchase 12,500 shares of common stock at an exercise price of $7.25 per share, exercisable until February 7, 2002. All of the stock options granted to the outside directors in 1997 pursuant to the 1996 Stock Option Plan vest at a rate of 20% per year, over a period of five years commencing in February 1998. In February 1997, pursuant to the Share Escrow Agreement, each of Messrs. Gordon, Burstein and Rabb received options to purchase 12,500 shares of common stock at an exercise price of $7.25 per share, exercisable until February 7, 2001. All of the stock options granted to directors in 1997 pursuant to the Share Escrow Agreement vest at a rate of 25% per year, over a period of four years commencing in February 1998. In 1997, Mr. Harris, an inside director, also received options to purchase 275,000 shares of common stock under the 1996 Stock Option Plan. See "Executive Compensation."

EMPLOYMENT AGREEMENT

    In January 1997, we entered into an employment agreement with Mr. Harris pursuant to which he agreed to serve as our Chairman of the Board of Directors and Chief Executive Officer. The agreement is subject to automatic one-year extensions absent notice of non-renewal from either party. In January 1998, the agreement was automatically renewed for an additional one-year period. Pursuant to the agreement, Mr. Harris is entitled to receive an annual salary of $150,000 and is also entitled to receive perquisites similar to perquisites made available to our other senior executives and reimbursement for all related business expenses. In July 1997, Mr. Harris voluntarily reduced to $52,000 per annum the annual salary payable to him during the term pursuant to his employment agreement, until further notice, in order to lower our increased operating expenses arising from hiring additional management personnel. Mr. Harris has agreed to devote such time as is necessary, and in any event no less than 80% of his business time, to the affairs of our company. The agreement contains, among other things, customary non-compete and non-solicitation provisions.

1996 EMPLOYEE STOCK OPTION PLAN

    In September 1996, our Board of Directors adopted and our stockholders approved the 1996 Stock Option Plan (the "Plan"). The Plan provides for the grant to participants (including our officers and directors) of options to purchase shares of common stock. In September 1998, our stockholders approved an increase in the total number of shares of common stock reserved for issuance upon the exercise of stock options granted or which may be granted under the Plan, from 300,000 to 1,000,000 shares of common stock.


    The Plan may be administered by the Board of Directors or the Compensation Committee, as the case may be (the "Committee"). The Committee has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted as incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is an incentive stock option to an employee who owns more than 10% of the outstanding voting power of our company). Incentive stock options may not be exercised after 10 years from the grant (five years if the grant is an incentive stock option to any employee who owns more than 10% of the outstanding voting power of our company). Options granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors, or administrators in the event of death. Under the Plan, shares subject to cancelled or terminated options may be available for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment under the Plan in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of December 17, 1998, options to purchase an aggregate of 916,500 shares of common stock were outstanding under the Plan.


SHARE ESCROW AGREEMENT

    Pursuant to the Share Escrow Agreement by and among Howard Odzer, the escrow agent, and our company, Mr. Howard Odzer placed 300,000 shares of common stock beneficially owned by him in escrow for issuance upon the exercise of stock options granted to certain executives, officers and directors designated by the Committee, in its sole discretion (the "Escrow Options"). Mr. Odzer will receive all proceeds from any exercise of the Escrow Options. In addition, any exercise of Escrow Options must occur, if at all, within five years from February 1997. After such date the balance of the shares of common stock held in escrow pursuant to the Share Escrow Agreement, if any, shall revert to Mr. Odzer. See "Certain Transactions."


    As of December 17, 1998, options to purchase an aggregate of 221,500 shares of common stock were outstanding under the Share Escrow Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth information as of December 17, 1998 with respect to the beneficial ownership of (i) any person known to us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of the Named Executive Officers (named in the Summary Compensation Table of this prospectus under the heading "Management--Executive Compensation") and (iv) all of our directors and executive officers as a group (6 persons).



                                                                             NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                         SHARES(2)     CLASS(2)
---------------------------------------------------------------------------  ----------  -------------
Mel Harris(1)(3)...........................................................   1,871,470         35.3
Howard Odzer(4)............................................................     711,765         13.6
William R. Dresback(1)(5)..................................................      45,000             *
Jack D. Burstein(6)........................................................      36,250             *
Stuart J. Gordon(7)........................................................      11,250             *
Maxwell M. Rabb(8).........................................................      11,250             *
All directors and executive officers as a group (6 persons)................   2,016,220         37.2


------------------------

*   Less than 1%.

(1) The business address of each such person is Preferred Employers Holdings, Inc., 10800 Biscayne Boulevard, Miami, Florida 33161.

(2) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty days from the date of determination upon the exercise of warrants or options. Each beneficial owner's number of shares and percentage ownership as set forth above is determined by assuming that options or warrants that are held by such person (but not those held by any other person) which are exercisable within sixty days from the date listed above have been exercised. See "Certain Relationships and Related Transactions."


(3) Includes (i) 1,340,000 shares held of record by Mr. Harris, (ii) 300,000 shares over which Mr. Harris has shared investment and voting power subject to a Share Escrow Agreement between us and Mr. Odzer, (iii) 88,235 shares held of record by Francine Harris, the wife of Mr. Harris, (iv) 88,235 shares held of record by Ms. Harris, as custodian for Jamie Jo Harris, the daughter of Mr. and Ms. Harris, and (v) options to purchase 55,000 shares of common stock issued pursuant to our 1996 Stock Option Plan which are exercisable within 60 days from December 17, 1998. Mr. Harris may be deemed to have voting control over such shares and may be deemed to be the beneficial owner thereof. Mr. Harris disclaims beneficial ownership of (a) 88,235 shares held of record by Ms. Harris, and (b) 88,235 shares held of record by Ms. Harris, as custodian for Jamie Jo Harris. Does not include options to purchase 220,000 shares of common stock which vest over a four year period ending August 2002 pursuant to our 1996 Stock Option Plan. The Compensation Committee of our Board of Directors has investment and voting power over the 300,000 shares placed in escrow under the Share Escrow Agreement. Mr. Harris is a member of the Compensation Committee. See "Certain Relationships and Related Transactions."



(4) Of the 711,765 shares held of record by Mr. Odzer, 300,000 shares have been placed in escrow pursuant to the terms of the Share Escrow Agreement. The Compensation Committee of our Board of Directors has investment and voting power over the 300,000 shares placed in escrow under the Share Escrow Agreement. Mr. Harris is a member of the Compensation Committee. See "Certain Relationships and Related Transactions." Effective May 30, 1998, Mr. Odzer resigned from his positions as President of Preferred Employers Group and a director of our company. Mr. Odzer's address is 1399 N.E. 103rd Street, Miami Shores, Florida 33138.

(5) Represents (a) options to purchase 20,000 shares of common stock issued pursuant to our 1996 Stock Option Plan and (b) options to purchase 25,000 shares of common stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from December 17, 1998. Does not include options to purchase 25,000 shares of common stock which vest over a five year period commencing July 1999 and ending July 2003 pursuant to our 1996 Stock Option Plan.



(6) Represents (a) options to purchase 5,000 shares of common stock issued pursuant to our 1996 Stock Option Plan, (b) options to purchase 6,250 shares of common stock issued pursuant to the Share Escrow Agreement and (c) warrants to purchase an aggregate of 25,000 shares of common stock issued to Strategica Group, all exercisable within 60 days from December 17, 1998. Mr. Burstein's business address is c/o Strategica Capital Corp., 1221 Brickell Avenue, Suite 2600, Miami, Florida 33131. See "Certain Relationships and Related Transactions."



(7) Represents (a) options to purchase 5,000 shares of common stock issued pursuant to our 1996 Stock Option Plan and (b) options to purchase 6,250 shares of common stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from December 17, 1998. Mr. Gordon's business address is c/o Duane Morris and Heckscher, 1667 K Street, Suite 700, Washington D.C. 20006.



(8) Represents (a) options to purchase 5,000 shares of common stock issued pursuant to our 1996 Stock Option Plan and (b) options to purchase 6,250 shares of common stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from December 17, 1998. Mr. Rabb's business address is c/o Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 3rd Avenue, 40th Floor, New York, New York 10022.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Mr. Burstein, a director of our company, is the Chairman and President of Strategica Group and Strategica Capital. Mr. Harris, Chairman of the Board, Chief Executive Officer and President of our company, is a director and shareholder of Strategica Capital, an affiliate of Strategica Group. In March 1997, we paid to Strategica Group a fee of $50,000 as compensation for its financial advisory and planning services provided in connection with our initial public offering of 1,725,000 shares of common stock (which was consummated in February 1997). In April 1998, we paid to Strategica Group a fee of $150,000 as compensation for its financial advisory and planning services provided in connection with the acquisition of substantially all of the assets used or pertaining to the business of HSSI. In April 1998, we paid Strategica Group a fee of $148,000 in connection with the services provided to us relating to the acquisition of the outstanding capital stock of Net Healthcare. In July 1998, we issued to Strategica Group a warrant to purchase an aggregate of 25,000 shares of common stock at an exercise price of $7.88 per share for consulting services. See "Business."


    In February 1997, the then existing stockholders (the "Exchanging Stockholders") of Preferred Employers Group, a corporation which conducted certain of our operations, effected a recapitalization whereby we exchanged 17,647.06 shares of common stock for each share of common stock of Preferred Employers Group held by the Exchanging Stockholders (the "Exchange"). As a result of the Exchange, Preferred Employers Group became a wholly-owned subsidiary of our company. Pursuant to the Exchange, Mr. Harris, Mr. Odzer (the former President of Preferred Employers Group) and Ms. Ryan, a Vice President and the Assistant Secretary of our company, received 1,450,000, 1,111,765 and 25,000 shares of common stock, respectively.

    In February 1997, our company, Mr. Harris and Mr. Odzer entered into a Shareholders Agreement which provides for certain arrangements regarding restrictions on the transferability of shares owned by them or by members of their respective families and other matters. Under the Shareholders Agreement, the parties have agreed to rights of first refusal under certain circumstances with respect to the disposition of shares of common stock held by Messrs. Harris and Odzer, and certain registration and indemnification rights. The Shareholders Agreement also reaffirmed the irrevocable proxy granted to Mr. Harris to vote all of the shares held of record by Mr. Odzer, which was granted by Mr. Odzer to Mr. Harris in May 1995. The proxy expires at such time as Mr. Odzer owns less than fifteen percent of the outstanding common stock of our company. As of December 17, 1998, Mr. Odzer owned approximately 13.6% of the outstanding common stock of our company, and accordingly, the proxy and certain sections of the Shareholders Agreement have terminated, and other provisions of the Shareholders Agreement will expire on May 30, 2004.



    Pursuant to a Share Escrow Agreement dated February 5, 1997, Mr. Odzer placed 300,000 shares of our common stock beneficially owned by him in escrow for issuance upon the exercise of stock options granted to certain directors, executives and other officers of our company, as designated by the Compensation Committee. As of December 17, 1998, options to purchase an aggregate of 221,500 shares of common stock were outstanding under the Share Escrow Agreement. See "Management."



    In January 1996, we entered into a Cost Sharing Agreement with International Insurance Group, Inc. ("IIG"), pursuant to which we provide office space, equipment and other administrative services to IIG. IIG is an insurance brokerage company which is wholly-owned by Mr. Harris, the Chairman of the Board, Chief Executive Officer and President of our company. Under the Cost Sharing Agreement, we are entitled to receive from IIG approximately $2,400 per month for rendering such services. Prior to January 1996, we provided these services without reimbursement.


    In 1995, Preferred Employers Group entered into a Stock Repurchase Agreement, dated as of May 15, 1995, with Mr. Odzer and Mr. Rothstein, a step-brother of Mr. Odzer, pursuant to which Preferred Employers Group agreed to repurchase from them an aggregate of 30 shares of common stock of Preferred Employers Group (approximately 529,412 shares of Common Stock, as adjusted for the Exchange). The aggregate purchase price for such shares was $600,000 (including interest) to be paid in 24 installments of $25,000. In July 1995, pursuant to a subsequent letter agreement by and between Preferred Employers Group and Mr. Odzer, it was agreed that Preferred Employers Group would not pay monthly installments for the months of August 1995 through January 1996 and that payment of monthly installments of $25,000 (including interest) would resume in February 1996. As of December 31, 1997, Preferred Employers Group paid the total amount of the balance of the purchase price outstanding to Mr. Odzer which was $300,000.

    We are also a party to certain employment, stock option and other arrangements with our directors and executive officers. See "Management."


                            SELLING SECURITYHOLDERS



    The following selling securityholders are offering 517,085 shares of common stock which are issued and outstanding. Such shares may be offered from time to time by such selling securityholders, their nominees or permitted transferees. They are under no obligation to sell all or any portion of the shares pursuant to this prospectus. In addition, we are unable to ascertain the number of shares of common stock that will be beneficially owned by such selling shareholders following the termination of this Offering.

    The information in the table below concerning the selling securityholders is based on our records as of December 17, 1998. Information concerning the selling securityholders may change from time to time after the date of this prospectus. See "Risk Factors," "Plan of Distribution" and "Description of Securities."


                                                        SHARES OF              SHARES OF
                                                   COMMON STOCK OWNED    COMMON STOCK OFFERED
NAME OF SELLING SECURITYHOLDER                      PRIOR TO OFFERING    PURSUANT TO OFFERING
------------------------------------------------  ---------------------  ---------------------
Debbie Bender-Balazich(1)(2)....................           247,559               247,559
Steven Barth(2)(3)..............................           164,101               164,101
Steven Jones(2).................................            74,832                74,832
Stephen McLaughlin(1)(2)........................            24,944                24,944
Aldo Rodriguez(3)...............................             5,649                 5,649

------------------------

(1) Ms. Debbie Bender-Balazich is the Executive Vice President of Preferred Staffing. Mr. Stephen McLaughlin is the Vice President of Information Technology of Preferred Staffing.

(2) Includes the following shares being held in escrow pursuant to an escrow agreement by and among Preferred Staffing, Ms. Bender-Balazich, Mr. Barth, Mr. Jones, Mr. McLaughlin and City National Bank of Florida: (i) 293,015 shares are being held in escrow until December 31, 1998, when 146,508 shares will be released to Ms. Bender-Balazich, 87,905 shares will be released to Mr. Barth, 43,952 shares will be released to Mr. Jones and 14,650 shares will be released to Mr. McLaughlin and (ii) 51,708 shares are being held in escrow for the purpose of satisfying certain claims by us. Such shares are subject to an indemnification escrow until August 11, 1999 unless claims are made pursuant thereto and may be released, as follows: (i) 25,854 to Ms. Bender-Balazich; (ii) 15,512 to Mr. Barth; (iii) 7,756 to Mr. Jones; and
    (iv) 2,586 to Mr. McLaughlin.

(3) Subsequent to the merger of our company and NET Healthcare, (i) Ms. Bender-Balazich transferred 7,218 shares to Mr. Barth and 3,766 shares to Mr. Rodiguez; (ii) Mr. Barth transferred 1,130 shares to Mr. Rodriguez;
    (iii) Mr. Jones transferred 2,165 shares to Mr. Barth and 565 shares to Mr. Rodriguez; and (iv) Mr. McLaughlin transferred 722 shares to Mr. Barth and 188 shares to Mr. Rodriguez. All transfers are reflected above. None of the transfers relate to the shares being held in escrow.


    The following selling securityholders beneficially own as of December 17, 1998 and may offer hereby the number of shares of common stock set forth opposite their respective names, assuming (i) the conversion of all of the outstanding principal amount of the 7% convertible subordinated promissory notes ($10,580,000 as of December 17, 1998) into shares based on the conversion price of $9.00 per share and (ii) the exercise in full of warrants to purchase 348,800 shares for cash. The shares offered pursuant to this prospectus may be offered from time to time by the selling securityholders named below or their nominees or permitted transferees. The selling securityholders are under no obligation to sell all or any portion of the shares pursuant to this prospectus. In addition, because the selling securityholders are not obligated to sell all or a portion of their shares pursuant to this prospectus, we are unable to ascertain the number of shares of common stock that will be beneficially owned by each selling securityholder following the termination of the Offering.



    The information in the table below concerning the selling securityholders is based on our records as of December 17, 1998. Information concerning the selling securityholders may change from time to time after the date of this prospectus. See "Risk Factors," "Plan of Distribution" and "Description of Securities."



    We initially registered 1,524,356 shares of common stock issuable upon (i) conversion of our 7% convertible subordinated promissory notes due May 2003 issued by us in a private placement in May 1998, and (ii) the exercise of warrents to purchase 348,800 shares of common stock issued in connection therewith. We filed a registration statement on Form SB-2 (No. 333-60087) that was declared effective on August 7, 1998 with respect to such common stock. The number of shares of common stock shown in the following table reflects the number of shares issuable upon conversion of the notes and/or exercise of the warrents as explained in the footnotes to the table.

                                                                         SHARES OF               SHARES OF
                                                                     COMMON STOCK OWNED     COMMON STOCK OFFERED
                                                                          PRIOR TO              PURSUANT TO
NAME OF SELLING SECURITYHOLDER                                         OFFERING(1)(2)          OFFERING(1)(2)
-----------------------------------------------------------------  ----------------------  ----------------------
I. Thomson.......................................................             1,666                   1,666
Anker Bank.......................................................            33,333                  33,333
Ashford Capital Partners, L.P....................................           111,111                 111,111
The Bald Eagle Fund Ltd..........................................             4,638                   4,638
Clariden Bank....................................................           111,110                 111,110
Jay John Beyrouti................................................            11,111                  11,111
Harvey Bibicoff..................................................             5,555                   5,555
Christopher Binyon Sarofim 1976 Trust............................            16,666                  16,666
Burr Family Trust, Robert Z. Burr and Catherine W. Burr,
  Trustees.......................................................             5,555                   5,555
Alex T. Chalmers.................................................             1,666                   1,666
Dr. David Cohen..................................................            11,111                  11,111
Harriet H. Cohen.................................................             2,777                   2,777
Julia Cole.......................................................            11,111                  11,111
Chris Conway.....................................................             5,555                   5,555
Gerald B. Cramer 1997 Charitable Remainder Trust.................            55,555                  55,555
DW Trustees (B.V.I.) Limited as Trustee of the Rectory Farm
  Settlement Main Fund...........................................             5,555                   5,555
DW Trustees (B.V.I.) Limited as Trustee of the Rectory Farm
  Settlement Children's Fund.....................................             2,777                   2,777
Joseph Esformes..................................................            38,888                  38,888
Falk Family Foundation...........................................            11,111                  11,111
Austin Gleason Pension Fund......................................            11,111                  11,111
Paul Goldenheim..................................................             2,777                   2,777
William O.E. Henry...............................................             5,555                   5,555
Jeffries Switzerland.............................................            55,555                  55,555
JJM Investments, Inc.............................................             2,777                   2,777
Peggy S. Jordan..................................................            11,111                  11,111
E. Stanley Kardatzke Revocable Trust.............................            22,222                  22,222
Fred Kassner.....................................................            27,777                  27,777
Kensington Partners L.P..........................................            48,111                  48,111
Kensington Partners II L.P.......................................             2,805                   2,805
Peter E. Kilissanly(3)...........................................            77,777                  77,777
Lynka Adams Kroll................................................            11,111                  11,111
Douglas Levine...................................................             5,555                   5,555
Charles Loegering................................................            11,111                  11,111
Lloyd A. Moriber M.D.............................................            11,111                  11,111
Larry Palini.....................................................             5,555                   5,555
Banque Piguet & Cie SA...........................................            11,111                  11,111
Putnam Capital Appreciation Fund.................................           222,222                 222,222
Lawrence J. Rodler...............................................             2,777                   2,777
Christopher Rolin................................................             2,777                   2,777
Richard Rosenblatt...............................................             5,555                   5,555
Ben Rosenbloom...................................................             5,555                   5,555
Hare & Co........................................................            55,555                  55,555
J.F. Shea Co., Inc. as nominee 1998-34...........................           111,111                 111,111
Commonwealth Associates(4).......................................           113,136                 113,136
Mark Danieli(5)..................................................               733                     733

                                                                         SHARES OF               SHARES OF
                                                                     COMMON STOCK OWNED     COMMON STOCK OFFERED
                                                                          PRIOR TO              PURSUANT TO
NAME OF SELLING SECURITYHOLDER                                         OFFERING(1)(2)          OFFERING(1)(2)
-----------------------------------------------------------------  ----------------------  ----------------------
Richard Campanella(5)............................................               662                     662
Anthony Giardina(5)..............................................             1,537                   1,537
Craig Leppla(5)..................................................               830                     830
James Walker(5)..................................................               500                     500
Mario Marsillo(5)................................................               600                     600
Ronald Moschetta(5)..............................................             1,632                   1,632
Christopher Krecke(5)............................................             1,000                   1,000
Brad Van Siclen(5)...............................................             3,500                   3,500
Inder Tallur(5)..................................................             1,270                   1,270
Laurant Ashenden(5)..............................................             1,920                   1,920
Cornelia Eldridge(5).............................................             4,988                   4,988
Joseph P. Wynne(5)...............................................             4,905                   4,905
Basil Asciutto(5)................................................             8,308                   8,308
Seth Elliott(5)..................................................             2,500                   2,500
Eric Handler(5)..................................................             3,500                   3,500
Eric Rubenstein(5)...............................................             7,467                   7,467
Robert O'Sullivan(5).............................................             8,075                   8,075
Keith Rosenbloom(5)..............................................            25,985                  25,985
Michael S. Falk(5)...............................................           124,428                 124,428
Edmund Shea(5)...................................................             6,897                   6,897
Robert Priddy(5).................................................             5,558                   5,558
Robert Beuret(5).................................................             4,166                   4,166
Michael Lyall(5).................................................             2,917                   2,917
Vincent Labarbara(5).............................................             2,724                   2,724
Alvin Mirman(5)..................................................             2,334                   2,334
Eric Rand(5).....................................................             1,151                   1,151
Murray Segal(5)..................................................               963                     963
Andres Bello(5)..................................................               915                     915
Estate of Daniel Parker(5).......................................               770                     770
Robert Tucker(5).................................................               770                     770
Cathy Ross(5)....................................................               750                     750
Scott Rickman(5).................................................               500                     500
Michael Volpe(5).................................................               419                     419
Lisa Letteri(5)..................................................               250                     250
Richard Galterio(5)..............................................                86                      86
Al Legere(5).....................................................                86                      86
Marco Guidice(5).................................................                68                      68


------------------------


(1) The beneficial ownership and shares offered data included in this table assumes conversion of all of the principal amount of the notes outstanding as of December 8, 1998 ($10,580,000) into shares of common stock at the conversion price of $9.00 per share.



(2) The beneficial ownership and shares offered data included in this table assumes that (a) 150,000 shares of common stock (subject to adjustments) are issuable upon the exercise of warrants to purchase such shares, and (b) 198,800 shares of common stock (subject to adjustments) are issuable upon the exercise of warrants to purchase such shares of common stock.



(3) Mr. Peter E. Kilissanly is the President and Chief Executive Officer of Preferred Staffing. See "Management."

(4) In February 1997, we consummated an initial public offering of 1,725,000 shares of common stock at a price to the public of $7.25 per share. Commonwealth Associates ("Commonwealth") acted as the managing underwriter of the offering and received commissions of approximately $875,000 and a non-accountable expense allowance of $236,000, as well as warrants to purchase an aggregate of 150,000 shares of common stock, which includes the shares offered hereby (the "IPO Warrants"). In May 1998, we consummated a private placement of the notes and Commonwealth acted as our placement agent. In connection therewith, we paid Commonwealth approximately $900,000 in commissions and fees and issued to Commonwealth a warrant to purchase 198,800 shares of common stock with an exercise price of $9.00 per share (the "PPM Warrants"). In July 1998, Commonwealth transferred a portion of the IPO Warrants and PPM Warrants to certain persons.



(5) In July 1998, Commonwealth transferred warrants to purchase the shares of common stock issuable upon the exercise thereof to certain persons, including this selling securityholder.



    We will incur expenses in respect of this Offering in an amount estimated to be $140,000 in the aggregate. Except as otherwise provided in this prospectus, no selling securityholder has held any position or office or had any other material relationship with our company within the past three years. The selling securityholders will receive all of the proceeds from the sale of the shares offered hereby. We will not receive any proceeds from the sale of such shares. However, we would receive approximately $2.9 million in gross cash proceeds if all of the warrants relating to 348,800 shares offered hereby were exercised in full with cash. See "Use of Proceeds" and "Plan of Distribution."

                           DESCRIPTION OF SECURITIES

COMMON STOCK


    We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, of which, as of December 17, 1998, 5,242,085 shares were outstanding. Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of common stock. Holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in our assets that are available upon liquidation, dissolution or winding up. We have never declared or paid any dividends on our common stock and do not anticipate that any cash or other dividends will be paid in the foreseeable future, as we intend to follow a policy of retaining earnings, if any, to finance future growth. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock are able to elect all directors.


PREFERRED STOCK


    We are currently authorized to issue up to 2,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined by the Board of Directors at the time of issuance without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any such preferred stock could materially adversely affect the rights of holders of common stock and, therefore, could reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could have the effect of delaying, deferring or preventing a change in our control. See "Risk Factors--Possible Issuances of Our Stock; Anti-Takeover Provisions." The Company has no present plans to issue any of the preferred stock and is not in any negotiations contemplating any such issuance. However, the Company may determine in the future that it is advisable to issue some or all of such shares for corporate purposes.

                              PLAN OF DISTRIBUTION


    The sale of the shares of common stock, and common stock issuable upon conversion of the notes and exercise of the warrants, may be effected directly to purchasers by the selling securityholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve block transactions). Any sales of the shares may be effected through the Nasdaq SmallCap Market, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the selling securityholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the shares for whom they may act as agent, principal or both. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling securityholders and may have other business relationships with, and perform services for, us. Any selling securityholder, underwriter or broker-dealer who participates in the sale of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.



    The anti-manipulation provisions of Rules 101 through 104 under the Exchange Act may apply to purchases and sales of shares of common stock by the selling securityholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.


    Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


    We are required to pay expenses incident to the registration, offering and sale of the shares pursuant to this Offering. We estimate that our expenses in connection with the Offering will be approximately $140,000 in the aggregate. We and each selling securityholder have agreed to indemnify each other and certain other persons against certain liabilities, including liabilities under the Securities Act.



    We have advised the selling securityholders that if a particular offer of shares is to be made on terms constituting a material change from the information set forth above, then to the extent required, a prospectus supplement should be distributed setting forth such terms and related information and should be used.


                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby will be passed upon for us by Baer Marks & Upham LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two year period then ended have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The balance sheet of NET Healthcare as of December 31, 1997 and the statements of operations, shareholders' deficiency and cash flows for each of the two years in the period ended December 31, 1997, included in this Registration Statement, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission under the Securities Act a Registration Statement on Form SB-2 (the "Registration Statement"), of which this prospectus is a part, with respect to the shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

    We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file certain periodic reports, proxy statements and other information with the Securities and Exchange Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including us. Material filed by us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                           PAGE NO.
                                                                                                          -----------

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

  Independent Auditors' Report..........................................................................         F-2

  Report of Independent Accountants.....................................................................         F-3

  Consolidated Balance Sheet as of December 31, 1997....................................................         F-4

  Consolidated Statements of Operations for the years ended December 31, 1997 and 1996..................         F-5

  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1997 and 1996........         F-6

  Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996..................         F-7

  Notes to Consolidated Financial Statements............................................................         F-8

UNAUDITED CONSOLIDATING FINANCIAL SCHEDULES FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

  Consolidating Balance Sheet Schedule as of December 31, 1997..........................................        F-21

  Consolidating Schedules of Operations for the years ended December 31, 1997 and December 31, 1996.....        F-22

  Consolidating Schedules of Shareholders' Equity for the years ended December 31, 1997 and 1996........        F-23

  Consolidating Schedules of Cash Flows for the years ended December 31, 1997 and 1996..................        F-24

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (RESTATED)

  Consolidated Balance Sheet as of September 30, 1998...................................................        F-25

  Consolidated Statements of Operations for the nine months ended September 30, 1998 and 1997...........        F-26

  Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and 1997...........        F-27

  Notes to Consolidated Financial Statements............................................................        F-28

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Preferred Employers Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of Preferred Employers Holdings, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1997 and 1996. The consolidated financial statements give retroactive effect to the merger of Preferred Employers Holdings, Inc. and subsidiaries and National Explorers and Travelers Healthcare, Inc. on August 10, 1998, which has been accounted for using the pooling of interests method as described in the notes to the consolidated financial statements. We have also audited the combination of the accompanying consolidated financial statements for the periods indicated above, after restatement for the August 10, 1998 pooling of interests. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of National Explorers and Travelers Healthcare, Inc. which statements reflect total assets constituting 8% of the restated consolidated balance sheet totals, and which reflect net losses constituting approximately 98% and 120% of the respective restated consolidated statements of operations totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for National Explorers and Travelers Healthcare, Inc. is based solely on the report of other auditors.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Preferred Employers Holdings, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and cash flows for the years ended December 31, 1997 and 1996.

    Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating schedules are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The consolidating financial schedules have been subjected to the auditing procedures applied in the audits of the consolidated financial statements, and, in our opinion, based upon our procedures and the report of other auditors, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

                                          /s/ KPMG Peat Marwick LLP

Miami, Florida
March 27, 1998, except for notes 1(b), 1(d) and 14 which are as of August 10, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
National Explorers and Travelers Health Care, Inc.
(d/b/a NET Healthcare, Inc.)
Fort Lauderdale, Florida

In our opinion, the accompanying balance sheet and the related statements of operations, shareholders' deficiency and of cash flows present fairly, in all material respects, the financial position of National Explorers and Travelers Health Care, Inc. (d/b/a NET Healthcare, Inc.) (the "Company") at December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Since the date of completion of our audit of the above referenced financial statements and the initial issuance of our report dated June 22, 1998, which contained an explanatory paragraph regarding the Company's ability to continue as a going concern and an emphasis of a matter paragraph regarding the pending sale of the Company, the shareholders of the Company, as discussed in Note 14, have sold their shares of the common stock of the Company to Preferred Healthcare Staffing, Inc., a subsidiary of Preferred Employers Holdings, Inc. Therefore the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 22, 1998, except for the information in
Note 14, for which the date is August 10, 1998

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                          DECEMBER 31, 1997 (RESTATED)

                                                                                      PREVIOUSLY
                                                                                       REPORTED       RESTATED
                                                                                     -------------  -------------
ASSETS
Investments:
  Held-to-maturity securities, at amortized cost (fair value of $8,237,669)........  $   8,015,105      8,015,105
  Held-to-maturity securities, at amortized cost, restricted (fair value of
    $7,947,981)....................................................................      7,877,444      7,877,444
  Short-term investments...........................................................      7,090,550      7,090,550
                                                                                     -------------  -------------
      Total investments............................................................     22,983,099     22,983,099
Cash...............................................................................      4,125,147      4,125,271
Accrued investment and interest income.............................................        311,934        311,934
Receivables, net...................................................................        585,072      2,699,657
Deferred acquisition costs.........................................................        903,880        903,880
Property and equipment, net........................................................        478,826        709,800
Deferred tax assets................................................................        252,837        252,837
Deposits...........................................................................         24,921        154,787
Other assets.......................................................................         34,487        102,556
                                                                                     -------------  -------------
      Total assets.................................................................  $  29,700,203     32,243,821
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable......................................................................  $           0      2,440,000
Unpaid losses and loss adjustment expenses.........................................      6,107,613      6,107,613
Unearned premiums..................................................................      2,671,831      2,671,831
Premiums payable...................................................................      3,064,103      3,064,103
Commissions payable................................................................        330,055        330,055
Other liabilities..................................................................      4,750,082      5,215,387
Accounts payable and accrued expenses..............................................        508,127      1,360,613
Deferred reinsurance income........................................................        279,980        279,980
                                                                                     -------------  -------------
      Total liabilities............................................................     17,711,791     21,469,582
                                                                                     -------------  -------------
Shareholders' equity:
Common stock, $.01 par value; authorized 10,000,000 shares; issued 5,254,412 and
  5,771,497 shares, respectively...................................................         52,544         57,715
Additional paid-in capital.........................................................     10,367,074      9,147,730
Retained earnings..................................................................      2,074,351      2,074,351
                                                                                     -------------  -------------
Total shareholders' equity.........................................................     12,493,969     11,279,796
Treasury stock, at cost, 529,412 shares............................................       (505,557)      (505,557)
                                                                                     -------------  -------------
Net shareholders' equity...........................................................     11,988,412     10,774,239
                                                                                     -------------  -------------
Total liabilities and shareholders' equity.........................................  $  29,700,203     32,243,821
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

                                                                    DECEMBER 31, 1997      DECEMBER 31, 1996
                                                                  ----------------------  --------------------
                                                                  PREVIOUSLY              PREVIOUSLY
                                                                   REPORTED    RESTATED   REPORTED   RESTATED
                                                                  ----------  ----------  ---------  ---------
REVENUES:
Premiums earned.................................................  $11,674,659 11,674,659    524,760    524,760
Net commission income...........................................   2,359,445   2,359,445  2,462,625  2,462,625
Net Investment income...........................................   1,394,544   1,394,544    217,314    217,314
Staffing income.................................................           0  11,594,300          0  2,613,967
Other income....................................................     570,464     570,464    136,431    136,431
                                                                  ----------  ----------  ---------  ---------
Total revenues..................................................  15,999,112  27,593,412  3,341,130  5,955,097
                                                                  ----------  ----------  ---------  ---------
EXPENSES:
Losses and loss adjustment expenses.............................   6,257,095   6,257,095    270,251    270,251
Amortization of deferred acquisition costs......................   4,161,884   4,161,884    177,526    177,526
Staffing costs..................................................           0   9,610,778          0  2,218,456
Other expenses..................................................   4,145,201   6,080,808  2,937,145  3,845,267
                                                                  ----------  ----------  ---------  ---------
Total expenses..................................................  14,564,180  26,110,565  3,384,922  6,511,500
                                                                  ----------  ----------  ---------  ---------
Operating income (loss) before income taxes.....................   1,434,932   1,482,847    (43,792)  (556,403)
                                                                  ----------  ----------  ---------  ---------
Interest expense................................................     (16,534)   (663,909)   (41,942)  (154,044)
Non-operating income............................................           0           0    190,000    190,000
                                                                  ----------  ----------  ---------  ---------
Net non-operating income (expense)..............................     (16,534)   (663,909)   148,058     35,956
                                                                  ----------  ----------  ---------  ---------
Income (loss) before income taxes...............................   1,418,398     818,938    104,266   (520,447)
Income taxes....................................................     208,980     208,980          0          0
                                                                  ----------  ----------  ---------  ---------
Net income (loss)...............................................  $1,209,418     609,958    104,266   (520,447)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Weighted average shares outstanding.............................   4,513,562   5,030,647  3,000,000  3,517,085
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Basic earnings (loss) per share.................................  $     0.27        0.12       0.03      (0.15)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Diluted earnings (loss) per share...............................  $     0.27        0.12       0.03      (0.15)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
PRO FORMA INFORMATION (UNAUDITED):
Historical income (loss) before income taxes....................  $1,209,418     609,958    104,266   (520,447)
Pro forma income tax provision (benefit)........................           0    (459,316)    38,891   (194,127)
                                                                  ----------  ----------  ---------  ---------
Pro forma net income (loss).....................................  $1,209,418   1,069,274     65,375   (326,320)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Weighted average shares outstanding.............................   4,513,562   5,030,647  3,000,000  3,517,085
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Pro forma net basic earnings (loss) per share...................  $     0.27        0.21       0.02      (0.09)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------
Pro forma net diluted earnings (loss) per share.................  $     0.27        0.21       0.02      (0.09)
                                                                  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ---------  ---------

          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

                                                              DECEMBER 31, 1997            DECEMBER 31, 1996
                                                         ----------------------------  --------------------------
                                                          PREVIOUSLY                    PREVIOUSLY
                                                           REPORTED       RESTATED       REPORTED      RESTATED
                                                         -------------  -------------  ------------  ------------
COMMON STOCK--NUMBER OF SHARES:
Balance at beginning of period.........................      3,529,412      3,529,412     3,529,412     3,529,412
Exchange of common shares..............................              0        517,085             0       517,085
Issuance of common shares..............................      1,725,000      1,725,000             0             0
                                                         -------------  -------------  ------------  ------------
Balance at end of period...............................      5,254,412      5,771,497     3,529,412     4,046,497
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
COMMON STOCK:
Balance at beginning of period.........................  $      35,294         35,294        35,294        35,294
Exchange of common shares..............................              0          5,171             0         5,171
Issuance of common shares..............................         17,250         17,250             0             0
                                                         -------------  -------------  ------------  ------------
Balance at end of period...............................  $      52,544         57,715        35,294        40,465
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period.........................  $           0              0             0             0
Exchange of common shares..............................              0     (1,224,173)            0      (624,713)
Issuance of common shares..............................     10,367,074     10,371,903             0         4,829
                                                         -------------  -------------  ------------  ------------
Balance at end of period...............................  $  10,367,074      9,147,730             0      (619,884)
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
RETAINED EARNINGS:
Balance at beginning of period.........................  $     864,933        864,933       760,667       760,667
Net income.............................................      1,209,418      1,209,418       104,266       104,266
                                                         -------------  -------------  ------------  ------------
Balance at end of period...............................  $   2,074,351      2,074,351       864,933       864,933
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
TREASURY STOCK:
Balance at end of period...............................  $    (505,557)      (505,557)     (505,557)     (505,557)
                                                         -------------  -------------  ------------  ------------
TOTAL SHAREHOLDERS' EQUITY.............................  $  11,988,412     10,774,239       394,670      (220,043)
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

                                                                  DECEMBER 31, 1997        DECEMBER 31, 1996
                                                               ------------------------  ----------------------
                                                               PREVIOUSLY                PREVIOUSLY
                                                                REPORTED     RESTATED     REPORTED    RESTATED
                                                               -----------  -----------  ----------  ----------
Cash flow from operating activities:
  Net income (loss)..........................................  $ 1,209,418      609,958     104,266    (520,447)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization..........................      150,341      202,312     161,132     182,767
      Amortization of deferred acquisition costs.............    4,161,884    4,161,884     177,526     177,526
      Deferred income taxes..................................     (252,837)    (252,837)          0           0
      Provision for uncollectible accounts...................            0      106,367           0      23,212
        Change in:
          Accrued investment income..........................     (311,934)    (311,934)          0           0
          Receivables........................................    3,344,344    2,307,487  (3,583,802) (4,325,804)
          Unpaid losses and loss adjustment expenses.........    5,908,223    5,908,223     199,390     199,390
          Unearned premiums..................................      782,854      782,854   1,888,977   1,888,977
          Premium payable....................................     (521,487)    (521,487)  1,231,676   1,231,676
          Commissions payable................................     (179,302)    (179,302)    212,769     212,769
          Accounts payable and accrued expenses..............      135,437      696,852     367,215     640,177
          Deferred reinsurance income........................   (1,054,421)  (1,054,421)  1,334,401   1,334,401
          Other, net.........................................   (1,857,061)  (1,949,994)  1,083,264   1,016,582
                                                               -----------  -----------  ----------  ----------
            Net cash provided by operating activities........   11,515,459   10,505,962   3,176,814   2,061,226
                                                               -----------  -----------  ----------  ----------
Cash flow from investing activities:
  Purchase of fixed maturities...............................  (15,892,549) (15,892,549)          0           0
  Purchase of short-term investments, net....................   (7,090,550)  (7,090,550)          0           0
  Purchase of property and equipment.........................      (82,677)    (268,470)   (130,503)   (249,290)
                                                               -----------  -----------  ----------  ----------
            Net cash used in investing activities............  (23,065,776) (23,251,569)   (130,503)   (249,290)
                                                               -----------  -----------  ----------  ----------
Cash flow from financing activities:
  Proceeds from sale of common stock.........................   10,384,324   10,384,324           0           0
  Repayment of shareholder loan..............................     (300,000)    (300,000)   (275,000)   (275,000)
  Borrowings from revolving line of credit, net..............            0    1,114,779           0   1,285,221
  Other, net.................................................            0       27,008           0      (8,899)
                                                               -----------  -----------  ----------  ----------
            Net cash provided by (used in) financing
              activities.....................................   10,084,324   11,226,111    (275,000)  1,001,322
                                                               -----------  -----------  ----------  ----------
Net (decrease) increase in cash..............................   (1,465,993)  (1,519,496)  2,771,311   2,813,258
Cash at beginning of period..................................    5,591,140    5,644,767   2,819,829   2,831,509
                                                               -----------  -----------  ----------  ----------
Cash at end of period........................................  $ 4,125,147    4,125,271   5,591,140   5,644,767
                                                               -----------  -----------  ----------  ----------
                                                               -----------  -----------  ----------  ----------
Supplemental disclosure of cash flow information:
  Income taxes paid..........................................  $   202,300      202,300           0           0
                                                               -----------  -----------  ----------  ----------
                                                               -----------  -----------  ----------  ----------
  Interest paid..............................................  $         0      638,235           0     103,069
                                                               -----------  -----------  ----------  ----------
                                                               -----------  -----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    The accompanying consolidated financial statements of Preferred Employers Holdings, Inc. (the "Company") and its subsidiaries, as described below, are prepared in accordance with generally accepted accounting principles. These principles vary in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, based on information available, in recording transactions resulting from business operations. The balance sheet amounts that involve a greater extent of accounting estimates and actuarial determinations subject to future changes are the Company's liabilities for unpaid losses and loss adjustment expenses. As additional information becomes available (or actual amounts are determinable), the recorded estimates may be revised and reflected in operating results. While management believes that the liability for unpaid losses and loss adjustment expenses is adequate to cover the ultimate liability, such estimates may be more or less than the amounts actually paid when claims are settled.

    (B) ORGANIZATION

    Preferred Employers Holdings, Inc. is the successor company to Preferred Employers Group, Inc. ("PEGI"). In February 1997, the Company completed an initial public offering of 1,725,000 shares of common stock (including the underwriter's over-allotment option) at a price of $7.25 per share. Immediately prior to the Company's initial public offering, the Company and the stockholders of PEGI (the "Exchanging Stockholders") effected a recapitalization whereby the Company exchanged 17,647.06 shares of common stock for each share of common stock of PEGI held by the Exchanging Stockholders (the "Exchange"). As a result of the Exchange, PEGI became a wholly owned subsidiary of the Company. Except as otherwise specified or when the context otherwise requires, references to the Company herein include Preferred Employers Holdings, Inc. and PEGI, through which the Company conducts certain of its operations.

    On August 10, 1998, the Company issued 517,085 shares of its common stock in exchange for all the outstanding common stock of National Explorers and Travelers Healthcare, Inc. ("NET Healthcare"), an employee staffing company and provider of temporary registered nurses and other professional medical personnel, primarily to client hospitals. This business combination was accounted for as a pooling-of-interests combination and, accordingly, the Company's consolidated financial statements for applicable periods prior to the combination have been restated to include the accounts and results of operations of NET Healthcare. The financial statements previously reported by the separate enterprises and the combined amounts are presented in the accompanying consolidated financial statements included herein. Prior to the combination, NET Healthcare reported its results of operations on a calendar year basis which is consistent with that of PEGI. In recording the pooling-of-interests combination, NET Healthcare's financial statements as of December 31, 1997 and for the years ended December 31, 1997 and 1996 were combined with the Company's financial statements for the same periods.

    The Company was appointed as a general agent ("GA") by the American International Group of Companies ("AIG"), a major group of international insurance carriers, on January 1, 1993. In this regard, the Company is authorized to write workers' compensation as well as other forms of "property and casualty" business (such other forms of insurance being hereinafter referred to as "Package") on behalf of

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
AIG. In addition, the Company was appointed as a GA by General Accident Insurance Company of America ("GAIC") on September 1, 1994, with the authority to write all forms of commercial property and casualty business for family style and fast-food restaurants. On June 11, 1996, GAIC advised the Company that it would no longer write Package insurance for fast-food restaurants; however, on March 20, 1997, the Company was appointed as a GA by the Kemper Group of Insurance Companies with the authority to write workers' compensation and other forms of commercial property and casualty business for family style and fast-food restaurants and convenience stores.

    (C) INSURANCE OPERATIONS

    In 1996, the Company formed a Bermuda licensed reinsurance subsidiary (the "Reinsurer") and entered into a reinsurance agreement (the "Agreement") with AIG during the fourth quarter of 1996. The Agreement provides that the Reinsurer assume certain workers' compensation and employer's liability insurance policies from AIG with policy inception dates as of January 1, 1996 and subsequent. Although the Reinsurer assumes the risks associated with being a reinsurer, the Agreement limits the liability of the Reinsurer for losses and certain defined expenses to the first $300,000 per occurrence. In addition, the Agreement limits the aggregate liability of the Reinsurer for all coverage to an amount not to exceed 70 percent of the gross written premium for each individual underwriting year.

    Because the Agreement is effective for all business written on or after January 1, 1996, the policies written prior to the execution of the Agreement and formation of the Reinsurer are accounted for as retroactive reinsurance. The principal difference between the accounting for retroactive and prospective reinsurance is that revenue and costs of retroactive reinsurance are deferred and accreted into income over the claim-settlement period, rather than over the period for which contractual coverage is provided, as would be the case under prospective reinsurance. Retroactive insurance accounting does not change the amount of income to be recognized, but rather extends the period of recognition from one year--the period of coverage--to six years--the period over which claims liabilities from the business are expected to be settled. Cash flows from the reinsurance transactions are not affected by the accounting treatment.

    The accompanying financial statements reflect a composite retroactive/prospective accounting treatment with business written prior to October 1, 1996 being accounted for as retroactive and business written subsequent thereto accounted for as prospective.

    The effects of prospective and retroactive reinsurance accounting treatment are illustrated below. The prospective method assumed that the Agreement incepted on January 1, 1996, and provides for a loss ratio of 51.5%, acquisition costs of 33.83%, aggregate net premiums written of approximately $15 million ($12,600,000 relating to the period from January 1 through September 30, 1996) and an investment yield of 6.5% on net cash flows. The retroactive (deposit) method uses the same assumptions except that since the Agreement was not executed until October 1996, any investment income on net cash flows earned for the period from January through September 1996 are deferred and recognized as "other income" over the payment period of the remaining claim liabilities.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Income before income taxes recognized, and estimated to be recognized in the calendar year indicated below is as follows:

                                                                                    COMPOSITE
                                                                     PROSPECTIVE   RETROACTIVE/
                                                                        METHOD     PROSPECTIVE
YEARS                                                                (PRO FORMA)    (ACTUAL)
-------------------------------------------------------------------  ------------  -----------
1996...............................................................  $  1,658,000     324,000
1997...............................................................     1,288,000   1,372,000
1998-2001..........................................................     1,314,000   2,564,000
                                                                     ------------  -----------
                                                                     $4,260,000...  4,260,000
                                                                     ------------  -----------
                                                                     ------------  -----------

    It should be noted that the table presented above is for illustrative purposes only to highlight that the basis of accounting used only impacts the timing of the net revenue recognition and not the aggregate economic results. Further, it should be noted that the above table is based on estimates as to the amount and timing of aggregate loss and loss expense payments, available investment yields and acquisition and other costs associated with the provision of insurance protection. Actual results may vary, perhaps materially, from those illustrated above. No assurance is given or may be taken that subsequent revisions of estimates will not have a material impact on the illustration above.

    Prospective reinsurance premiums are earned on a pro-rata basis over the term of the related coverage. The reserve for unearned premiums represents the portion of the net premiums written relating to the unexpired term of coverage.

    Acquisition costs are deferred and amortized over the period in which the related prospective reinsurance premiums are earned.

    Losses and loss adjustment expenses are charged to income as incurred. The reserve for unpaid claims represents the accumulation of estimates for reported losses and includes provisions for losses incurred but not reported. The methods of determining such estimates and establishing resulting reserves are continually reviewed and updated. Adjustments, if any, resulting therefrom are reflected in income, currently. The Company does not discount its loss reserves.

    (D) STAFFING OPERATIONS

    In August 1998, the Company issued 517,085 shares of its common stock in exchange for all the outstanding common stock of National Explorers and Travelers Healthcare, Inc. ("NET Healthcare"), an employee staffing company and provider of temporary registered nurses and other professional medical personnel, primarily to client hospitals. This business combination has been accounted for as a pooling-of-interests combination.

    Staffing income is recognized at the time the staffing services are provided. In most instances, the staffing company's temporary healthcare professionals are considered employees of the staffing company while under assignment and costs of employment are the responsibility of the staffing company and are included in the accompanying statements of operations.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Receivables include amounts due from healthcare organizations for services provided by NET Healthcare through the placement of healthcare professionals. These receivables are presented net of an estimated allowance for uncollectible accounts based on NET Healthcare's evaluation of expected collections resulting from an analysis of current and past due accounts, past collection experience in relation to amounts billed and other relevant information. Concentration of credit risk relating to accounts receivable is limited by number, diversity and geographic dispersion of the healthcare organizations serviced by NET Healthcare.

    During 1995, NET Healthcare entered into a line of credit with a shareholder to provide a total of $190,000 to fund the working capital requirements of NET Healthcare. The line of credit bore interest at the rate of 5% per annum. In March 1996, NET Healthcare entered into an additional line of credit with a shareholder collateralized by outstanding accounts receivable. Interest was payable at the rate of 2% per month on average outstanding balances. In May 1996, the agreement was amended to allow for additional funding. In May 1997, the agreement was further amended to increase the interest rate by .5% per month on approximately $600,000 of the balance of the line of credit. The amended line of credit, effective April 1, 1998, established a rate of interest of 10% per annum and eliminated restrictive covenants included in the original agreement. The line of credit described above had an aggregate outstanding balance of $2,440,000 at December 31, 1997. Interest expense related to the line of credit amounted to $608,300 for the year ended December 31, 1997.

    The former shareholders of NET Healthcare previously elected to have the company treated as an "S Corporation" under the Internal Revenue Code and, therefore, net income or loss was attributable directly to the former shareholders. Accordingly, no pre-merger benefit for federal or state income taxes has been reflected in the accompanying combined financial statements.

    (E) INVESTMENTS

    Fixed maturity securities which the Company has the positive intent and ability to hold to maturity are classified as "held to maturity" and are reported at amortized cost. Fixed maturity and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and are reported at fair value, with unrealized gains and losses included in income. Fixed maturity and equity securities not classified as either held to maturity or trading are classified as "available for sale" and are reported at fair value, with unrealized gains and losses (net of deferred taxes) charged or credited as a separate component of shareholders' equity.

    Investment income is recorded as earned on the accrual basis and includes amortization of premiums and accretion of discounts relating to investments acquired at other than par value. Realized gains or losses on disposal of investments are determined on a specific identification basis and are included in revenues.

    The Company does not own any on-balance sheet or off-balance sheet derivative instruments.

    (F) PROPERTY AND EQUIPMENT, NET

    Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using an accelerated method of depreciation over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are carried at cost less accumulated amortization

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) provided on the straight-line basis over the shorter of the lease term or the estimated useful lives of the improvements.

    (G) PREMIUMS PAYABLE

    Premiums which are collected from insureds are reported as assets of the Company and as corresponding liabilities to the insurance carriers. Premiums received from insureds but not yet remitted to the carriers are held as invested cash in a fiduciary capacity.

    (H) COMMISSION INCOME

    Commission income is recognized when premiums are received. Any subsequent commission adjustments, including policy cancellations, are recognized upon notification from the insurance carrier or broker.

    (I) INCOME TAXES

    Prior to the formation of the Company, PEGI had elected to be taxed as an "S corporation" under the provisions of the Internal Revenue Code. PEGI's stockholders included in their tax returns the Company's income or loss. Accordingly, no provision for income taxes is provided in the consolidated financial statements related to 1996. However, subsequent to the formation of the Company, PEGI is taxed as a "C corporation" under the provisions of the Internal Revenue Code. As such, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (J) NET INCOME PER SHARE

    Net income per common share is based upon the weighted average number of common shares outstanding during each year. In February 1997, SFAS No. 128, "Earnings per Share" was issued. This statement requires specific computations, presentations and disclosures for earnings per share (EPS) amounts in order to make EPS amounts more compatible with international accounting standards. The Company adopted SFAS No.128 for the period ended December 31, 1997. This statement requires any prior period EPS amounts to be restated. The adoption of SFAS No. 128 had no effect on diluted EPS amounts reported for any periods presented.

    (K) ACCOUNTING PRONOUNCEMENTS

    SFAS No. 129, "Disclosures of Information about Capital Structure," was also issued in February 1997 and is also effective December 31, 1997. This statement establishes standards for disclosing information about an entity's capital structure.

    On June 30, 1997, the FASB released SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and displaying comprehensive income and its components in

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) a full set of financial statements. SFAS No. 130 requires that all components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. An example of an item that will be included in the Company's presentation of comprehensive income, in addition to net income, is unrealized gains and losses on securities available for sale. This statement is effective beginning in 1998.

    Management believes that there will be no significant impact on the Company's current financial reporting or disclosures as a result of these pronouncements.

    (L) RECLASSIFICATIONS

    Certain items in the Company's 1996 financial statements have been reclassified to conform with the 1997 presentation.

(2) INVESTMENTS

    Net investment income for the years ended December 31, 1997 and 1996 is summarized as follows:

                                                                           1997        1996
                                                                       ------------  ---------
Fixed maturities.....................................................  $    973,839     --
Short-term investments and cash......................................       420,705    217,314
                                                                       ------------  ---------
Net investment income................................................  $  1,394,544    217,314
                                                                       ------------  ---------
                                                                       ------------  ---------

    At December 31, 1997, the Company did not hold fixed-maturity securities which individually exceeded 10% of shareholders' equity except U.S. government and government agency securities.

    Bonds with an amortized cost of $7,877,444 were held in a restricted account for the benefit of the ceding company (AIG) as unauthorized reinsurance at December 31, 1997, in accordance with statutory requirements.

    The amortized cost and estimated fair values of investments at December 31, 1997 are as follows:

                                                                                                        AMOUNT AT
                                                                                                          WHICH
                                                                                                          SHOWN
                                                                  GROSS        GROSS      ESTIMATED       IN THE
                                                  AMORTIZED    UNREALIZED   UNREALIZED       FAIR        BALANCE
                                                    COST          GAINS       LOSSES        VALUE         SHEET
                                                -------------  -----------  -----------  ------------  ------------
Securities held to maturity:
  Fixed maturities:
    Obligations of states and political
      subdivisions............................  $   8,015,105     222,564       --          8,237,669     8,015,105
    Obligations of states and political
      subdivisions--restricted................      7,877,444      70,537       --          7,947,981     7,877,744
                                                -------------  -----------  -----------  ------------  ------------
      Total fixed maturities..................  $  15,892,549     293,101       --         16,185,650    15,892,549
                                                -------------  -----------  -----------  ------------  ------------
                                                -------------  -----------  -----------  ------------  ------------

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1997 AND 1996 (RESTATED)

(2) INVESTMENTS (CONTINUED)
    The amortized cost and fair value of securities at December 31, 1997, by contractual maturity date, are presented below:

                                                                                         AMORTIZED        FAIR
                                                                                           COST          VALUE
                                                                                       -------------  ------------
Fixed maturities held-to-maturity:
Due in one year or less..............................................................  $    --             --
Due after one year through five years................................................      6,941,072     7,139,209
Due after one year through five years--restricted....................................      6,803,411     6,849,521
Due after five years through ten years...............................................       --             --
Due after ten years..................................................................      1,074,033     1,098,460
Due after ten years--restricted......................................................      1,074,033     1,098,460
                                                                                       -------------  ------------
                                                                                          15,892,549    16,185,650
Short-term investments...............................................................      7,090,550     7,090,550
                                                                                       -------------  ------------
  Total..............................................................................  $  22,983,099    23,276,200
                                                                                       -------------  ------------
                                                                                       -------------  ------------

(3) FINANCIAL INSTRUMENTS

    The carrying amounts for short-term investments, cash, receivables, accrued investment and interest income, and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

    Estimated fair values for fixed maturities were provided by outside consultants using market quotations, prices provided by market makers or estimates of fair values obtained from yield data relating to investment securities with similar characteristics.

(4) STOCKHOLDERS LOAN

    In May 1995, the Company entered into a repurchase agreement with stockholders (the "Agreement") whereby the Company agreed to repurchase from them an aggregate of 30 shares of common stock (529,412 shares as adjusted to give effect to the Exchange) (the "Shares") of the Company. The aggregate purchase price for the Shares was $600,000 (including interest) to be paid in 24 installments of $25,000. The closing of the Agreement was subject to the Company's completion of a $600,000 distribution to the stockholders of the Company, pro rata based on the number of shares of common stock of the Company outstanding and paid to the stockholders of record on the Agreement date, without giving effect to the repurchase. The $600,000 distribution was made by the Company on May 26, 1995.

    Pursuant to a subsequent agreement made with the stockholders, the outstanding loan balance at December 31, 1995 was to be repaid in 23 monthly installments of $25,000 (including interest) commencing in February 1996. The outstanding balance of the above-referenced stockholders loan was paid in full during 1997.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

(5) NONOPERATING INCOME

    In January 1996, the Company settled a lawsuit with a major brokerage firm that had unilaterally canceled an insurance-brokerage agreement. The Company received $190,000 in settlement of the lawsuit.

(6) INCOME TAXES

    U.S. Federal and state income tax expense consists of the following components:

                                                                                  CURRENT     DEFERRED     TOTAL
                                                                                 ----------  ----------  ---------
December 31, 1997..............................................................  $  461,817    (252,837)   208,980
December 31, 1996..............................................................      --          --         --

    State income tax aggregated $97,833 for the year ended December 31, 1997.

    Income tax expense for the years ended December 31, 1997 and 1996 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to income before Federal income taxes as a result of the following:

                                                                                               1997        1996
                                                                                            ----------  ----------
Expected income tax expense (benefit).....................................................  $  278,439    (176,952)
State income tax, net.....................................................................      41,993      --
Tax-exempt interest.......................................................................    (209,237)     --
S Corporation income......................................................................      39,535     176,952
Other, net................................................................................      58,250      --
                                                                                            ----------  ----------
    Total income tax expense..............................................................  $  208,980      --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    As a result of the business combination of NET Healthcare, an "S corporation," with the Company, a "C corporation," Net Healthcare's "S corporation" status ceased to exist. The unaudited pro forma information in the consolidated statements of operations reflect income tax expense (benefit) had NET Healthcare been taxed as a "C corporation," of ($459,316) and ($194,127) for the years ended December 31, 1997 and 1996, respectively.

    Deferred income taxes are based upon temporary differences between the financial statement and tax bases of assets and liabilities. The following deferred taxes are recorded for 1997:

Deferred tax assets:
  Reserve for unpaid claims.......................................................  $ 427,414
  Other, net......................................................................     44,348
                                                                                    ---------
    Gross deferred tax assets.....................................................    471,762
                                                                                    ---------
Deferred tax liabilities:
  Commissions receivable..........................................................   (151,454)
  Commissions payable.............................................................    (67,471)
                                                                                    ---------
    Gross deferred tax liabilities................................................   (218,925)
                                                                                    ---------
      Net deferred tax asset......................................................  $ 252,837
                                                                                    ---------
                                                                                    ---------

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

(6) INCOME TAXES (CONTINUED)
    A valuation allowance has not been established as the Company believes it is more likely than not that the deferred tax asset will be realized.

    As a Bermuda domiciled corporation, the Company's reinsurance subsidiary does not file United States tax returns. The Company currently expects to operate in such a manner that it is not directly subject to U.S. tax (other than U.S. excise tax on reinsurance premiums where the risks covered thereby are reinsured with another foreign insurer which is neither a resident of Bermuda nor a resident of a third country with a United States tax treaty which entitles the foreign insurer to exemption from excise tax, and withholding tax on certain investment income from U.S. sources) because it does not engage in business or have a permanent establishment in the United States.

    The Company's reinsurance subsidiary does, however, constitute a "controlled foreign corporation" ("CFC") for United States federal income tax purposes. As a result, the Company includes in its gross income for United States federal income tax purposes its pro-rata share of the CFC's "subpart F income," even if such subpart F income is not distributed. Substantially all of the reinsurance subsidiary's income is subpart F income.

    The Company is considering an election under section 953(d) of the Internal Revenue Code to tax the reinsurance subsidiary as a domestic corporation for U.S. income tax purposes. The Company believes this election, if made, will not have a material effect on its income tax expense.

(7) STATUTORY SOLVENCY REQUIREMENTS

    The Bermuda Insurance Act of 1978 and related regulations (the "Act") requires the Company to meet a minimum solvency margin. Statutory capital and surplus as of December 31, 1997 was $7,309,143 and the amount required to be maintained by the Company was $3,300,000. In addition, a minimum liquidity ratio must be maintained whereby relevant assets, as defined by the Act, must exceed 75% of relevant liabilities. Once these requirements have been met, there is no restriction on the retained earnings available for distribution. At December 31, 1997, the Company was in compliance with this requirement.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

(8) LIABILITY FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

    Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows for the years ended December 31, 1997 and 1996:

                                                                                               1997        1996
                                                                                           ------------  ---------
Net unpaid losses and loss adjustment expenses at beginning of year......................  $    199,390     --
                                                                                           ------------  ---------
Incurred related to:
  Current year...........................................................................     6,257,095    270,251
  Prior year.............................................................................       --          --
                                                                                           ------------  ---------
    Total incurred.......................................................................     6,257,095    270,251
                                                                                           ------------  ---------
Paid related to:
  Current year...........................................................................       348,872     70,861
  Prior year.............................................................................       --          --
                                                                                           ------------  ---------
    Total paid...........................................................................       348,872     70,861
                                                                                           ------------  ---------
Net unpaid losses and loss adjustment expenses at end of year............................  $  6,107,613    199,390
                                                                                           ------------  ---------
                                                                                           ------------  ---------

(9) STOCK OPTIONS

    The following table summarizes stock option activity for 1997:

                                                                                                        WEIGHTED
                                                                                           OPTION        AVERAGE
                                                                                           SHARES    EXERCISE PRICE
                                                                                          ---------  ---------------
Granted.................................................................................    511,500     $    7.48
Exercised...............................................................................     --            --
                                                                                          ---------         -----
Outstanding at December 31, 1997........................................................    511,500     $    7.48
                                                                                          ---------         -----
                                                                                          ---------         -----

    The Company had no options outstanding prior to 1997.

    The following table summarizes information about stock options outstanding at December 31, 1997:

                                                                       OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                                                                   ----------------------------  ------------------------
                                                                      WEIGHTED
                                                                       AVERAGE       WEIGHTED                  WEIGHTED
                      RANGE OF                                        REMAINING       AVERAGE                   AVERAGE
                      EXERCISE                          NUMBER       CONTRACTUAL     EXERCISE      NUMBER      EXERCISE
                       PRICES                         OUTSTANDING       LIFE           PRICE     EXERCISABLE     PRICE
----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
$7.00...............................................      75,000           9.52      $    7.00       --        $    7.00
7.25................................................     160,000           9.64           7.25       35,000         7.25
7.75................................................     276,500           9.10           7.75          300         7.75
                                                      -----------           ---          -----   -----------       -----
$7.00-7.75..........................................     511,500           9.45      $    7.48       35,300    $    7.48
                                                      -----------           ---          -----   -----------       -----
                                                      -----------           ---          -----   -----------       -----

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

(9) STOCK OPTIONS (CONTINUED)
options as allowed pursuant to FASB Statement No. 123, "Accounting for Stock Based Compensation" (FASB Statement 123). FASB Statement 123 requires use of option valuation models that require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

    Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards under those plans, consistent with FASB Statement No. 123, the reduction in the Company's 1997 net income and net income per share would have been insignificant. The effect of applying the fair method of accounting for stock options on reported net income and net income per share for 1997 may not be representative of the effects for future years because outstanding options vest over a period of several years and additional awards are generally made each year.

    The fair value of options granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997:

Risk-free interest rate............................................................      6.46%
Expected life......................................................................    7 years
Expected volatility................................................................        25%
Expected dividend yield............................................................          0

(10) LEASES

    In August 1994, the Company entered into an office lease agreement which became effective on April 1, 1995. The agreement provides for an initial seven-year term with two five-year renewal options. In October 1995, NET Healthcare entered into an office lease agreement which became effective on November 15, 1995. The agreement provides for an initial 5-year term with no renewal options. The following is a schedule of the approximate future minimum lease payments for office space and equipment for the Company and NET Healthcare as of December 31, 1997:

                                                                                            YEAR ENDING DECEMBER
                                                                                                     31,
                                                                                           -----------------------
1998.....................................................................................       $     369,000
1999.....................................................................................             405,000
2000.....................................................................................             397,000
2001.....................................................................................             361,000
Thereafter...............................................................................             135,000
                                                                                                  -----------
                                                                                                $   1,667,000
                                                                                                  -----------
                                                                                                  -----------

    Rent expense for the years ended December 31, 1996 and 1997 was approximately $187,000 and $249,000, respectively.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

(11) LITIGATION

    The Company is a defendant in various litigation matters considered to be in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management (after consultation with legal counsel) that the resolution of such litigation will not have a material adverse effect on the Company's financial statements.

(12) UNAUDITED PRO FORMA INFORMATION

    Pro forma adjustments for income taxes represent the difference between historical income taxes and income taxes that would have been reported had the Company and NET Healthcare filed income tax returns as taxable C corporations for 1996 and 1997, respectively.

(13) YEAR 2000

    Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The Company has developed a plan to address Year 2000 issues. The plan is based on the Company's primary software vendor having advised the Company that the necessary programming changes related to Year 2000 issues have been made and tested and that the software used by the Company can be upgraded to be Year 2000 compliant. The Company has recently begun to implement this upgrade and expects to be fully compliant with Year 2000 issues by December 31, 1998. As an integral component of such plan, the Company will determine if they are Year 2000 compliant. It is management's belief that for any suppliers who may not be Year 2000 compliant, such non-compliance will not have a material adverse effect on the Company's business. However, each major supplier's compliance will be assessed in light of their response. The costs associated with the implementation of the above project are not expected to be material.

(14) SUBSEQUENT EVENTS

    In March 1998, the Company consummated the purchase of substantially all of the assets of HSSI Travel Nurse Operations, Inc. ("Travel Nurse"), a wholly-owned subsidiary of Hospital Staffing Services, Inc. for $5.0 million in cash. Based in Ft. Lauderdale, Florida since 1981, Travel Nurse has provided registered nurses and other professional medical personnel, often referred to as "Travelers," primarily to client hospitals in the United States and the Caribbean on a contractual basis for periods generally ranging from 8 to 52 weeks. During 1997, Travel Nurse placed in excess of 700 nurses.

    In May 1998, the Company obtained a $3 million unsecured revolving line of credit from a bank. The terms of the loan provide for monthly interest payments at the prime lending rate (currently 8 1/2% per annum). The loan is renewable on an annual basis.

    In May 1998, the Company concluded a private placement of $10,580,000 of 7% convertible subordinated notes (the "Notes") due May 2003. The principal amount of the Notes is convertible at any time by the holders prior to the earlier of the maturity date (May 12, 2003) or 10 business days after receipt of a Termination Notice (as defined below), into shares of the Company's common stock at a conversion price of $9.00 (the "Conversion Price"). In the event (i) the closing bid price of the Company's common stock equals or exceeds $13.50 per share for twenty consecutive trading days during any period commencing upon satisfaction of one of the conditions contained in clause (ii) hereof and (ii) either a registration statement covering the shares of common stock issuable upon conversion of the Notes has been declared

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

(14) SUBSEQUENT EVENTS (CONTINUED)
effective by the Securities and Exchange Commission and remains effective or at least two years has elapsed since the issuance date of the Notes and the shares of common stock issuable upon conversion of the Notes are saleable, without restriction, under Rule 144(k) promulgated under the Securities Act of 1933, as amended, then the holders' rights to convert the outstanding principal amount of the Notes shall be terminated by the Company by delivering to the holders a notice of termination (the "Termination Notice"), in which event (a) the holders will have the right at any time during 10 business days after receipt of the Termination Notice, in their sole discretion, to convert the outstanding principal amount of the Notes into shares of common stock of the Company at the Conversion Price, and (b) thereafter, the holders' option to convert shall terminate and the Notes may be prepaid by the Company at any time prior to the Maturity Date, in whole or in part for the face amount thereof, together with all accrued and unpaid interest through the date of prepayment.

    On August 10, 1998, the Company issued 517,085 shares of its common stock in exchange for all the outstanding common stock of National Explorers and Travelers Healthcare, Inc., an employee staffing company and provider of temporary registered nurses and other professional medical personnel, primarily to client hospitals. This business combination was accounted for as a pooling-of-interests combination and, accordingly, the Company's consolidated financial statements for applicable periods prior to the combination have been restated to include the accounts and results of operations of NET Healthcare.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATING BALANCE SHEET SCHEDULE

                          DECEMBER 31, 1997 (RESTATED)

                                                              PREVIOUSLY   NET HEATH-
                                                               REPORTED    CARE, INC.   ADJUSTMENT    ADJUSTMENT      RESTATED
                                                              -----------  -----------  ----------   -------------   -----------
ASSETS
Investments:
  Held-to-maturity securities, at amortized cost............  $ 8,015,105           0                                  8,015,105
  Held-to-maturity securities, at amortized cost,
    restricted..............................................    7,877,444           0                                  7,877,444
  Short-term investments....................................    7,090,550           0                                  7,090,550
                                                              -----------  -----------                               -----------
    Total investments.......................................   22,983,099           0                                 22,983,099

Cash........................................................    4,125,147         124                                  4,125,271
Accrued investment and interest income......................      311,934           0                                    311,934
Receivables, net............................................      585,072   2,114,585                                  2,699,657
Deferred acquisition costs..................................      903,880           0                                    903,880
Property and equipment, net.................................      478,826     230,974                                    709,800
Deferred tax assets.........................................      252,837           0                                    252,837
Deposits....................................................       24,921     129,866                                    154,787
Other assets................................................       34,487      68,069                                    102,556
                                                              -----------  -----------                               -----------
    Total assets............................................  $29,700,203   2,543,618                                 32,243,821
                                                              -----------  -----------                               -----------
                                                              -----------  -----------                               -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable...............................................  $         0   2,440,000                                  2,440,000
Unpaid losses and loss adjustment expenses..................    6,107,613           0                                  6,107,613
Unearned premiums...........................................    2,671,831           0                                  2,671,831
Premiums payable............................................    3,064,103           0                                  3,064,103
Commissions payable.........................................      330,055           0                                    330,055
Other liabilities...........................................    4,750,082     465,305                                  5,215,387
Accounts payable and accrued expenses.......................      508,127     852,486                                  1,360,613
Deferred reinsurance income.................................      279,980           0                                    279,980
                                                              -----------  -----------                               -----------
    Total liabilities.......................................   17,711,791   3,757,791                                 21,469,582
                                                              -----------  -----------                               -----------

Shareholders' equity:
Common stock................................................       52,544      10,000       5,171 (2)  (10,000)(1)        57,715
Additional paid-in capital..................................   10,367,074           0  (1,224,173)(3)    4,829 (1)(2)  9,147,730
Retained earnings (deficit).................................    2,074,351  (1,224,173)  1,224,173 (3)                  2,074,351
                                                              -----------  -----------  ----------   -------------   -----------
Total shareholders' equity..................................   12,493,969  (1,214,173)          0            0        11,279,796
Treasury stock, at cost.....................................     (505,557)          0           0            0          (505,557)
                                                              -----------  -----------  ----------   -------------   -----------
Net shareholders' equity....................................   11,988,412  (1,214,173)          0            0        10,774,239
                                                              -----------  -----------  ----------   -------------   -----------
Total liabilities and shareholders' equity..................  $29,700,203   2,543,618           0            0        32,243,821
                                                              -----------  -----------  ----------   -------------   -----------
                                                              -----------  -----------  ----------   -------------   -----------

------------------------

(1) To eliminate merged company common stock.

(2) To record common stock exchanged in connection with merger.

(3) To transfer undistributed deficit to paid-in capital.

  See accompanying auditors' report on supplementary consolidating schedules.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATING SCHEDULES OF OPERATIONS
               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

                                                                                         DECEMBER 31, 1997
                                                                             ------------------------------------------
                                                                                                 NET
                                                                              PREVIOUSLY     HEALTHCARE,
                                                                               REPORTED         INC.        ADJUSTMENT
                                                                             ------------  ---------------  -----------
REVENUES:
Premiums earned............................................................  $ 11,674,659               0
Net commission income......................................................     2,359,445               0
Net Investment income......................................................     1,394,544               0
Staffing income............................................................             0      11,594,300
Other income...............................................................       570,464               0
                                                                             ------------  ---------------
Total revenues.............................................................    15,999,112      11,594,300
                                                                             ------------  ---------------
EXPENSES:
Losses and loss adjustment expenses........................................     6,257,095               0
Amortization of deferred acquisition costs.................................     4,161,884               0
Staffing costs.............................................................             0       9,610,778
Other expenses.............................................................     4,145,201       1,935,607
                                                                             ------------  ---------------
Total expenses.............................................................    14,564,180      11,546,385
                                                                             ------------  ---------------
Operating income (loss) before income taxes................................     1,434,932          47,915
                                                                             ------------  ---------------
Interest expense...........................................................       (16,534)       (647,375)
Non-operating income.......................................................             0               0
                                                                             ------------  ---------------
Net non-operating income (expense).........................................       (16,534)       (647,375)
                                                                             ------------  ---------------
Income (loss) before income taxes..........................................     1,418,398        (599,460)
Income taxes...............................................................       208,980               0
                                                                             ------------  ---------------
Net income (loss)..........................................................  $  1,209,418        (599,460)
                                                                             ------------  ---------------
                                                                             ------------  ---------------

Net income (loss)--basic...................................................  $  1,209,418        (599,460)
Impact of convertible notes................................................             0               0
                                                                             ------------  ---------------
Net income (loss)--diluted.................................................  $  1,209,418        (599,460)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
Weighted average shares outstanding--basic.................................     4,513,562       4,513,562      517,085
Impact of convertible notes................................................             0               0            0
                                                                             ------------  ---------------  -----------
Weighted average shares outstanding--diluted...............................     4,513,562       4,513,562      517,085
                                                                             ------------  ---------------  -----------
                                                                             ------------  ---------------  -----------
Basic earnings (loss) per share............................................  $       0.27           (0.13)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
Diluted earnings (loss) per share..........................................  $       0.27           (0.13)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
PRO FORMA INFORMATION (UNAUDITED):
Historical income (loss) before income taxes...............................  $  1,209,418        (599,460)
Pro forma income tax provision (benefit)...................................             0        (459,316)
                                                                             ------------  ---------------
Pro forma net income (loss)................................................  $  1,209,418        (140,144)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
Pro forma net income (loss)--basic.........................................  $  1,209,418        (140,144)
Impact of potential common shares--convertible notes.......................             0               0
                                                                             ------------  ---------------
Pro forma net income (loss)--diluted.......................................  $  1,209,418        (140,144)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
Weighted average shares outstanding--basic.................................     4,513,562       4,513,562      517,085
Impact of potential common shares--convertible notes.......................             0               0            0
                                                                             ------------  ---------------  -----------
Weighted average shares outstanding--diluted...............................     4,513,562       4,513,562      517,085
                                                                             ------------  ---------------  -----------
                                                                             ------------  ---------------  -----------
Pro forma net basic earnings (loss) per share..............................  $       0.27            (.03)
                                                                             ------------  ---------------
                                                                             ------------  ---------------
Pro forma net diluted earnings (loss) per share............................  $       0.27            (.03)
                                                                             ------------  ---------------
                                                                             ------------  ---------------

                                                                                                 DECEMBER 31, 1996
                                                                                           -----------------------------
                                                                                                               NET
                                                                                            PREVIOUSLY     HEALTHCARE,
                                                                               RESTATED      REPORTED         INC.
                                                                             ------------  ------------  ---------------
REVENUES:
Premiums earned............................................................    11,674,659       524,760
Net commission income......................................................     2,359,445     2,462,625               0
Net Investment income......................................................     1,394,544       217,314               0
Staffing income............................................................    11,594,300             0       2,613,967
Other income...............................................................       570,464       136,431               0
                                                                             ------------  ------------  ---------------
Total revenues.............................................................    27,593,412     3,341,130       2,613,967
                                                                             ------------  ------------  ---------------
EXPENSES:
Losses and loss adjustment expenses........................................     6,257,095       270,251               0
Amortization of deferred acquisition costs.................................     4,161,884       177,526               0
Staffing costs.............................................................     9,610,778             0       2,218,456
Other expenses.............................................................     6,080,808     2,937,145         908,122
                                                                             ------------  ------------  ---------------
Total expenses.............................................................    26,110,565     3,384,922       3,126,578
                                                                             ------------  ------------  ---------------
Operating income (loss) before income taxes................................     1,482,847       (43,792)       (512,611)
                                                                             ------------  ------------  ---------------
Interest expense...........................................................      (663,909)      (41,942)       (112,102)
Non-operating income.......................................................             0       190,000               0
                                                                             ------------  ------------  ---------------
Net non-operating income (expense).........................................      (663,909)      148,058        (112,102)
                                                                             ------------  ------------  ---------------
Income (loss) before income taxes..........................................       818,938       104,266        (624,713)
Income taxes...............................................................       208,980             0               0
                                                                             ------------  ------------  ---------------
Net income (loss)..........................................................       609,958       104,266        (624,713)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Net income (loss)--basic...................................................       609,958       104,266        (624,713)
Impact of convertible notes................................................             0             0               0
                                                                             ------------  ------------  ---------------
Net income (loss)--diluted.................................................       609,958       104,266        (624,713)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Weighted average shares outstanding--basic.................................     5,030,647     3,000,000       3,000,000
Impact of convertible notes................................................             0             0               0
                                                                             ------------  ------------  ---------------
Weighted average shares outstanding--diluted...............................     5,030,647     3,000,000       3,000,000
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Basic earnings (loss) per share............................................          0.12          0.03           (0.21)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Diluted earnings (loss) per share..........................................          0.12          0.03           (0.21)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
PRO FORMA INFORMATION (UNAUDITED):
Historical income (loss) before income taxes...............................       609,958       104,266        (624,713)
Pro forma income tax provision (benefit)...................................      (459,316)       38,891        (233,018)
                                                                             ------------  ------------  ---------------
Pro forma net income (loss)................................................     1,069,274        65,375        (391,695)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Pro forma net income (loss)--basic.........................................     1,069,274        65,375        (391,695)
Impact of potential common shares--convertible notes.......................             0             0               0
                                                                             ------------  ------------  ---------------
Pro forma net income (loss)--diluted.......................................     1,069,274        65,375        (391,695)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Weighted average shares outstanding--basic.................................     5,030,647     3,000,000       3,000,000
Impact of potential common shares--convertible notes.......................             0             0               0
                                                                             ------------  ------------  ---------------
Weighted average shares outstanding--diluted...............................     5,030,647     3,000,000       3,000,000
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Pro forma net basic earnings (loss) per share..............................          0.21          0.02           (0.13)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------
Pro forma net diluted earnings (loss) per share............................          0.21          0.02           (0.13)
                                                                             ------------  ------------  ---------------
                                                                             ------------  ------------  ---------------


                                                                             ADJUSTMENT     RESTATED
                                                                             -----------  ------------
REVENUES:
Premiums earned............................................................                    524,760
Net commission income......................................................                  2,462,625
Net Investment income......................................................                    217,314
Staffing income............................................................                  2,613,967
Other income...............................................................                    136,431
                                                                                          ------------
Total revenues.............................................................                  5,955,097
                                                                                          ------------
EXPENSES:
Losses and loss adjustment expenses........................................                    270,251
Amortization of deferred acquisition costs.................................                    177,526
Staffing costs.............................................................                  2,218,456
Other expenses.............................................................                  3,845,267
                                                                                          ------------
Total expenses.............................................................                  6,511,500
                                                                                          ------------
Operating income (loss) before income taxes................................                   (556,403)
                                                                                          ------------
Interest expense...........................................................                   (154,044)
Non-operating income.......................................................                    190,000
                                                                                          ------------
Net non-operating income (expense).........................................                     35,956
                                                                                          ------------
Income (loss) before income taxes..........................................                   (520,447)
Income taxes...............................................................                          0
                                                                                          ------------
Net income (loss)..........................................................                   (520,447)
                                                                                          ------------
                                                                                          ------------
Net income (loss)--basic...................................................                   (520,477)
Impact of convertible notes................................................                          0
                                                                                          ------------
Net income (loss)--diluted.................................................                   (520,477)
                                                                                          ------------
                                                                                          ------------
Weighted average shares outstanding--basic.................................     517,085      3,517,085
Impact of convertible notes................................................           0              0
                                                                             -----------  ------------
Weighted average shares outstanding--diluted...............................     517,085      3,517,085
                                                                             -----------  ------------
                                                                             -----------  ------------
Basic earnings (loss) per share............................................                      (0.15)
                                                                                          ------------
                                                                                          ------------
Diluted earnings (loss) per share..........................................                      (0.15)
                                                                                          ------------
                                                                                          ------------
PRO FORMA INFORMATION (UNAUDITED):
Historical income (loss) before income taxes...............................                   (520,447)
Pro forma income tax provision (benefit)...................................                   (194,127)
                                                                                          ------------
Pro forma net income (loss)................................................                   (326,320)
                                                                                          ------------
                                                                                          ------------
Pro forma net income (loss)--basic.........................................                   (326,320)
Impact of potential common shares--convertible notes.......................                          0
                                                                                          ------------
Pro forma net income (loss)--diluted.......................................                   (326,320)
                                                                                          ------------
                                                                                          ------------
Weighted average shares outstanding--basic.................................     517,085      3,517,085
Impact of potential common shares--convertible notes.......................           0              0
                                                                             -----------  ------------
Weighted average shares outstanding--diluted...............................     517,085      3,517,085
                                                                             -----------  ------------
                                                                             -----------  ------------
Pro forma net basic earnings (loss) per share..............................                      (0.09)
                                                                                          ------------
                                                                                          ------------
Pro forma net diluted earnings (loss) per share............................                      (0.09)
                                                                                          ------------
                                                                                          ------------

  See accompanying auditors' report on supplementary consolidating schedules.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATING SCHEDULES OF SHAREHOLDERS' EQUITY
               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)

                                                           DECEMBER 31, 1997
                                -----------------------------------------------------------------------
                                PREVIOUSLY         NET
                                 REPORTED    HEALTHCARE, INC.      ADJUSTMENT            RESTATED
                                -----------  ----------------   ----------------   --------------------
COMMON STOCK-NUMBER OF SHARES:
Balance at beginning of
  period......................    3,529,412         10,000               (10,000)(1)          3,529,412
Exchange of common shares.....            0              0               517,085 (2)            517,085
Issuance of common shares.....    1,725,000              0                     0              1,725,000
                                -----------  ----------------   ----------------   --------------------
Balance at end of period......    5,254,412         10,000               507,085              5,771,497
                                -----------  ----------------   ----------------   --------------------
                                -----------  ----------------   ----------------   --------------------
Common stock:
Balance at beginning of
  period......................  $    35,294         10,000               (10,000)(1)             35,294
Exchange of common shares.....            0              0                 5,171 (2)              5,171
Issuance of common shares.....       17,250              0                     0                 17,250
                                -----------  ----------------   ----------------   --------------------
Balance at end of period......  $    52,544         10,000                (4,829)                57,715
                                -----------  ----------------   ----------------   --------------------
                                -----------  ----------------   ----------------   --------------------
Additional paid-in capital:
Balance at beginning of
  period......................  $         0              0                     0                      0
Exchange of common shares.....            0              0            (1,224,173)(3)         (1,224,173)
Issuance of common shares.....   10,367,074              0                 4,829 (1)(2)      10,371,903
                                -----------  ----------------   ----------------   --------------------
Balance at end of period......  $10,367,074              0            (1,219,344)             9,147,730
                                -----------  ----------------   ----------------   --------------------
                                -----------  ----------------   ----------------   --------------------
Retained earnings (deficit):
Balance at beginning of
  period......................  $   864,933       (624,713)              624,713(3)             864,933
Net income (loss).............    1,209,418       (599,460)              599,460(3)           1,209,418
                                -----------  ----------------   ----------------   --------------------
Balance at end of period......  $ 2,074,351     (1,224,173)            1,224,173              2,074,351
                                -----------  ----------------   ----------------   --------------------
                                -----------  ----------------   ----------------   --------------------
Treasury stock:
Balance at end of period......  $  (505,557)             0                     0               (505,557)
                                -----------  ----------------   ----------------   --------------------
Total shareholders' equity....  $11,988,412     (1,214,173)                    0             10,774,239
                                -----------  ----------------   ----------------   --------------------
                                -----------  ----------------   ----------------   --------------------

                                                             DECEMBER 31, 1996
                                ----------------------------------------------------------------------------
                                   PREVIOUSLY            NET
                                    REPORTED       HEALTHCARE, INC.        ADJUSTMENT            RESTATED
                                ----------------   ----------------   ---------------------   --------------
COMMON STOCK-NUMBER OF SHARES:
Balance at beginning of
  period......................         3,529,412         10,000              (10,000)(1)           3,529,412
Exchange of common shares.....                 0              0              517,085 (2)             517,085
Issuance of common shares.....                 0              0                    0                       0
                                ----------------   ----------------       ----------          --------------
Balance at end of period......         3,529,412         10,000              507,085               4,046,497
                                ----------------   ----------------       ----------          --------------
                                ----------------   ----------------       ----------          --------------
Common stock:
Balance at beginning of
  period......................            35,294         10,000              (10,000)(1)              35,294
Exchange of common shares.....                 0              0                5,171 (2)               5,171
Issuance of common shares.....                 0              0                    0                       0
                                ----------------   ----------------       ----------          --------------
Balance at end of period......            35,294         10,000               (4,829)                 40,465
                                ----------------   ----------------       ----------          --------------
                                ----------------   ----------------       ----------          --------------
Additional paid-in capital:
Balance at beginning of
  period......................                 0              0                    0
Exchange of common shares.....                 0              0             (624,713)(3)            (624,713)
Issuance of common shares.....                 0              0                4,829 (1)(2)            4,829
                                ----------------   ----------------       ----------          --------------
Balance at end of period......                 0              0             (619,884)               (619,884)
                                ----------------   ----------------       ----------          --------------
                                ----------------   ----------------       ----------          --------------
Retained earnings (deficit):
Balance at beginning of
  period......................           760,667              0                    0                 760,667
Net income (loss).............           104,266       (624,713)             624,713(3)              104,266
                                ----------------   ----------------       ----------          --------------
Balance at end of period......           864,933       (624,713)             624,713                 864,933
                                ----------------   ----------------       ----------          --------------
                                ----------------   ----------------       ----------          --------------
Treasury stock:
Balance at end of period......          (505,557)             0                    0                (505,557)
                                ----------------   ----------------       ----------          --------------
Total shareholders' equity....           394,670       (614,713)                   0                (220,043)
                                ----------------   ----------------       ----------          --------------
                                ----------------   ----------------       ----------          --------------

------------

(1) To eliminate merged company common stock.

(2) To record common stock exchanged in connection with merger.

(3) To transfer undistributed deficit to paid-in capital.

  See accompanying auditors' report on supplementary consolidating schedules.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATING SCHEDULES OF CASH FLOWS

               YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)


                                                      DECEMBER 31, 1997                      DECEMBER 31, 1996
                                            --------------------------------------  ------------------------------------
                                            PREVIOUSLY   NET HEALTH-                PREVIOUSLY  NET HEALTH-
                                             REPORTED     CARE, INC.    RESTATED     REPORTED    CARE, INC.    RESTATED
                                            -----------  ------------  -----------  ----------  ------------  ----------
Cash flow from operating activities:
  Net income (loss).......................  $ 1,209,418     (599,460)      609,958     104,266     (624,713)    (520,447)
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities:
    Depreciation and amortization.........      150,341       51,971       202,312     161,132       21,635      182,767
    Amortization of deferred acquisition
      costs...............................    4,161,884            0     4,161,884     177,526            0      177,526
    Deferred income taxes.................     (252,837)           0      (252,837)          0            0            0
    Provision for uncollectible
      accounts............................            0      106,367       106,367           0       23,212       23,212
      Change in:
        Accrued investment income.........     (311,934)           0      (311,934)          0            0            0
        Receivables.......................    3,344,344   (1,036,857)    2,307,487  (3,583,802)    (742,002)  (4,325,804)
        Unpaid losses and loss adjustment
          expenses........................    5,908,223            0     5,908,223     199,390            0      199,390
        Unearned premiums.................      782,854            0       782,854   1,888,977            0    1,888,977
        Premium payable...................     (521,487)           0      (521,487)  1,231,676            0    1,231,676
        Commissions payable...............     (179,302)           0      (179,302)    212,769            0      212,769
        Accounts payable and accrued
          expenses........................      135,437      561,415       696,852     367,215      272,962      640,177
        Deferred reinsurance income.......   (1,054,421)           0    (1,054,421)  1,334,401            0    1,334,401
        Other, net........................   (1,857,061)     (92,933)   (1,949,994)  1,083,264      (66,682)   1,016,582
                                            -----------  ------------  -----------  ----------  ------------  ----------
          Net cash provided by (used in)
            operating activities..........   11,515,459   (1,009,497)   10,505,962   3,176,814   (1,115,588)   2,061,226
                                            -----------  ------------  -----------  ----------  ------------  ----------
Cash flow from investing activities:
  Purchase of fixed maturities............  (15,892,549)           0   (15,892,549)          0            0            0
  Purchase of short-term investments,
    net...................................   (7,090,550)           0    (7,090,550)          0            0            0
  Purchase of property and equipment......      (82,677)    (185,793)     (268,470)   (130,503)    (118,787)    (249,290)
                                            -----------  ------------  -----------  ----------  ------------  ----------
  Net cash used in investing activities...  (23,065,776)    (185,793)  (23,251,569)   (130,503)    (118,787)    (249,290)
                                            -----------  ------------  -----------  ----------  ------------  ----------
Cash flow from financing activities:
  Proceeds from sale of common stock......   10,384,324            0    10,384,324           0            0            0
  Repayment of shareholder loan...........     (300,000)           0      (300,000)   (275,000)           0     (275,000)
  Borrowings from revolving line of
    credit, net...........................            0    1,114,779     1,114,779           0    1,285,221    1,285,221
  Other, net..............................            0       27,008        27,008           0       (8,899)      (8,899)
                                            -----------  ------------  -----------  ----------  ------------  ----------
  Net cash provided by (used in) financing
    activities............................   10,084,324    1,141,787    11,226,111    (275,000)   1,276,322    1,001,322
                                            -----------  ------------  -----------  ----------  ------------  ----------
Net (decrease) increase in cash...........   (1,465,993)     (53,503)   (1,519,496)  2,771,311       41,947    2,813,258
Cash at beginning of period...............    5,591,140       53,627     5,644,767   2,819,829       11,680    2,831,509
                                            -----------  ------------  -----------  ----------  ------------  ----------
Cash at end of period.....................  $ 4,125,147          124     4,125,271   5,591,140       53,627    5,644,767
                                            -----------  ------------  -----------  ----------  ------------  ----------
                                            -----------  ------------  -----------  ----------  ------------  ----------
Supplemental disclosure of cash flow
  information:
  Income taxes paid.......................  $   202,300            0       202,300           0            0            0
                                            -----------  ------------  -----------  ----------  ------------  ----------
                                            -----------  ------------  -----------  ----------  ------------  ----------
  Interest paid...........................  $         0      638,235       638,235           0      103,069      103,069
                                            -----------  ------------  -----------  ----------  ------------  ----------
                                            -----------  ------------  -----------  ----------  ------------  ----------


  See accompanying auditors' report on supplementary consolidating schedules.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES



                           CONSOLIDATED BALANCE SHEET



                         SEPTEMBER 30, 1998 (UNAUDITED)



                             ASSETS

Investments:
  Held-to-maturity securities, at amortized cost
    (fair value of $14,183,395)...................  $13,893,979
  Held-to-maturity securities, at amortized
    cost--restricted (fair value of $8,403,360)...   8,231,564
  Short-term investments..........................   7,445,249
                                                    ------------
    Total investments.............................  29,570,792
Cash..............................................   4,436,391
Accrued investment and interest income............     301,496
Accounts, commissions and premiums receivable,
  net.............................................   9,491,612
Deferred acquisition costs........................   1,775,668
Property and equipment, net.......................     698,670
Goodwill and other intangible assets, net.........   4,863,892
Deposits..........................................     316,684
Other assets......................................   2,710,216
                                                    ------------
    Total assets..................................  $54,165,421
                                                    ------------
                                                    ------------

              LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Notes payable...................................  $12,580,000
  Unpaid losses and loss adjustment expenses......  12,125,200
  Unearned premiums...............................   5,248,797
  Premiums payable................................   2,416,030
  Commissions payable.............................     318,998
  Other liabilities...............................   4,518,849
  Accounts payable and accrued expenses...........   4,322,877
  Deferred reinsurance income.....................     279,980
  Deferred tax liability..........................      33,134
                                                    ------------
    Total liabilities.............................  41,843,865
                                                    ------------
Shareholder's equity:
  Common stock, $0.01 par value; authorized
    20,000,000 shares; issued 5,771,497 shares....      57,715
  Additional paid-in capital......................   9,891,562
  Retained earnings...............................   2,877,836
                                                    ------------
    Total shareholders' equity....................  12,827,113
  Treasury stock, at cost, 529,412 shares.........    (505,557  )
                                                    ------------
    Net shareholders' equity......................  12,321,556
                                                    ------------
    Total liabilities and shareholders' equity....  $54,165,421
                                                    ------------
                                                    ------------



          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 RESTATED (UNAUDITED)



                                                                    RESTATED
                                                        1998          1997
                                                    ------------  ------------
Revenues:
  Premiums earned.................................  $ 11,680,679     8,037,839
  Net investment income...........................     1,336,311     1,103,531
  Net commission income...........................     1,522,462     1,779,908
  Staffing income.................................    24,283,415     7,854,896
  Other income....................................       384,913       426,599
                                                    ------------  ------------
    Total revenues................................    39,207,780    19,202,773
                                                    ------------  ------------
Expenses:
  Losses and loss adjustment expenses incurred....     6,201,515     4,357,452
  Amortization of deferred acquisition costs......     3,819,177     2,916,611
  Staffing costs..................................    18,989,081     6,382,069
  Other operating expenses........................     7,099,442     4,605,080
                                                    ------------  ------------
    Total operating expenses......................    36,109,215    18,261,212
                                                    ------------  ------------
Operating income before income taxes..............     3,098,565       941,561
                                                    ------------  ------------
Interest expense..................................       783,348       457,652
Amortization of intangible assets and other
  non-operating expenses..........................       445,226       --
                                                    ------------  ------------
    Total non-operating expenses..................     1,228,574       457,652
                                                    ------------  ------------
Income before income taxes........................     1,869,991       483,909
Income taxes......................................       322,673       212,542
                                                    ------------  ------------
  Net income......................................  $  1,547,318       271,367
                                                    ------------  ------------
                                                    ------------  ------------
Net income--basic.................................  $  1,547,318       271,367
Impact of potential common shares--convertible
  notes...........................................        75,378       --
                                                    ------------  ------------
Net income--diluted...............................  $  1,622,696       271,367
                                                    ------------  ------------
                                                    ------------  ------------
Weighted average outstanding shares--basic........     5,242,085     4,959,393
Impact of potential common shares--convertible
  notes...........................................       589,652       --
                                                    ------------  ------------
Common shares and common shares equivalents used
  in computing
  net earnings per share--diluted.................     5,831,737     4,959,393
                                                    ------------  ------------
                                                    ------------  ------------
Net basic earnings per share......................  $        .30  $        .05
                                                    ------------  ------------
                                                    ------------  ------------
Net diluted earnings per share....................  $        .28  $        .05
                                                    ------------  ------------
                                                    ------------  ------------
PRO FORMA INFORMATION (UNAUDITED) (Note 5):
Historical income before income taxes.............  $  1,869,991       483,909
Pro forma income tax provision (benefit)..........       647,134      (174,861)
                                                    ------------  ------------
Pro forma net income..............................  $  1,222,857       658,770
                                                    ------------  ------------
                                                    ------------  ------------
Pro forma net income--basic.......................  $  1,222,857       658,770
Impact of potential common shares--convertible
  notes...........................................        75,378       --
                                                    ------------  ------------
Pro forma net income--diluted.....................  $  1,298,235       658,770
                                                    ------------  ------------
                                                    ------------  ------------
Weighted average shares outstanding--basic........     5,242,085     4,959,393
Impact of potential common shares--convertible
  notes...........................................       589,652       --
                                                    ------------  ------------
Weighted average shares outstanding--diluted......     5,831,737     4,959,393
                                                    ------------  ------------
                                                    ------------  ------------
Pro forma net basic earnings per share............  $        .23           .13
                                                    ------------  ------------
                                                    ------------  ------------
Pro forma net diluted earnings per share..........  $        .22           .13
                                                    ------------  ------------
                                                    ------------  ------------



          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 RESTATED (UNAUDITED)



                                                                    RESTATED
                                                        1998          1997
                                                    ------------  ------------
Cash flow from operating activities:
  Net income......................................  $  1,547,318       271,367
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................       702,260       114,297
    Amortization of deferred acquisition costs....     3,819,177     2,916,611
    Deferred income taxes.........................      (285,971)      --
    Provision for uncollectible accounts..........       (45,765)       80,503
  Change in:
    Accrued investment and interest income........        10,438      (234,756)
    Accounts, commissions and premiums
      receivable..................................    (6,746,190)    2,611,460
    Deferred acquisition costs....................    (4,690,965)   (2,916,611)
    Unpaid losses and loss adjustment expenses....     6,017,588     4,095,750
    Unearned premiums.............................     2,576,966    (1,888,977)
    Premiums payable..............................      (648,073)      186,713
    Commissions payable...........................       (11,057)     (190,698)
    Accounts payable and accrued expenses.........     3,000,591     2,689,093
    Deferred reinsurance income...................       --         (1,054,421)
    Other, net....................................    (2,337,243)    2,156,421
                                                    ------------  ------------
      Net cash provided by operating activities...     2,909,074     8,836,752
                                                    ------------  ------------
Cash flow from investing activities:
  Purchase of subsidiary..........................    (5,000,000)      --
  Purchase of short-term investments, net.........    (6,587,693)      --
  Purchase of property and equipment..............      (153,848)     (223,806)
                                                    ------------  ------------
      Net cash used in investing activities.......   (11,741,541)     (223,806)
                                                    ------------  ------------
Cash flow from financing activities:
  Proceeds from sale of common stock..............       --         10,384,324
  Repayment of shareholder loan...................       --           (225,000)
  Proceeds from subordinated convertible notes
    payable.......................................     9,621,914       --
  Borrowings from revolving line of credit, net...     2,000,000     1,182,324
  Repayment of lines of credit....................    (2,440,000)      --
  Other, net......................................       (38,327)       87,770
                                                    ------------  ------------
      Net cash provided by financing activities...     9,143,587    11,429,418
                                                    ------------  ------------
Net increase in cash..............................       311,120    20,042,364
Cash at beginning of period.......................     4,125,271     5,644,767
                                                    ------------  ------------
Cash at end of period.............................  $  4,436,391  $ 25,687,131
                                                    ------------  ------------
                                                    ------------  ------------
Supplemental disclosure of cash flow information:
  Income taxes paid...............................  $    950,000       --
                                                    ------------  ------------
                                                    ------------  ------------
  Interest paid...................................  $    584,666       439,301
                                                    ------------  ------------
                                                    ------------  ------------



          See accompanying notes to consolidated financial statements.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    (A) BASIS OF PRESENTATION



    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. These unaudited consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of the Company for the year ended December 31, 1997, as restated.



    The accompanying unaudited consolidated financial statements of the Company and its subsidiaries are prepared in accordance with generally accepted accounting principles. These principles vary in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, based on information available, in recording transactions resulting from business operations. The balance sheet amounts that involve a greater extent of accounting estimates and actuarial determinations subject to future changes are the Company's liabilities for unpaid losses and loss adjustment expenses. As additional information becomes available (or actual amounts are determinable), the recorded estimates may be revised and reflected in operating results. While management believes that the liability for unpaid losses and loss adjustment expenses is adequate to cover the ultimate liability, such estimates may be more or less than the amounts actually paid when claims are settled.



    (B) ORGANIZATION



    Preferred Employers Holdings, Inc. (the "Company") is the successor company to Preferred Employers Group, Inc. ("PEGI"). In February 1997, the Company completed an initial public offering of 1,725,000 shares of common stock (including the underwriter's over-allotment option) at a price of $7.25 per share. Immediately prior to the Company's initial public offering, the Company and the stockholders of PEGI (the "Exchanging Stockholders") effected a recapitalization whereby the Company exchanged 17,647.06 shares of common stock for each share of common stock of PEGI held by the Exchanging Stockholders (the "Exchange"). As a result of the Exchange, PEGI became a wholly-owned subsidiary of the Company. Except as otherwise specified or when the context otherwise requires, references to the Company herein include Preferred Employers Holdings, Inc. and PEGI, through which the Company conducts certain of its business.



    In March 1998, the Company, through a wholly-owned subsidiary, consummated the purchase of substantially all the assets of HSSI Travel Nurse Operations, Inc. ("Travel Nurse"), a wholly-owned subsidiary of Hospital Staffing Services, Inc., for $5.0 million in cash. Based in Ft. Lauderdale, Florida since 1981, Travel Nurse has provided registered nurses and other professional medical personnel, often referred to as "Travelers," primarily to client hospitals in the United States and the Caribbean on a contractual basis for periods generally ranging from 8 to 52 weeks. During 1997, Travel Nurse placed in excess of 700 nurses.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    In August 1998, the Company issued 517,085 shares of its common stock in exchange for all the outstanding common stock of National Explorers and Travelers Healthcare, Inc. ("NET Healthcare"), an employee staffing company and provider of temporary registered nurses and other professional medical personnel, primarily to client hospitals. This business combination was accounted for as a pooling-of-interests combination and, accordingly, the Company's consolidated financial statements for applicable periods prior to the combination have been restated to include the accounts and results of operations of NET Healthcare.



    The Company was appointed as a general agent ("GA") by the American International Group of Companies ("AIG"), a major group of international insurance carriers, on January 1, 1993. In this regard, the Company is authorized to write workers' compensation as well as other forms of "property and casualty" business (such other forms of insurance being hereinafter referred to as "Package") on behalf of AIG. In addition, the Company was appointed as a GA by General Accident Insurance Company of America ("GAIC") on September 1, 1994, with the authority to write all forms of commercial property and casualty business for family style and fast-food restaurants. On June 11, 1996, GAIC advised the Company that it would no longer write Package insurance for fast-food restaurants; however, on March 20, 1997, the Company was appointed as a GA by the Kemper Group of Insurance Companies with the authority to write workers' compensation and other forms of commercial property and casualty business for family style and fast-food restaurants and convenience stores.



    (C) INSURANCE OPERATIONS



    In 1996, the Company formed a Bermuda licensed reinsurance subsidiary (the "Reinsurer") and entered into a reinsurance agreement (the "Agreement") with AIG during the fourth quarter of 1996. The Agreement provides that the Reinsurer assume certain workers' compensation and employer's liability insurance policies from AIG with policy inception dates as of January 1, 1996 and subsequent. Although the Reinsurer assumes the risks associated with being a reinsurer, the Agreement limits the liability of the Reinsurer for losses and certain defined expenses to the first $300,000 per occurrence. In addition, the Agreement limits the aggregate liability of the Reinsurer for all coverage to an amount not to exceed 70 percent of the gross written premium for each individual underwriting year.



    Because the Agreement is effective for all business written on or after January 1, 1996, the policies written prior to the execution of the Agreement and formation of the Reinsurer are accounted for as retroactive reinsurance. The principal difference between the accounting for retroactive and prospective reinsurance is that revenue and costs of retroactive reinsurance are deferred and accreted into income over the claim-settlement period rather than over the period for which contractual coverage is provided, as would be the case under prospective reinsurance. Retroactive insurance accounting does not change the amount of income to be recognized, but rather extends the period of recognition from one year--the period of coverage, to six years--the period over which claims liabilities from the business are expected to be settled. Cash flows from the reinsurance transactions are not affected by the accounting treatment.



    The accompanying financial statements reflect a composite retroactive/prospective accounting treatment with business written prior to October 1, 1996 being accounted for as retroactive and business written subsequent thereto accounted for as prospective.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    The effects of prospective and retroactive insurance accounting treatment are illustrated below. The prospective method assumes that the Agreement incepted on January 1, 1996, and provides for a loss ratio of 51.5%, acquisition costs of 33.83%, aggregate net premiums written of approximately $15 million ($12,600,000 relating to the period from January 1 through September 30, 1996) and an investment yield of 6.5% on net cash flows. The retroactive (deposit) method uses the same assumptions except that since the Agreement was not executed until October 1996, any investment income on net cash flows earned for the period from January through September 1996 are deferred and recognized as "other income" over the payment period of the remaining claim liabilities.



    Income before income taxes recognized, and estimated to be recognized in the calendar year indicated below, is as follows:



                                                                                    COMPOSITE
                                                                     PROSPECTIVE   RETROACTIVE/
                                                                     METHOD (PRO   PROSPECTIVE
YEARS                                                                   FORMA)      (ACTUAL)
-------------------------------------------------------------------  ------------  -----------
1996...............................................................  $  1,658,000     324,000
1997...............................................................     1,288,000   1,372,000
1998-2001..........................................................     1,314,000   2,564,000
                                                                     ------------  -----------
                                                                     $  4,260,000   4,260,000
                                                                     ------------  -----------
                                                                     ------------  -----------



    It should be noted that the table presented above is for illustrative purposes only to highlight that the basis of accounting used only impacts the timing of the net revenue recognition and not the aggregate economic results. Further, it should be noted that the above table is based on estimates as to the amount and timing of aggregate loss and loss expense payments, available investment yields and acquisition and other costs associated with the provision of insurance protection. Actual results may vary, perhaps materially, from those illustrated above. No assurance is given or may be taken that subsequent revisions of estimates will not have a material impact on the illustration above.



    Prospective reinsurance premiums are earned on a pro-rata basis over the term of the related coverage. The reserve for unearned premiums represents the portion of the net premiums written relating to the unexpired term of coverage.



    Acquisition costs are deferred and amortized over the period in which the related prospective reinsurance premiums are earned.



    Losses and loss adjustment expenses are charged to income as incurred. The reserve for unpaid claims represents the accumulation of estimates for reported losses and includes provisions for losses incurred but not reported. The methods of determining such estimates and establishing resulting reserves are continually reviewed and updated. Adjustments, if any, resulting therefrom are reflected in income currently. The Company does not discount its loss reserves.



    (D) STAFFING OPERATIONS



    In March 1998, the Company purchased substantially all of the assets of Travel Nurse for $5.0 million in cash. Based in Fort Lauderdale, Florida since 1981, Travel Nurse has provided registered nurses and other professional medical personnel, often referred to as "Travelers," primarily to client hospitals in the

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


United States and the Caribbean on a contractual basis for periods generally ranging from 8 to 52 weeks. During 1997, Travel Nurse placed in excess of 700 nurses.



    In August 1998, the Company issued 517,085 shares of its common stock in exchange for all the outstanding common stock of NET Healthcare, an employee staffing company and provider of temporary registered nurses and other professional medical personnel, primarily to client hospitals. This business combination was accounted for as a pooling-of-interests combination.



    Staffing income is recognized at the time the staffing services are provided. In most instances, the staffing company's temporary healthcare professionals are considered employees of the staffing company while under assignment and costs of employment are the responsibility of the staffing company and are included in the accompanying statements of operations.



    Receivables include amounts due from healthcare organizations for services provided by Travel Nurse and NET Healthcare through the placement of healthcare professionals. These receivables are presented net of an estimated allowance for uncollectible accounts based on an evaluation of expected collections resulting from an analysis of current and past due accounts, past collection experience in relation to amounts billed and other relevant information. Concentration of credit risk relating to accounts receivable is limited by number, diversity and geographic dispersion of the healthcare organizations serviced by Travel Nurse and NET Healthcare.



    During 1995, NET Healthcare entered into a line of credit with a shareholder to provide a total of $190,000 to fund the working capital requirements of NET Healthcare. The line of credit bore interest at the rate of 5% per annum. In March 1996, NET Healthcare entered into an additional line of credit with a shareholder collateralized by outstanding accounts receivable. Interest was payable at the rate of 2% per month on average outstanding balances. In May 1996, the agreement was amended to allow for additional funding. In May 1997, the agreement was further amended to increase the interest rate by .5% per month on approximately $600,000 of the balance of the line of credit. The amended line of credit, effective April 1, 1998, established a rate of interest of 10% per annum and eliminated restrictive covenants included in the original agreement. The line of credit described above had an aggregate outstanding balance of $2,440,000 at December 31, 1997. Interest expense related to the line of credit amounted to $240,884 and $608,300 for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively. The aggregate outstanding balance together with its related accrued interest expense was paid in full subsequent to the merger of NET Healthcare and the Company.



    The goodwill associated with the Company's acquisition of substantially all of the assets of Travel Nurse is amortized over 30 years.



    The former shareholders of NET Healthcare previously elected to have the company treated as an "S Corporation" under the Internal Revenue Code and, therefore, net income or loss was attributable directly to the former shareholders. Accordingly, no pre-merger benefit for the federal or state income taxes has been reflected in the accompanying combined financial statements. In addition, an adjustment has been made to the restated stockholders' equity of the Company as of September 30, 1998 and December 31, 1997 to eliminate the untaxed effects of including NET Healthcare's results of operations in the combined financial statements of the Company.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



    (E) INVESTMENTS



    Fixed maturity securities which the Company has the positive intent and ability to hold to maturity are classified as "held to maturity" and are reported at amortized cost. Fixed maturity and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and are reported at fair value, with unrealized gains and losses included in income. Fixed maturity and equity securities not classified as either held to maturity or trading are classified as "available for sale" and are reported at fair value, with unrealized gains and losses (net of deferred taxes) charged or credited as a separate component of shareholders' equity.



    Investment income is recorded as earned on the accrual basis and includes amortization of premiums and accretion of discounts relating to investments acquired at other than par value. Realized gains or losses on disposal of investments are determined on a specific identification basis and are included in revenues.



    The Company does not own any on-balance sheet or off-balance sheet derivative instruments.



    (F) PROPERTY AND EQUIPMENT, NET



    Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using an accelerated method of depreciation over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are carried at cost less accumulated amortization provided on the straight-line basis over the shorter of the lease term or the estimated useful lives of the improvements.



    (G) PREMIUMS PAYABLE



    Premiums which are collected from insureds are reported as assets of the Company and as corresponding liabilities to the insurance carriers. Premiums received from insureds but not yet remitted to the carriers are held as invested cash in a fiduciary capacity.



    (H) COMMISSION INCOME



    Commission income is recognized when premiums are received. Any subsequent commission adjustments, including policy cancellations, are recognized upon notification from the insurance carrier or broker.



    (I) INCOME TAXES



    Prior to the formation of the Company, PEGI had elected to be taxed as an "S corporation" under the provisions of the Internal Revenue Code. PEGI's stockholders included in their tax returns the Company's income or loss. However, subsequent to the formation of the Company, PEGI is taxed as a "C corporation" under the provisions of the Internal Revenue Code. As such, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    (J) NET EARNINGS PER SHARE



    Net earnings per common share is based upon the weighted average number of common shares outstanding during each period. In February 1997, SFAS No. 128, "Earnings per Share" was issued. This statement requires specific computations, presentation and disclosures for earnings per share (EPS) amounts in order to make EPS amounts more compatible with international accounting standards. The Company adopted SFAS No. 128 for the period ended December 31, 1997. This statement requires that any prior period EPS amounts be restated. Stock options outstanding at September 30, 1998 and 1997 of 916,500 and 250,000, respectively, had no effect on diluted earnings per share amounts.



    In May 1998, the Company concluded a private placement of 7% convertible subordinated notes due May 12, 2003 in the aggregate principal amount of $10,580,000. The effect on diluted earnings per share amounts is presented in the accompanying unaudited statements of operations.



    (K) RECLASSIFICATIONS



    Certain items in the 1997 financial statements have been reclassified to conform with the 1998 presentation.



(2) INVESTMENTS



    At September 30, 1998 and December 31, 1997, the Company did not hold fixed-maturity securities which individually exceeded 10% of shareholders' equity except U.S. government and government agency securities.



    Bonds with an amortized cost of $8,231,564 and $7,877,444 were held in a restricted account for the benefit of the ceding company (AIG) as unauthorized reinsurance at September 30, 1998 and December 31, 1997, respectively, in accordance with statutory requirements.



    The amortized cost and estimated fair values of investments at September 30, 1998 and December 31, 1997 are as follows:



                                                                                                       AMOUNT AT
                                                                GROSS        GROSS                    WHICH SHOWN
                                                             UNREALIZED   UNREALIZED    ESTIMATED       IN THE
                                             AMORTIZED COST     GAINS       LOSSES      FAIR VALUE   BALANCE SHEET
                                             --------------  -----------  -----------  ------------  -------------
Securities held to maturity:
September 30, 1998:
  Fixed maturities:
    Obligations of states and political
      subdivisions.........................  $   13,893,979     289,416       --         14,183,395    13,893,979
    Obligations of states and political
      subdivisions--restricted.............       8,231,564     171,796       --          8,403,360     8,231,564
                                             --------------  -----------  -----------  ------------  -------------
Total fixed maturities.....................  $   22,125,543     461,212       --         22,586,755    22,125,543
                                             --------------  -----------  -----------  ------------  -------------
                                             --------------  -----------  -----------  ------------  -------------

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(2) INVESTMENTS (CONTINUED)



                                                                                                       AMOUNT AT
                                                                GROSS        GROSS                    WHICH SHOWN
                                                             UNREALIZED   UNREALIZED    ESTIMATED       IN THE
                                             AMORTIZED COST     GAINS       LOSSES      FAIR VALUE   BALANCE SHEET
                                             --------------  -----------  -----------  ------------  -------------
December 31, 1997:
  Fixed maturities:
    Obligations of states and political
      subdivisions.........................  $    8,015,105     222,564       --          8,237,669     8,015,105
    Obligations of states and political
      subdivisions--restricted.............       7,877,444      70,537       --          7,947,981     7,877,744
                                             --------------  -----------  -----------  ------------  -------------
Total fixed maturities.....................  $   15,892,549     293,101       --         16,185,650    15,892,549
                                             --------------  -----------  -----------  ------------  -------------
                                             --------------  -----------  -----------  ------------  -------------



    The amortized cost and fair value of securities at September 30, 1998 and December 31, 1997, by contractual maturity date, are presented below:



                                                           SEPTEMBER 30, 1998           DECEMBER 31, 1997
                                                       ---------------------------  --------------------------
                                                         AMORTIZED        FAIR       AMORTIZED        FAIR
                                                           COST          VALUE          COST         VALUE
                                                       -------------  ------------  ------------  ------------
Fixed maturities held-to-maturity:
  Due in one year or less............................       --             --            --            --
  Due after one year through five years..............  $  12,830,608    13,088,075     6,941,072     7,139,209
  Due after one year through five years--
    restricted.......................................      7,168,193     7,308,040     6,803,411     6,849,521
  Due after five years through ten years.............       --             --            --            --
  Due after ten years................................      1,063,371     1,095,320     1,074,033     1,098,460
  Due after ten years--restricted....................      1,063,371     1,095,320     1,074,033     1,098,460
                                                       -------------  ------------  ------------  ------------
                                                          22,125,543    22,586,755    15,892,549    16,185,650
  Short-term investments.............................      7,445,249     7,445,249     7,090,550     7,090,550
                                                       -------------  ------------  ------------  ------------
    Total............................................  $  29,570,792    30,032,004    22,983,099    23,276,200
                                                       -------------  ------------  ------------  ------------
                                                       -------------  ------------  ------------  ------------



(3) FINANCIAL INSTRUMENTS



    The carrying amounts for short-term investments, cash, accounts, commissions and premiums receivable, accrued investment and interest income, notes payable, premiums payable, commissions payable and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.



    Estimated fair values for fixed maturities were provided by outside consultants using market quotations, prices provided by market makers or estimates of fair values obtained from yield data relating to investment securities with similar characteristics. The carrying amount for the 7% convertible subordinated notes is $10,580,000 and the related estimated fair value is $9,965,069 which was determined by management based on available market information and appropriate valuation methodologies.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(4) STOCKHOLDERS LOAN



    In May 1995, the Company entered into a repurchase agreement with stockholders (the "Agreement") whereby the Company agreed to repurchase from them an aggregate of 30 shares of common stock (529,412 shares as adjusted to give effect to the Exchange) (the "Shares") of the Company. The aggregate purchase price for the Shares was $600,000 (including interest) to be paid in 24 installments of $25,000. The closing of the Agreement was subject to the Company's completion of a $600,000 distribution to the stockholders of the Company, pro rata based on the number of shares of common stock of the Company outstanding and paid to the stockholders of record on the Agreement date, without giving effect to the repurchase. The $600,000 distribution was made by the Company on May 26, 1995.



    Pursuant to a subsequent agreement made with the stockholders, the outstanding loan balance at December 31, 1995 was to be repaid in 23 monthly installments of $25,000 (including interest) commencing in February 1996. The outstanding balance of the above-referenced stockholder loan was paid in full during 1997.



(5) INCOME TAXES



    U.S. Federal and state income tax expense (benefit) consists of the following components:



FOR THE NINE MONTHS ENDED
---------------------------------------------------------
September 30, 1998.......................................  $    36,702     285,971    322,673
September 30, 1997.......................................  $   212,543      --        212,543



    Income tax expense for the nine months ended September 30, 1998 and 1997 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to income before Federal income taxes as a result of the following:



                                                                                FOR THE NINE MONTHS
                                                                                ENDED SEPTEMBER 30,
                                                                               ----------------------
                                                                                  1998        1997
                                                                               ----------  ----------
Expected income tax expense..................................................  $  635,797     164,529
State income tax, net........................................................      48,059      12,436
Tax-exempt interest..........................................................    (227,064)   (174,313)
Travel and entertainment.....................................................      37,299      --
S Corporation income.........................................................    (252,903)    205,093
Other, net...................................................................      81,485       4,798
                                                                               ----------  ----------
  Total income tax expense...................................................  $  322,673     212,543
                                                                               ----------  ----------
                                                                               ----------  ----------



    As a result of the business combination of NET Healthcare, an "S corporation," with the Company, a "C corporation," NET Healthcare's "S corporation" status ceased to exist. The unaudited pro forma information in the Company's consolidated statements of operations reflect income tax expense (benefit) had NET Healthcare been taxed as a "C corporation," of $647,134 and ($174,861) for the nine months ended September 30, 1998 and 1997, respectively.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(5) INCOME TAXES (CONTINUED)


    Deferred income taxes are based upon temporary differences between the financial statement and tax bases of assets and liabilities. The following deferred taxes are recorded for September 30, 1998 and December 31, 1997:



                                                                         1998          1997
                                                                     -------------  ----------
Deferred tax assets:
  Unearned premiums................................................  $     451,955      --
  Reserve for unpaid claims........................................        782,904     427,414
  Other, net.......................................................       --            44,348
                                                                     -------------  ----------
    Gross deferred tax assets......................................      1,234,859     471,762
                                                                     -------------  ----------
Deferred tax liabilities:
  Cash to accrual change...........................................       (436,555)     --
  Commissions receivable...........................................       --          (151,454)
  Commissions payable..............................................       --           (67,471)
  Deferred acquisition costs.......................................       (764,482)     --
  Other, net.......................................................        (66,956)     --
                                                                     -------------  ----------
  Gross deferred tax liabilities...................................     (1,267,993)   (218,925)
                                                                     -------------  ----------
    Net deferred (liability) asset.................................  $     (33,134)    252,837
                                                                     -------------  ----------
                                                                     -------------  ----------



    A valuation allowance has not been established as the Company believes it is more likely than not that the deferred tax asset will be realized.



    The Company's reinsurance subsidiary is a Bermuda domiciled corporation. The reinsurance subsidiary is a "controlled foreign corporation" ("CFC") for United States federal income tax purposes. As a result, the Company includes in its gross income for United States federal income tax purposes its pro-rata share of the CFC's "subpart F income" even if such subpart F income is not distributed. Substantially all of the income of the Company's reinsurance subsidiary is subpart F income.



    The Company has elected under section 953(d) of the Internal Revenue Code to tax its reinsurance subsidiary as a domestic corporation for U.S. Income Tax purposes. The Company does not believe this election has a material effect on its income tax expense.



(6) ANNUAL STATUTORY SOLVENCY REQUIREMENTS



    The Bermuda Insurance Act of 1978 and related regulations (the "Act") requires the Company to meet a minimum solvency margin. Statutory capital and surplus as of December 31, 1997 was $7,309,143 and the amount required to be maintained by the Company was $3,300,000. In addition, a minimum liquidity ratio must be maintained whereby relevant assets, as defined by the Act, must exceed 75% of relevant liabilities. Once these requirements have been met, there is no restriction on the retained earnings available for distribution. At September 30, 1998 and December 31, 1997, the Company was in compliance with this requirement.

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(7) LIABILITY FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES



    Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows for the nine months ended September 30, 1998 and 1997:



                                                                        1998          1997
                                                                    -------------  ----------
Unpaid losses and loss adjustment expenses at beginning of
  period..........................................................  $   6,107,613     199,390
                                                                    -------------  ----------
Incurred related to:
  Current year....................................................      6,201,515   4,357,452
  Prior year......................................................       --            --
                                                                    -------------  ----------
    Total incurred................................................      6,201,515   4,357,452
                                                                    -------------  ----------
Paid related to:
  Current year....................................................        183,928     261,702
  Prior year......................................................       --            --
                                                                    -------------  ----------
    Total paid....................................................        183,928     261,702
                                                                    -------------  ----------
Unpaid losses and loss adjustment expenses at end of period.......  $  12,125,200   4,295,140
                                                                    -------------  ----------
                                                                    -------------  ----------



(8) UNSECURED REVOLVING LINE OF CREDIT



    In May 1998, the Company obtained a $3 million unsecured revolving line of credit from a bank. The terms of the loan provide for monthly interest payments at the bank's prime lending rate (currently 8 1/4% per annum). The loan is renewable on an annual basis. As of September 30, 1998, the aggregate amount outstanding under the line of credit was $2 million.



(9) SUBORDINATED CONVERTIBLE NOTES



    In May 1998, the Company concluded a private placement of $10,580,000 of 7% convertible subordinated notes (the "Notes") due May 2003. The principal amount of the Notes is convertible at any time upon the earlier of the maturity date (May 12, 2003) or 10 business days after receipt of a termination notice at the option of the holders into shares of the Company's common stock at a conversion price of $9.00 (the "Conversion Price"). In the event (i) the closing bid price of the Company's common stock equals or exceeds $13.50 per share for twenty consecutive trading days during any period commencing upon satisfaction of one of the conditions contained in clause (ii) described herein and (ii) either a registration statement covering the shares of common stock issuable upon conversion of the Notes has been declared effective by the Securities and Exchange Commission and remains effective or at least two years has elapsed since the issuance date of the Notes and the shares of common stock issuable upon conversion of the Notes are saleable, without restriction, under Rule 144(k) promulgated under the Securities Act of 1933, as amended, then the holders' right to convert the outstanding principal amount of the Notes shall be terminated by the Company by delivering to the holders a notice of termination (the "Termination Notice"), in which event (a) the holders will have the right at any time during 10 business days after receipt of the Termination Notice, in their sole discretion, to convert the outstanding principal

              PREFERRED EMPLOYERS HOLDINGS, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998



                                  (UNAUDITED)



(9) SUBORDINATED CONVERTIBLE NOTES (CONTINUED)


amount of the Notes into shares of common stock of the Company at the Conversion Price, and (b) thereafter, the holders' option to convert shall terminate and the Notes may be prepaid by the Company, at any time prior to the Maturity Date, in whole or in part for the face amount thereof, together with all accrued and unpaid interest through the date of prepayment.



(10) LITIGATION



    The Company is a defendant in various litigation matters considered to be in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management (after consultation with legal counsel) that the resolution of such litigation will not have a material adverse effect on the Company's financial statements.



(11) YEAR 2000



    Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The Company has developed a plan to address Year 2000 issues. The plan is based on the Company's primary software vendor having advised the Company that the necessary programming changes related to Year 2000 issues have been made and tested and that the software used by the Company can be upgraded to be Year 2000 compliant. The Company has recently begun to implement this upgrade and expects to be fully compliant with Year 2000 issues by December 31, 1998. As an integral component of such plan, the Company will determine if they are Year 2000 compliant. It is management's belief that for any suppliers who may not be Year 2000 compliant, such non-compliance will not have a material adverse effect on the Company's business. However, each major supplier's compliance will be assessed in light of their response. The costs associated with the implementation of the above project are not expected to be material.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                2,041,441 SHARES


                       PREFERRED EMPLOYERS HOLDINGS, INC.

                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS
                                 --------------


                               DECEMBER   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes Preferred to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made against them as a result of their being an officer or director of Preferred. Consistent therewith Preferred's Certificate of Incorporation requires that Preferred indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

    In addition, Preferred's Certificate of Incorporation provides that directors of Preferred shall not be liable for monetary damages to Preferred or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to Preferred or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to certain unlawful dividend payments or stock redemptions or purchases, or (iv) any transaction from which the director derived an improper benefit. The effect of these provisions is to eliminate the right of Preferred and its stockholders (through stockholders' derivative suits on behalf of Preferred) to recover monetary damages against any director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except for situations described in clauses (i)-(iv) of the preceding sentence. These provisions will not affect the availability of injunctive relief for breach of fiduciary duty or alter the liability of directors under federal securities laws.

    Pursuant to the Shareholders Agreement, Preferred has agreed to indemnify each of Mr. Odzer and Mr. Harris for all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as an officer, director, trustee, partner, agent or employee.

    Preferred maintains a policy of insurance under which the directors and officers of Preferred are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Preferred pursuant to the foregoing provisions, or otherwise, Preferred has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be incurred and borne by Preferred in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the Securities and Exchange Commission and Nasdaq filing fees.

Securities and Exchange Commission filing fee.....................  $   1,079
Nasdaq SmallCap Market additional share listing fee...............  $   5,171
Legal fees and expenses...........................................  $  50,000
Accounting fees and expenses......................................  $  35,000
Blue Sky fees and expenses........................................  $   2,000
Printing and engraving expenses...................................  $  30,000
Miscellaneous.....................................................  $  16,750
                                                                    ---------
      Total fees and expenses.....................................  $ 140,000
                                                                    ---------
                                                                    ---------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    The following paragraphs set forth certain information with respect to the common stock sold by Preferred within the past three years preceding the filing of this Registration Statement, in transactions that were not registered under the Securities Act pursuant to the provisions of Section 4(2) thereof:

    Immediately prior to the Preferred's initial public offering, Preferred and the stockholders of Preferred Employers Group, Inc. ("PEGI") in February 1997, (the "Exchanging Stockholders") effected a recapitalization whereby Preferred exchanged 17,647.06 shares of Common Stock for each share of common stock of PEGI held by the Exchanging Stockholders (the "Exchange").

    In May 1998, Preferred consummated a private placement of 7% convertible subordinated notes due May 2003 (the "Notes") in the aggregate principal amount of $10,580,000.

    In August 1998, Preferred and Preferred Staffing exchanged, through a pooling-of-interests, all of the outstanding capital stock of National Explorers and Travelers Healthcare, Inc. for 517,085 shares of Preferred's common stock.

ITEM 27. EXHIBITS.

    The following is a list of Exhibits filed as a part of this Registration
Statement:


EXHIBITS                                       DESCRIPTION OF DOCUMENT                                         PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
      3.1  Certificate of Incorporation of Preferred (Incorporated herein by reference to Exhibit 3.1 to
           Preferred's Registration Statement on Form SB-2, No. 333-14103).

      3.2  By-Laws of Preferred (Incorporated herein by reference to Exhibit 3.2 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).

      4.1  Form of Representative Warrants (Incorporated herein by reference to Exhibit 4.1 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).

      4.2  Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.2 to
           Preferred's Registration Statement on Form SB-2, No. 333-14103).

      4.3  Form of 7% Convertible Subordinated Note (Incorporated herein by reference to Exhibit 4.1 to
           Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).

      4.4  Form of Agent's Warrant (Incorporated herein by reference to Exhibit 4.2 to Preferred's Current
           Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).

     *5.1  Opinion of Baer Marks & Upham LLP (validity of shares).

     10.1  Form of Preferred's 1996 Employee Stock Option Agreement (Incorporated herein by reference to
           Exhibit 10.1 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

     10.2  Form of Share Escrow Agreement among Preferred, Baer Marks & Upham LLP and Howard Odzer together with the Letter Agreement Regarding Additional Terms (Incorporated herein by reference to
           Exhibit 10.2 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

     10.3  Employment Agreement, dated May 15, 1995, between Preferred and Howard Odzer (Incorporated herein by reference to Exhibit 10.3 to Preferred's Registration Statement on Form SB-2, No.
           333-14103).

     10.4  Form of Employment Agreement between Preferred and Mel Harris (Incorporated herein by reference to Exhibit 10.4 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

EXHIBITS                                       DESCRIPTION OF DOCUMENT                                         PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
     10.5  Letter dated October 21, 1996, from Preferred to New Hampshire Insurance Company regarding the
           Reinsurance Agreement among P.E.G. Reinsurance Company, Ltd., The Insurance Company of the State
           of Pennsylvania and other AIG Affiliates and Form of Reinsurance Agreement (Incorporated herein by reference to Exhibit 10.5 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

     10.6  Office Space Lease Agreement, dated August 1, 1994, between Preferred and K/B Opportunity Fund
           I, LP and PEGI (Incorporated herein by reference to Exhibit 10.6 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).

     10.7  Form of Advisory Services Letter Agreement between Preferred and the Representative
           (Incorporated herein by reference to Exhibit 10.7 to Preferred's Registration Statement on Form
           SB-2, No. 333-14103).

     10.8  Stock Repurchase Agreement dated as of May 15, 1995, among Preferred, Howard Odzer and Ronald
           Rothstein (Incorporated herein by reference to Exhibit 10.8 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).

     10.9  Cost Sharing Agreement dated January 3, 1996, between Preferred and International Insurance
           Group, Inc. (Incorporated herein by reference to Exhibit 10.9 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).

    10.10  Form of Share Exchange Agreement among Preferred and certain stockholders of PEGI listed therein
           (Incorporated herein by reference to Exhibit 10.10 to Preferred's Registration Statement on Form
           SB-2, No. 333-14103).

    10.11  Amended and Restated Shareholders Agreement dated as of May 15, 1995, among Preferred, Howard
           Odzer and Mel Harris (Incorporated herein by reference to Exhibit 10.11 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).

    10.12  Form of Employment Agreement between Preferred and Howard Odzer (Incorporated herein by reference to Exhibit 10.12 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

    10.13  Agency Agreement dated September 1, 1994, among Preferred, General Accident Insurance Company of
           America ("GAIC") and certain affiliates of GAIC (Incorporated herein by reference to Exhibit
           10.13 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

    10.14  General Agency Agreement dated January 1, 1993, among Preferred, The Insurance Company of the
           State of Pennsylvania and certain affiliates of AIG (Incorporated herein by reference to Exhibit
           10.14 to Preferred's Registration Statement on Form SB-2, No. 333-14103).

    10.15  Preferred's 1996 Stock Option Plan (Incorporated by reference to Preferred's Annual Report on form 10KSB for the year ended December 31, 1997).

    10.16  Employment Agreement dated July 7, 1997, between Preferred and D. Mark Olson (Incorporated herein by reference to Preferred's Current Report on Form 8-K, dated July 7, 1997 (filed on July
           9, 1997)).

    10.17  Asset Purchase Agreement dated as of January 21, 1998, among HSSI Travel Nurse Operations, Inc.,
           Hospital Staffing Services, Inc. and Preferred Employers Acquisition Corp. (Incorporated herein by reference to Preferred's Current Report on Form 8-K, dated March 6, 1998 (filed on March 16,
           1998)).

EXHIBITS                                       DESCRIPTION OF DOCUMENT                                         PAGE
---------  ------------------------------------------------------------------------------------------------  ---------
    10.18  Shareholders Agreement dated as of February 11, 1997, among Preferred, Howard Odzer and Mel
           Harris (Incorporated hereby by reference to the Company's Annual Report on Form 10-KSB/A No. 1
           for the year ended December 31, 1997).

    10.19  Loan Agreement, dated May 4, 1998, between Preferred Healthcare Staffing, Inc. and City National
           Bank of Florida (Incorporated herein by reference to Exhibit 10.1 to Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).

    10.20  Promissory Note and Security Agreement dated April 27, 1998, by Preferred Healthcare Staffing,
           Inc. to City National Bank of Florida (Incorporated herein by reference to Exhibit 10.2 to
           Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).

    10.21  Continuous Guaranty, dated May 5, 1998, by Preferred to City National Bank of Florida
           (Incorporated herein by reference to Exhibit 10.3 to Preferred's Current Report on Form 8-K,
           dated May 4, 1998 (filed on June 2, 1998)).

    10.22  Stock Purchase Agreement, dated July 10, 1998, by and among Preferred Healthcare Staffing, Inc.,
           Debbie Bender-Balazich, Steven Barth, Steven Jones and Stephen M. McLaughlin (Incorporated
           herein by reference to Exhibit 10.1 to Preferred's Current Report on Form 8-K, dated July 10,
           1998 (filed on July 28, 1998)).

    10.23  Employment Agreement, made as of August 10, 1998, between Preferred Healthcare Staffing, Inc.
           and Debbie Bender-Balazich. (Incorporated herein by reference to Exhibit 10.1 to Preferred's
           Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).

    10.24  Stock Option Agreement, dated as of August 10, 1998, between Preferred and Debbie
           Bender-Balazich. (Incorporated herein by reference to Exhibit 10.2 to Preferred's Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).

    10.25  Employment Agreement, dated as of August 10, 1998, between Preferred Healthcare Staffing, Inc.
           and Stephen M. McLaughlin. (Incorporated herein by reference to Exhibit 10.3 to Preferred's
           Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).

    10.26  Stock Option Agreement, dated as of August 10, 1998, between Preferred and Stephen M.
           McLaughlin. (Incorporated herein by reference to Exhibit 10.4 to Preferred's Current Report on
           Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).

    10.27  Registration Rights Agreement, dated as of August 10, 1998, by and among Preferred and Debbie
           Bender-Balazich, Steven Barth, Steven Jones and Stephen M. McLaughlin. (Incorporated herein by reference to Exhibit 10.5 to Preferred's Current Report on Form 8-K, dated August 19, 1998
           (filed on August 20, 1998)).

    *21.1  Subsidiaries of the Company.

   **23.1  Consent of KPMG Peat Marwick LLP, Independent Accountants.

   **23.2  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    *23.3  Consent of Baer Marks & Upham LLP (included in Exhibit 5.1).

    *24.1  Power of Attorney (Included on the signature page of this Registration Statement).

    *27.1  Financial Data Schedule (not required).


------------------------


 *  Previously filed.



**  Filed herewith.

ITEM 28. UNDERTAKINGS.

    (a) Preferred hereby undertakes the following:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act, any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the Offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Preferred pursuant to the foregoing provisions, or otherwise, Preferred has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Preferred of expenses incurred or paid by a director, officer or controlling person of Preferred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Preferred will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) That it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form prospectus filed by Preferred under Rule 424(b)(1),or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the Common Stock at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on December 17, 1998.


                                PREFERRED EMPLOYERS HOLDINGS, INC

                                By:                       *
                                      ------------------------------------------
                                                      Mel Harris
                                                 CHAIRMAN, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Mel Harris and William R. Dresback or each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including posteffective amendments) to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                         TITLE                      DATE
------------------------------  ------------------------------  -------------------
                                Chairman of the Board,
              *                   President, Chief Executive
------------------------------    Officer and Director           December 17, 1998
          Mel Harris              (Principal Executive
                                  Officer)

                                Senior Vice President, Chief
   /s/ WILLIAM R. DRESBACK        Financial Officer and
------------------------------    Secretary (Principal           December 17, 1998
     William R. Dresback          Financial and Accounting
                                  Officer)

              *
------------------------------  Director                         December 17, 1998
       Stuart J. Gordon

              *
------------------------------  Director                         December 17, 1998
       Jack D. Burstein

              *
------------------------------  Director                         December 17, 1998
       Maxwell M. Rabb

   *By:      /s/ WILLIAM R.
           DRESBACK
------------------------------
     William R. Dresback
       Attorney-in-Fact

                          INDEX TO EXHIBITS FILED WITH
                        FORM SB-2 REGISTRATION STATEMENT

EXHIBITS                                       DESCRIPTION OF DOCUMENT                                          PAGE
---------  ------------------------------------------------------------------------------------------------  -----------
     3.1   Certificate of Incorporation of Preferred (Incorporated herein by reference to Exhibit 3.1 to
           Preferred's Registration Statement on Form SB-2, No. 333-14103).
     3.2   By-Laws of Preferred (Incorporated herein by reference to Exhibit 3.2 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).
     4.1   Form of Representative Warrants (Incorporated herein by reference to Exhibit 4.1 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).
     4.2   Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.2 to
           Preferred's Registration Statement on Form SB-2, No. 333-14103).
     4.3   Form of 7% Convertible Subordinated Note (Incorporated herein by reference to Exhibit 4.1 to
           Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).
     4.4   Form of Agent's Warrant (Incorporated herein by reference to Exhibit 4.2 to Preferred's Current
           Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).
    *5.1   Opinion of Baer Marks & Upham LLP (validity of shares).
    10.1   Form of Preferred's 1996 Employee Stock Option Agreement (Incorporated herein by reference to
           Exhibit 10.1 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.2   Form of Share Escrow Agreement among Preferred, Baer Marks & Upham LLP and Howard Odzer together with the Letter Agreement Regarding Additional Terms (Incorporated herein by reference to
           Exhibit 10.2 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.3   Employment Agreement, dated May 15, 1995, between Preferred and Howard Odzer (Incorporated herein by reference to Exhibit 10.3 to Preferred's Registration Statement on Form SB-2, No.
           333-14103).
    10.4   Form of Employment Agreement between Preferred and Mel Harris (Incorporated herein by reference to Exhibit 10.4 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.5   Letter dated October 21, 1996, from Preferred to New Hampshire Insurance Company regarding the
           Reinsurance Agreement among P.E.G. Reinsurance Company, Ltd., The Insurance Company of the State
           of Pennsylvania and other AIG Affiliates and Form of Reinsurance Agreement (Incorporated herein by reference to Exhibit 10.5 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.6   Office Space Lease Agreement, dated August 1, 1994, between Preferred and K/B Opportunity Fund
           I, LP and PEGI (Incorporated herein by reference to Exhibit 10.6 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).
    10.7   Form of Advisory Services Letter Agreement between Preferred and the Representative
           (Incorporated herein by reference to Exhibit 10.7 to Preferred's Registration Statement on Form
           SB-2, No. 333-14103).
    10.8   Stock Repurchase Agreement dated as of May 15, 1995, among Preferred, Howard Odzer and Ronald
           Rothstein (Incorporated herein by reference to Exhibit 10.8 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).
    10.9   Cost Sharing Agreement dated January 3, 1996, between Preferred and International Insurance
           Group, Inc. (Incorporated herein by reference to Exhibit 10.9 to Preferred's Registration
           Statement on Form SB-2, No. 333-14103).
    10.10  Form of Share Exchange Agreement among Preferred and certain stockholders of PEGI listed therein
           (Incorporated herein by reference to Exhibit 10.10 to Preferred's Registration Statement on Form
           SB-2, No. 333-14103).

EXHIBITS                                       DESCRIPTION OF DOCUMENT                                          PAGE
---------  ------------------------------------------------------------------------------------------------  -----------
    10.11  Amended and Restated Shareholders Agreement dated as of May 15, 1995, among Preferred, Howard
           Odzer and Mel Harris (Incorporated herein by reference to Exhibit 10.11 to Preferred's
           Registration Statement on Form SB-2, No. 333-14103).
    10.12  Form of Employment Agreement between Preferred and Howard Odzer (Incorporated herein by reference to Exhibit 10.12 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.13  Agency Agreement dated September 1, 1994, among Preferred, General Accident Insurance Company of
           America ("GAIC") and certain affiliates of GAIC (Incorporated herein by reference to Exhibit
           10.13 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.14  General Agency Agreement dated January 1, 1993, among Preferred, The Insurance Company of the
           State of Pennsylvania and certain affiliates of AIG (Incorporated herein by reference to Exhibit
           10.14 to Preferred's Registration Statement on Form SB-2, No. 333-14103).
    10.15  Preferred's 1996 Stock Option Plan (Incorporated by reference to Preferred's Annual Report on form 10KSB for the year ended December 31, 1997).
    10.16  Employment Agreement dated July 7, 1997, between Preferred and D. Mark Olson (Incorporated herein by reference to Preferred's Current Report on Form 8-K, dated July 7, 1997 (filed on July
           9, 1997)).
    10.17  Asset Purchase Agreement dated as of January 21, 1998, among HSSI Travel Nurse Operations, Inc.,
           Hospital Staffing Services, Inc. and Preferred Employers Acquisition Corp. (Incorporated herein by reference to Preferred's Current Report on Form 8-K, dated March 6, 1998 (filed on March 16,
           1998)).
    10.18  Shareholders Agreement dated as of February 11, 1997, among Preferred, Howard Odzer and Mel
           Harris (Incorporated hereby by reference to the Company's Annual Report on Form 10-KSB/A No. 1
           for the year ended December 31, 1997).
    10.19  Loan Agreement, dated May 4, 1998, between Preferred Healthcare Staffing, Inc. and City National
           Bank of Florida (Incorporated herein by reference to Exhibit 10.1 to Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).
    10.20  Promissory Note and Security Agreement dated April 27, 1998, by Preferred Healthcare Staffing,
           Inc. to City National Bank of Florida (Incorporated herein by reference to Exhibit 10.2 to
           Preferred's Current Report on Form 8-K, dated May 4, 1998 (filed on June 2, 1998)).
    10.21  Continuous Guaranty, dated May 5, 1998, by Preferred to City National Bank of Florida
           (Incorporated herein by reference to Exhibit 10.3 to Preferred's Current Report on Form 8-K,
           dated May 4, 1998 (filed on June 2, 1998)).
    10.22  Stock Purchase Agreement, dated July 10, 1998, by and among Preferred Healthcare Staffing, Inc.,
           Debbie Bender-Balazich, Steven Barth, Steven Jones and Stephen M. McLaughlin (Incorporated
           herein by reference to Exhibit 10.1 to Preferred's Current Report on Form 8-K, dated July 10,
           1998 (filed on July 28, 1998)).
    10.23  Employment Agreement, made as of August 10, 1998, between Preferred Healthcare Staffing, Inc.
           and Debbie Bender-Balazich. (Incorporated herein by reference to Exhibit 10.1 to Preferred's
           Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).
    10.24  Stock Option Agreement, dated as of August 10, 1998, between Preferred and Debbie
           Bender-Balazich. (Incorporated herein by reference to Exhibit 10.2 to Preferred's Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).
    10.25  Employment Agreement, dated as of August 10, 1998, between Preferred Healthcare Staffing, Inc.
           and Stephen M. McLaughlin. (Incorporated herein by reference to Exhibit 10.3 to Preferred's
           Current Report on Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).

EXHIBITS                                       DESCRIPTION OF DOCUMENT                                          PAGE
---------  ------------------------------------------------------------------------------------------------  -----------
    10.26  Stock Option Agreement, dated as of August 10, 1998, between Preferred and Stephen M.
           McLaughlin. (Incorporated herein by reference to Exhibit 10.4 to Preferred's Current Report on
           Form 8-K, dated August 19, 1998 (filed on August 20, 1998)).
    10.27  Registration Rights Agreement, dated as of August 10, 1998, by and among Preferred and Debbie
           Bender-Balazich, Steven Barth, Steven Jones and Stephen M. McLaughlin. (Incorporated herein by reference to Exhibit 10.5 to Preferred's Current Report on Form 8-K, dated August 19, 1998
           (filed on August 20, 1998)).
   *21.1   Subsidiaries of the Company.
  **23.1   Consent of KPMG Peat Marwick LLP, Independent Accountants.
  **23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   *23.3   Consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
   *24.1   Power of Attorney (Included on the signature page of this Registration Statement).
    27.1   Financial Data Schedule.


------------------------


 *  Previously filed.



**  Filed herewith.